                                                                    EXHIBIT 10.1
                                                           EXECUTION COUNTERPART



                 =============================================





                                CREDIT AGREEMENT

                                  dated as of

                               February 27, 1998

                                    between

                            NEXTEL ARGENTINA S.R.L.
                        (formerly McCaw Argentina S.A.),
                    The SUBSIDIARY GUARANTORS Party Hereto,

                            The LENDERS Party Hereto

                                      and

                           THE CHASE MANHATTAN BANK,
                            as Administrative Agent

                              --------------------
                                U.S. $83,000,000
                              --------------------




                 =============================================

                               TABLE OF CONTENTS

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ARTICLE I  DEFINITIONS                                                                                                  1
         SECTION 1.01.  Defined Terms.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 1
         SECTION 1.02.  Classification of Loans and Borrowings. . . . . . . . . . . . . . . . . . . . . . . . . . . .  25
         SECTION 1.03.  Terms Generally.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  25
         SECTION 1.04.  Accounting Terms; GAAP. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  25

ARTICLE II  THE CREDITS                                                                                                26
         SECTION 2.01.  The Commitments.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  26
         SECTION 2.02.  Loans and Borrowings. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  28
         SECTION 2.03.  Requests for Borrowings.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  31
         SECTION 2.04.  Letters of Credit.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  32
         SECTION 2.05.  Funding of Borrowings.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  37
         SECTION 2.06.  Interest Elections. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  37
         SECTION 2.07.  Termination and Reduction of the Commitments. . . . . . . . . . . . . . . . . . . . . . . . .  39
         SECTION 2.08.  Repayment of Loans; Evidence of Debt. . . . . . . . . . . . . . . . . . . . . . . . . . . . .  40
         SECTION 2.09.  Prepayment of Loans.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  41
         SECTION 2.10.  Fees. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  45
         SECTION 2.11.  Interest. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  46
         SECTION 2.12.  Alternate Rate of Interest. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  47
         SECTION 2.13.  Increased Costs.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  48
         SECTION 2.14.  Break Funding Payments. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  49
         SECTION 2.15.  Argentine Taxes.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  50
         SECTION 2.16.  Payments Generally; Pro Rata Treatment; Sharing of Set-offs.  . . . . . . . . . . . . . . . .  51
         SECTION 2.17.  Mitigation Obligations; Replacement of Lenders. . . . . . . . . . . . . . . . . . . . . . . .  54

ARTICLE III  GUARANTEE                                                                                                 55
         SECTION 3.01.  The Guarantee.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  55
         SECTION 3.02.  Obligations Unconditional.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  55
         SECTION 3.03.  Reinstatement.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  56
         SECTION 3.04.  Subrogation.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  56
         SECTION 3.05.  Remedies. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  57
         SECTION 3.06.  Instrument for the Payment of Money.  . . . . . . . . . . . . . . . . . . . . . . . . . . . .  57
         SECTION 3.07.  Continuing Guarantee. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  57
         SECTION 3.08.  Rights of Contribution. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  57
         SECTION 3.09.  General Limitation on Guarantee Obligations.  . . . . . . . . . . . . . . . . . . . . . . . .  58





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ARTICLE IV  REPRESENTATIONS AND WARRANTIES                                                                             58
         SECTION 4.01.  Organization. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  59
         SECTION 4.02.  Authorization; Enforceability.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  59
         SECTION 4.03.  Governmental Approvals; No Conflicts. . . . . . . . . . . . . . . . . . . . . . . . . . . . .  59
         SECTION 4.04.  Legal Form. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  59
         SECTION 4.05.  Financial Condition; No Material Adverse Change.  . . . . . . . . . . . . . . . . . . . . . .  60
         SECTION 4.06.  Properties. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  61
         SECTION 4.07.  Litigation and Environmental Matters. . . . . . . . . . . . . . . . . . . . . . . . . . . . .  61
         SECTION 4.08.  Compliance with Laws and Agreements.  . . . . . . . . . . . . . . . . . . . . . . . . . . . .  61
         SECTION 4.09.  Taxes.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  62
         SECTION 4.10.  Disclosure. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  62
         SECTION 4.11.  Material Agreements and Liens.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  62
         SECTION 4.12.  Subsidiaries, Etc.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  63
         SECTION 4.13.  Security Interests. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  63
         SECTION 4.14.  Ranking.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  64
         SECTION 4.15.  Commercial Activity; Absence of Immunity. . . . . . . . . . . . . . . . . . . . . . . . . . .  64
         SECTION 4.16.  Use of Credit.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  64
         SECTION 4.17.  Real Property.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  64
         SECTION 4.18.  Vendor Contract.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  64

ARTICLE V  CONDITIONS                                                                                                  65
         SECTION 5.01.  Closing Date. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  65
         SECTION 5.02.  Each Credit Event.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  69

ARTICLE VI  AFFIRMATIVE COVENANTS                                                                                      70
         SECTION 6.01.  Financial Statements and Other Information. . . . . . . . . . . . . . . . . . . . . . . . . .  70
         SECTION 6.02.  Notices of Material Events. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  71
         SECTION 6.03.  Existence; Conduct of Business. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  72
         SECTION 6.04.  Payment of Obligations. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  72
         SECTION 6.05.  Maintenance of Properties; Insurance. . . . . . . . . . . . . . . . . . . . . . . . . . . . .  73
         SECTION 6.06.  Books and Records; Inspection Rights. . . . . . . . . . . . . . . . . . . . . . . . . . . . .  73
         SECTION 6.07.  Compliance with Laws. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  73
         SECTION 6.08.  Use of Proceeds and Letters of Credit.  . . . . . . . . . . . . . . . . . . . . . . . . . . .  73
         SECTION 6.09.  Certain Obligations Respecting Subsidiaries.  . . . . . . . . . . . . . . . . . . . . . . . .  74
         SECTION 6.10.  Governmental Approvals. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  75
         SECTION 6.11.  Certain Additional Collateral Security. . . . . . . . . . . . . . . . . . . . . . . . . . . .  75

ARTICLE VII  NEGATIVE COVENANTS                                                                                        78
         SECTION 7.01.  Indebtedness. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  78
         SECTION 7.02.  Liens.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  79
         SECTION 7.03.  Fundamental Changes . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  80





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         SECTION 7.04.  Investments.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  81
         SECTION 7.05.  Restricted Payments.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  82
         SECTION 7.06.  Transactions with Affiliates. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  82
         SECTION 7.07.  Restrictive Agreements. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  82
         SECTION 7.08.  Certain Financial Covenants.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  83
         SECTION 7.09.  Modifications of Certain Documents. . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  88
         SECTION 7.10.  Fiscal Year.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  88
         SECTION 7.11.  Limitation on Optional Payments and Modifications of Debt Instruments.  . . . . . . . . . . .  88

ARTICLE VIII  EVENTS OF DEFAULT                                                                                        89

ARTICLE IX  THE ADMINISTRATIVE AGENT                                                                                   93

ARTICLE X  MISCELLANEOUS                                                                                               95
         SECTION 10.01.  Notices. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  95
         SECTION 10.02.  Waivers; Amendments. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  96
         SECTION 10.03.  Expenses; Indemnity; Damage Waiver.  . . . . . . . . . . . . . . . . . . . . . . . . . . . .  97
         SECTION 10.04.  Successors and Assigns.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  99
         SECTION 10.05.  Survival.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 102
         SECTION 10.06.  Counterparts; Integration; Effectiveness.  . . . . . . . . . . . . . . . . . . . . . . . . . 103
         SECTION 10.07.  Severability.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 103
         SECTION 10.08.  Right of Setoff. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 103
         SECTION 10.09.  Governing Law. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 103
         SECTION 10.10.  Jurisdiction, Service of Process and Venue.  . . . . . . . . . . . . . . . . . . . . . . . . 104
         SECTION 10.11.  WAIVER OF JURY TRIAL.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 105
         SECTION 10.12.  No Immunity. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 105
         SECTION 10.13.  Judgment Currency; Foreign Exchange. . . . . . . . . . . . . . . . . . . . . . . . . . . . . 105
         SECTION 10.14.  Use of English Language. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 107
         SECTION 10.15.  Headings.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 107
         SECTION 10.16.  Treatment of Certain Information; Confidentiality. . . . . . . . . . . . . . . . . . . . . . 107

SCHEDULE I       - Commitments
SCHEDULE II      - Government Approvals and Licenses
SCHEDULE III     - Indebtedness
SCHEDULE IV      - Material Agreements and Liens
SCHEDULE V       - Restrictive Agreements
SCHEDULE VI      - Litigation and Environmental Matters
SCHEDULE VII     - Subsidiaries and Investments
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                                                                                                                     Page
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
EXHIBIT A              -   Form of Borrowing Request
EXHIBIT B              -   Form of Assignment and Acceptance
EXHIBIT C-1  -         -   Form of Parent Pledge Agreement
EXHIBIT C-2  -         -   Form of Undertaking and Security Agreement
EXHIBIT D-1  -         -   Form of Capital Subscription Agreement
EXHIBIT D-2  -         -   Form of Consent and Agreement
EXHIBIT E              -   Form of Opinion of Special New York Counsel to the Relevant Parties
EXHIBIT F              -   Form of Opinion of Special Argentine Counsel to the Borrower
EXHIBIT G              -   Form of Opinion of Special Argentine Counsel to Chase

EXHIBIT H              -   Form of Opinion of Special New York Counsel to Chase
EXHIBIT I              -   Form of Guarantee Assumption Agreement
EXHIBIT J              -   Form of Process Agent Acceptance

                 CREDIT AGREEMENT dated as of February 27, 1998, between NEXTEL ARGENTINA S.R.L. (formerly McCaw Argentina S.A.), the SUBSIDIARY GUARANTORS party hereto, the LENDERS party hereto and THE CHASE MANHATTAN BANK, as Administrative Agent.

                 The Borrower (as hereinafter defined) has requested that the Lenders (as so defined) extend credit (by means of loans and letters of credit) to it in an aggregate principal amount not exceeding U.S. $83,000,000 at any one time outstanding (which amount may, in the circumstances herein provided be increased to U.S. $150,000,000), the proceeds of such extensions of credit to be used (a) in the case of Tranche A1 Loans, Tranche A2 Loans and Incremental Facility Loans (as so defined), to finance the import of capital goods by the Borrower into Argentina and (b) in the case of Tranche B1 Loans, Tranche B2 Loans and Incremental Facility Loans (as so defined), to finance capital expenditures related to the development, expansion and upgrade of the Borrower's network system, to finance permitted spectrum acquisitions by the Borrower, and to finance the general working capital needs of the Borrower and its subsidiaries. The Lenders are prepared to extend such credit upon the terms and conditions hereof and, accordingly, the parties hereto agree as follows:


                                   ARTICLE I

                                  DEFINITIONS

                   SECTION 1.01. Defined Terms. As used in this Agreement, the following terms have the meanings specified below:

                 "ABR", when used in reference to any Loan or Borrowing, refers to whether such Loan, or the Loans comprising such Borrowing, are bearing interest at a rate determined by reference to the Alternate Base Rate.

                 "Adjusted LIBO Rate" means, with respect to any Eurodollar Borrowing for any Interest Period, an interest rate per annum (rounded upwards, if necessary, to the next 1/16 of 1%) equal to (a) the LIBO Rate for such Interest Period multiplied by (b) the Statutory Reserve Rate.

                 "Administrative Agent" means The Chase Manhattan Bank, in its capacity as administrative agent for the Lenders hereunder.





                                Credit Agreement

                 "Administrative Questionnaire" means an Administrative Questionnaire in a form supplied by the Administrative Agent.

                 "Affiliate" means, with respect to a specified Person, another Person that directly, or indirectly through one or more intermediaries, Controls or is Controlled by or is under common Control with the Person specified.

                 "Alternate Base Rate" means, for any day, a rate per annum equal to the greatest of (a) the Prime Rate in effect on such day, (b) the Base CD Rate in effect on such day plus 1% and (c) the Federal Funds Effective Rate in effect on such day plus 1/2 of 1%. Any change in the Alternate Base Rate due to a change in the Prime Rate, the Base CD Rate or the Federal Funds Effective Rate shall be effective from and including the effective date of such change in the Prime Rate, the Base CD Rate or the Federal Funds Effective Rate, respectively.

                 "Applicable Margin" means (a) 3.75% per annum in the case of Eurodollar Loans and (b) 2.75% per annum in the case of ABR Loans.

                 "Applicable Percentage" means (a) with respect to any Tranche A2 Lender for purposes of Section 2.04, the percentage of the total Tranche A2 Commitments represented by such Lender's Tranche A2 Commitment, (b) with respect to any Tranche B2 Lender for purposes of Section 2.04, the percentage of the total Tranche B2 Commitments represented by such Lender's Tranche B2 Commitment and (c) with respect to any Lender in respect of any indemnity claim under Section 10.03(c) arising out of an action or omission of the Administrative Agent under this Agreement, the percentage of the total Commitments or Loans of all Classes hereunder represented by the aggregate amount of such Lender's Commitment or Loans of all Classes hereunder.

                 "Argentina" means the Republic of Argentina.

                 "Argentine Taxes" means any and all Taxes imposed by Argentina or any taxing authority thereof or therein, other than Excluded Taxes and Other Taxes.

                 "Assessment Rate" means, for any day, the annual assessment rate in effect on such day that is payable by a member of the Bank Insurance Fund classified as "well-capitalized" and within supervisory subgroup "B" (or a comparable successor risk classification) within the meaning of 12 C.F.R. Part 327 (or any successor provision) to the Federal Deposit Insurance Corporation for insurance by such Corporation of time deposits made in U.S. Dollars at the offices of such member in the United States; provided that if, as a result of any change in any law, rule or regulation, it is no longer possible to determine the Assessment



                                Credit Agreement

Rate as aforesaid, then the Assessment Rate shall be such annual rate as shall be determined by the Administrative Agent to be representative of the cost of such insurance to the Lenders.

                 "Assignment and Acceptance" means an assignment and acceptance entered into by a Lender and an assignee (with the consent of any party whose consent is required by Section 10.04), and accepted by the Administrative Agent, in the form of Exhibit B or any other form approved by the Administrative Agent.

                 "Availability Period" means the period from and including the Closing Date to and including the Commitment Termination Date.

                 "Average Life to Maturity" means, as at any date of determination with respect to any Indebtedness, the quotient obtained by dividing (a) the sum of the products of (i) the number of years from such date of determination to the date or dates of each successive principal payment of such Indebtedness multiplied by (ii) the amount of each such principal payment by (b) the sum of all such principal payments.

                 "Base Case Projections" means the base case projections, including the quarterly projections through December 31, 2000, agreed between the Borrower and the Lenders.

                 "Base CD Rate" means the sum of (a) the Three-Month Secondary CD Rate multiplied by the Statutory Reserve Rate plus (b) the Assessment Rate.

                 "Board" means the Board of Governors of the Federal Reserve System of the United States of America.

                 "Borrower" means Nextel Argentina S.R.L., an Argentine sociedad de responsabilidad limitada.

                 "Borrowing" means Loans of the same Class and Type, made, converted or continued on the same date and, in the case of Eurodollar Loans, as to which a single Interest Period is in effect.

                 "Borrowing Request" means a request by the Borrower for a Borrowing in accordance with Section 2.03 substantially in the form of Exhibit A.

                 "Business Day" means any day that is not a Saturday, Sunday or other day on which commercial banks in New York City are authorized or required by law to remain closed; provided that, when used in connection with a Eurodollar Loan, the term "Business Day" shall





                                Credit Agreement
also exclude any day on which banks are not open for dealings in U.S. Dollar deposits in the London interbank market.

                 "Capital Expenditures" means, for any period, the sum of (a) expenditures (including the aggregate amount of Capital Lease Obligations incurred during such period and the aggregate amount used to purchase handsets for use in rental or leasing programs) made by the Borrower or any of its Subsidiaries to acquire or construct fixed assets, plant and equipment (including renewals, improvements and replacements, but excluding repairs) during such period computed in accordance with GAAP plus (b) the value of equipment contributed during such period directly or indirectly through the Parent by the Parent Shareholder to the Borrower in respect of its Capital Stock during such period as contemplated in the definition of "Equity Capital" in this Section 1.01 (and, for purposes hereof, the amount of the "Capital Expenditure" arising upon such contribution shall be deemed to be equal to the value of such equipment so contributed as provided in the last sentence of such definition of "Equity Capital").

                 "Capital Lease" means, with respect to any Person, any lease of (or other arrangement conveying the right to use) real or personal property, or a combination thereof, which obligations are required to be classified and accounted for as capital leases on a balance sheet of such Person under GAAP, and the amount of such obligations shall be the capitalized amount thereof determined in accordance with GAAP.

                 "Capital Lease Obligations" of any Person means the obligations of such Person to pay rent or other amounts under any Capital Leases.

                 "Capital Stock" means, as to any Person, any and all shares, quotas, interests, rights to purchase, warrants, options, participations or other equivalents or interest in (however designated) the common or preferred equity or equity or preference share capital of such Person, each of which shall be nonredeemable.

                 "Capital Subscription Agreement" means a Capital Subscription Agreement, substantially in the form of Exhibit D-1, pursuant to which the Parent Shareholder agrees to capitalize the Parent and the Parent agrees to capitalize the Borrower, in each case by investing in the equity capital of the Parent and the Borrower, as applicable.

                 "Cayman Islands Pledge Agreement" means a Cayman Islands Pledge Agreement between the holder or holders of all of the issued and outstanding shares of Capital Stock of the Parent and the Administrative Agent, pursuant to which such holders shall pledge such shares of Capital Stock under the law of the Cayman Islands (and under such other laws as shall be appropriate in each case in a manner and pursuant to documentation satisfactory to the





                                Credit Agreement

Administrative Agent), in each case in form and substance satisfactory to the Administrative Agent.

                 "Change in Law" means (a) the adoption by any relevant Governmental Authority of any law, decree, rule or regulation after the date of this Agreement, (b) any change in any law, decree, rule or regulation or in the interpretation or application thereof by any relevant Governmental Authority after the date of this Agreement or (c) compliance by any Lender or the Issuing Lender (or, for purposes of Section 2.13(b), by any lending office of such Lender or by such Lender's or the Issuing Lender's holding company, if any) with any request, guideline or directive (whether or not having the force of law) of any Governmental Authority charged with the interpretation or administration thereof made or issued after the date of this Agreement.

                 "Change of Control" means that the Parent Shareholder shall fail to own directly or indirectly at least 51% of the fully diluted economic equity interests in the Borrower and to have the right directly or indirectly to vote a majority of the quotas of capital of the Borrower and appoint a majority of the managers or administrators of the Borrower.

                 "Chase" means The Chase Manhattan Bank, a New York banking corporation.

                 "Class" when used in reference to any Loan, Borrowing or Letter of Credit, refers to whether such Loan, or the Loans comprising such Borrowing, are Tranche A1 Loans, Tranche A2 Loans, Tranche B1 Loans, Tranche B2 Loans or Incremental Facility Loans, or whether such Letter of Credit is a Tranche A2 Letter of Credit or a Tranche B2 Letter of Credit and, when used in reference to any Commitment, refers to whether such Commitment is a Tranche A1 Commitment, Tranche A2 Commitment, Tranche B1 Commitment, Tranche B2 Commitment or Incremental Facility Commitment.

                 "Closing Date" means the date on which the conditions specified in Section 5.01 are satisfied (or waived in accordance with Section 10.02).

                 "Commitment" means a Tranche A1 Commitment, Tranche A2 Commitment, Tranche B1 Commitment, Tranche B2 Commitment or Incremental Facility Commitment, or any combination thereof (as the context requires).

                 "Commitment Termination Date" means the Quarterly Date falling on or nearest to March 31, 2000.

                 "Consent and Agreement" means a Consent and Agreement, substantially in the form of Exhibit D-2, pursuant to which the Parent Shareholder and the Parent consent to the





                                Credit Agreement
collateral assignment by the Parent and the Borrower to the Administrative Agent of their respective rights under the Capital Subscription Agreement

                 "Control" means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a Person, whether through the ability to exercise voting power, by contract or otherwise. "Controlling" and "Controlled" have meanings correlative thereto.

                 "Covered Property" means, collectively, the Licenses, all contract rights (including rights relating to the Borrower's network system), all material undertakings (including insurance policies), all equipment, machinery, facilities, tangible personal property, inventory, real estate and shares of capital stock or other ownership interests in Subsidiaries (other than Excepted Property).

                 "Default" means any event or condition which constitutes an Event of Default or which upon notice, lapse of time or both would, unless cured or waived, become an Event of Default.

                 "Disposition" means any sale, assignment, transfer or other disposition of any property (whether now owned or hereafter acquired) by the Borrower or any of its Subsidiaries to any other Person. The term Dispose has a meaning correlative thereto.

                 "Disposition Investment" means, with respect to any Disposition, any promissory notes or other evidences of indebtedness or Investments received by the Borrower or any of its Subsidiaries in connection with such Disposition.

                 "EBITDA" means for any period, the sum, for the Borrower and its Subsidiaries (determined on a consolidated basis without duplication in accordance with GAAP), of the following: (a) net income (calculated before taxes, Interest Expense, extraordinary and unusual items and income or loss attributable to equity in affiliates) for such period plus (b) depreciation and amortization (to the extent deducted in determining net income) for such period.

                 "Environmental Laws" means all statutes, laws, rules, regulations, codes, ordinances, orders, decrees, judgments, injunctions, notices or binding agreements issued, promulgated or entered into by or with, any Argentine Governmental Authority (or any other Governmental Authority having jurisdiction over the business, operations or properties of the Borrower or any of its Subsidiaries), relating in any way to the environment, preservation or reclamation of natural resources, the management, release or threatened release of any Hazardous Substance or to health and safety matters.





                                Credit Agreement

                 "Environmental Liability" means any liability, contingent or otherwise (including any liability for damages, costs of environmental remediation, fines, penalties or indemnities), of the Borrower or any Subsidiary directly or indirectly resulting from or based upon (a) violation of any Environmental Law, (b) the generation, use, handling, transportation, storage, treatment or disposal of any Hazardous Substances, (c) exposure to any Hazardous Substance, (d) the release or threatened release of any Hazardous Substances into the environment or (e) any contract, agreement or other consensual arrangement pursuant to which liability is assumed or imposed with respect to any of the foregoing.

                 "Equity Capital" means (i) the amount of cash consideration paid to the Borrower in exchange for newly- issued Capital Stock of the Borrower, (ii) the amount of any irrevocable contribution of cash to the Borrower in respect of its Capital Stock made by any then-existing equityholder and (iii) the value of equipment contributed directly or indirectly through the Parent by the Parent Shareholder to the Borrower, in respect of its Capital Stock, so long as such equipment is newly manufactured and has been purchased by the Parent Shareholder from third party vendor(s), not an Affiliate, within 30 days prior to the date of delivery of such equipment to the Borrower. For purposes hereof, the value of any equipment contributed to the Borrower as contemplated by the foregoing clause (iii) shall be valued at the purchase price therefor reflected on the invoice of the respective vendor.

                 "Equity Rights" means, with respect to any Person, any subscriptions, options, warrants, commitments, preemptive rights or agreements of any kind (including any shareholders' or voting trust agreements) for the issuance, sale, registration or voting of, or securities convertible into, any additional shares of capital stock or quotas of any class, or partnership or other ownership interests of any type in, such Person.

                 "Eurodollar", when used in reference to any Loan or Borrowing, refers to whether such Loan, or the Loans comprising such Borrowing, are bearing interest at a rate determined by reference to the Adjusted LIBO Rate.

                 "Event of Default" has the meaning assigned to such term in
Article VIII.

                 "Excepted Property" means, as to any Person, (a) all equipment, machinery and tangible personal property of such Person that is not identified by serial numbers or similar identifying marks and (b) all desks, personal computers and miscellaneous office supplies whether or not identified by serial numbers or similar identifying marks.





                                Credit Agreement

                 "Excess Cash Flow" means, for any fiscal year, (a) EBITDA for such fiscal year minus (b) the sum of (i) Capital Expenditures made during such fiscal year (except for any such Capital Expenditures to the extent financed with the proceeds of Indebtedness, or Capital Lease Obligations, incurred pursuant to Section 7.01 during such fiscal year) plus (ii) all regularly scheduled payments of principal of Indebtedness (including, without limitation, the principal component of any payments in respect of Capital Lease Obligations) made during such fiscal year plus (iii) all Interest Expense for such fiscal year plus (iv) the aggregate amount of taxes paid or payable in respect of the income or profit of the Borrower and its Subsidiaries for such fiscal year plus (iv) the aggregate amount by which Working Capital shall increase (or minus the aggregate amount by which Working Capital shall decrease) from the beginning of such fiscal year to the end of such fiscal year.

                 "Excluded Taxes" means, with respect to the Administrative Agent, the Issuing Lender, any Lender, or any other recipient of any payment to be made by or on account of any obligation of the Borrower hereunder, (a) income or franchise taxes imposed on (or measured by) its net income by the jurisdiction under the laws of which such recipient is organized or in which its principal office is located or, in the case of any Lender, in which its applicable lending office is located, (b) any tax similar to the branch profits taxes imposed by the United States of America that is imposed by Argentina and
(c) in the case of a Foreign Lender (other than an assignee pursuant to a request by the Borrower under Section 2.17(b)), any withholding tax that is imposed on amounts payable to such Foreign Lender at a rate that does not exceed the rate imposed at the time such Foreign Lender becomes a party to this Agreement or is attributable to such Foreign Lender's failure to comply with
Section 2.15(c), except to the extent that such Foreign Lender's assignor (if any) was entitled, at the time of assignment, to receive additional amounts from the Borrower with respect to such withholding tax pursuant to Section 2.15(a).

                 "Federal Funds Effective Rate" means, for any day, the weighted average (rounded upwards, if necessary, to the next 1/100 of 1%) of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers, as published on the next succeeding Business Day by the Federal Reserve Bank of New York, or, if such rate is not so published for any day that is a Business Day, the average (rounded upwards, if necessary, to the next 1/100 of 1%) of the quotations for such day for such transactions received by the Administrative Agent from three Federal funds brokers of recognized standing selected by it.

                 "Financial Officer" means the chief financial officer, principal accounting officer, treasurer or controller of the Borrower.





                                Credit Agreement

                 "Foreign Lender" means any Lender that is organized under the laws of a jurisdiction other than Argentina.

                 "Funded Indebtedness" means, for any Person, any Indebtedness of such Person of the type referred to in clauses (a) through (e) (inclusive) and (h) of the definition of "Indebtedness" in this Section 1.01 (and any Guarantees by such Person of any Funded Indebtedness of others).

                 "GAAP" means generally accepted accounting principles in effect from time to time in the United States of America.

                 "Governmental Authority" means the government of the United States of America, Argentina, any other nation or any political subdivision thereof, whether state or local, and any agency, authority, instrumentality, regulatory body, court, central bank or other entity (including any federal or other association of or with which any such nation may be a member or associated) exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government.

                 "Guarantee" of or by any Person (the "guarantor") means any obligation, contingent or otherwise, of the guarantor guaranteeing or having the economic effect of guaranteeing any Indebtedness or other obligation of any other Person (the "primary obligor") in any manner, whether directly or indirectly, and including any obligation of the guarantor, direct or indirect,
(a) to purchase or pay (or advance or supply funds for the purchase or payment of) such Indebtedness or other obligation or to purchase (or to advance or supply funds for the purchase of) any security for the payment thereof, (b) to purchase or lease property, securities or services for the purpose of assuring the owner of such Indebtedness or other obligation of the payment thereof, (c) to maintain working capital, equity capital or any other financial statement condition or liquidity of the primary obligor so as to enable the primary obligor to pay such Indebtedness or other obligation or (d) as an account party in respect of any letter of credit or letter of guaranty issued to support such Indebtedness or obligation; provided, that the term Guarantee shall not include endorsements for collection or deposit in the ordinary course of business.

                 "Guarantee Assumption Agreement" means a Guarantee Assumption Agreement substantially in the form of Exhibit I by an entity that, pursuant to
Section 6.09(a) is required to become a "Subsidiary Guarantor" hereunder in favor of the Administrative Agent.

                 "Guaranteed Obligations" has the meaning assigned to such term in Section 3.01.





                                Credit Agreement

                 "Hazardous Substances" means any toxic, radioactive, caustic or otherwise hazardous substance, including petroleum, its derivatives, by-products and other hydrocarbons, including natural gas, or like substances, each of which is subject to regulation under any Environmental Laws.

                 "Hedging Agreement" means any interest rate protection agreement, foreign currency exchange agreement, commodity price protection agreement or other interest or currency exchange rate or commodity price hedging arrangement.

                 "Incremental Facility Commitment" of any Series means, with respect to each Lender, the commitment, if any, of such Lender to make Incremental Facility Loans of such Series, as such commitment may be (a) reduced from time to time pursuant to Section 2.07 or 2.09(b) and (b) reduced or increased from time to time pursuant to assignments by or to such Lender pursuant to Section 10.04. The amount of each Lender's Incremental Facility Commitment of any Series shall be determined in accordance with the provisions of Section 2.01(e). The aggregate amount of the Incremental Facility Commitments of all Series shall not exceed U.S. $50,000,000.

                 "Incremental Facility Lenders" means, in respect of any series of Incremental Facility Loans, a Lender with an Incremental Facility Commitment of such Series or, if the Incremental Facility Commitments of such Series have terminated or expired, a Lender with Incremental Facility Loans of such Series.

                 "Incremental Facility Loans" means the Loans described in
Section 2.01(e) which may be ABR Loans and/or Eurodollar Loans.

                 "Indebtedness" of any Person means, without duplication, (a) all obligations of such Person for borrowed money or with respect to deposits or advances of any kind, (b) all obligations of such Person evidenced by bonds, debentures, notes or similar instruments, (c) all obligations of such Person upon which interest charges are customarily paid (excluding current accounts payable and trade accounts payable incurred in the ordinary course of business but including any of the foregoing arising pursuant to vendor financing arrangements or the like), (d) all obligations of such Person under conditional sale or other title retention agreements relating to property acquired by such Person, (e) all obligations of such Person in respect of the deferred purchase price of property or services (excluding current accounts payable and trade accounts payable incurred in the ordinary course of business but including any of the foregoing arising pursuant to vendor financing arrangements or the like), (f) all Indebtedness of others secured by (or for which the holder of such Indebtedness has an existing right, contingent or otherwise, to be secured
by) any Lien on property owned or acquired by such Person, whether or





                                Credit Agreement
not the Indebtedness secured thereby has been assumed, (g) all Guarantees by such Person of Indebtedness of others, (h) all Capital Lease Obligations of such Person, (i) all obligations, contingent or otherwise, of such Person as an account party in respect of letters of credit and letters of guaranty and (j) all obligations, contingent or otherwise, of such Person in respect of bankers' acceptances. The Indebtedness of any Person shall include the Indebtedness of any other entity (including any partnership in which such Person is a general partner) to the extent such Person is liable therefor as a result of such Person's ownership interest in or other relationship with such entity, except to the extent the terms of such Indebtedness provide that such Person is not liable therefor.

                 "Information Memorandum" means the Confidential Information Memorandum dated January 1998 prepared in connection with the syndication of the facilities contemplated by this Agreement.

                 "Interconnection Agreement" means an Interconnection Agreement with an Argentine carrier acceptable to the Required Lenders, sufficient for the initial build-out of the Borrower's network system to the levels contemplated by the Base Case Projections, and otherwise in form and substance satisfactory to the Required Lenders.

                 "Interest Coverage Ratio" means, as at any date of determination thereof, the ratio of (a) the product of EBITDA for the fiscal quarter ending on or most recently ended prior to such date times four to (b) Interest Expense for the period of four fiscal quarters ending on such date.

                 "Interest Election Request" means a request by the Borrower to convert or continue a Borrowing in accordance with Section 2.06.

                 "Interest Expense" means, for any period, the sum, for the Borrower and its Subsidiaries (determined on a consolidated basis without duplication in accordance with GAAP), of the following: (a) all interest and fees in respect of Indebtedness (including the interest component of any payments in respect of Capital Lease Obligations) accrued or capitalized during such period, but excluding any interest not required to be paid in cash during such period plus (b) the net amount payable (or minus the net amount receivable) under Hedging Agreements during such period (whether or not actually paid or received during such period).

                 "Interest Payment Date" means (a) with respect to any ABR Loan, each Quarterly Date and (b) with respect to any Eurodollar Loan, the last day of the Interest Period applicable to the Borrowing of which such Loan is a part and, in the case of a Eurodollar Borrowing with an Interest Period of more than three months' duration, each day prior to the last day of such





                                Credit Agreement

Interest Period that occurs at intervals of three months' duration after the first day of such Interest Period.

                 "Interest Period" means, with respect to any Eurodollar Borrowing, the period commencing on the date of such Borrowing and ending on the numerically corresponding day in the calendar month that is one, two, three or six months thereafter, as the Borrower may elect; provided, that (i) if any Interest Period would end on a day other than a Business Day, such Interest Period shall be extended to the next succeeding Business Day unless such next succeeding Business Day would fall in the next calendar month, in which case such Interest Period shall end on the next preceding Business Day, (ii) any Interest Period that commences on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the last calendar month of such Interest Period) shall end on the last Business Day of the last calendar month of such Interest Period and (iii) if any Interest Period commences before the Readjustment Date and would otherwise end thereafter, such Interest Period shall end on the Readjustment Date, provided that in no event shall any such Interest Period have a duration of less than one month. For purposes hereof, the date of a Borrowing initially shall be the date on which such Borrowing is made and thereafter shall be the effective date of the most recent conversion or continuation of such Borrowing.

                 "Investment" means, for any Person: (a) the acquisition (whether for cash, property, services or securities or otherwise) of capital stock, quotas, bonds, notes, debentures, partnership or other ownership interests or other securities of any other Person or any agreement to make any such acquisition (including any "short sale" or any sale of any securities at a time when such securities are not owned by the Person entering into such sale);
(b) the making of any deposit with, or advance, loan or other extension of credit to, any other Person (including the purchase of property from another Person subject to an understanding or agreement, contingent or otherwise, to resell such property to such Person), but excluding any such advance, loan or extension of credit having a term not exceeding 90 days arising in connection with the sale of inventory or supplies or the providing of services by such Person in the ordinary course of business; (c) the entering into of any Guarantee of, or other contingent obligation with respect to, Indebtedness or other liability of any other Person and (without duplication) any amount committed to be advanced, lent or extended to such Person; or (d) the entering into of any Hedging Agreement.

                 "Issuing Lender" means Chase, in its capacity as the issuer of Letters of Credit hereunder, and its successors in such capacity as provided in
Section 2.04(j).

                 "LC Disbursement" means, as applicable, a Tranche A2 LC Disbursement or a Tranche B2 LC Disbursement.





                                Credit Agreement

                 "LC Exposure" means, collectively, the Tranche A2 LC Exposure and the Tranche B2 LC Exposure.

                 "Lenders" means the Persons listed on Schedule I and any other Person that shall have become a party hereto pursuant to an Assignment and Acceptance, other than any such Person that ceases to be a party hereto pursuant to an Assignment and Acceptance.

                 "Letter of Credit" means, collectively, the Tranche A2 Letters of Credit and the Tranche B2 Letters of Credit.

                 "Letter of Credit Documents" means, with respect to any Letter of Credit, collectively, any application therefor and any other agreements, instruments, guarantees or other documents (whether general in application or applicable only to such Letter of Credit) governing or providing for (a) the rights and obligations of the parties concerned or at risk with respect to such Letter of Credit or (b) any collateral security for any of such obligations, each as the same may be modified and supplemented and in effect from time to time.

                 "Leverage Ratio" means, as at any date, the ratio of (a) aggregate outstanding principal amount of all Funded Indebtedness of the Borrower and its Subsidiaries (determined on a consolidated basis, without duplication, in accordance with GAAP) on such date to (b) the product of EBITDA for the fiscal quarter ending on or most recently ended prior to such date times four.

                 "LIBO Rate" means, with respect to any Eurodollar Borrowing for any Interest Period, the rate appearing on Page 3750 of the Dow Jones Markets Service (or on any successor or substitute page of such Service, or any successor to or substitute for such Service, providing rate quotations comparable to those currently provided on such page of such Service, as determined by the Administrative Agent from time to time for purposes of providing quotations of interest rates applicable to U.S. Dollar deposits in the London interbank market) at approximately 11:00 a.m., London time, two Business Days prior to the commencement of such Interest Period, as the rate for U.S. Dollar deposits with a maturity comparable to such Interest Period.
In the event that such rate is not available at such time for any reason, then the LIBO Rate with respect to such Eurodollar Borrowing for such Interest Period shall be the rate at which U.S. Dollar deposits of U.S. $5,000,000 and for a maturity comparable to such Interest Period are offered by the principal London office of the Administrative Agent in immediately available funds in the London interbank market at approximately 11:00 a.m., London time, two Business Days prior to the commencement of such Interest Period.





                                Credit Agreement

                 "Licenses" means each license, concession, permit, consent, authorization, registration or approval at any time necessary to enable the Borrower to comply with any of its obligations under this Agreement and each license described in Schedule II.

                 "Lien" means, with respect to any asset, (a) any mortgage, deed of trust, lien, pledge, hypothecation, encumbrance, charge or security interest in, on or of such asset, (b) the interest of a vendor or a lessor under any conditional sale agreement, capital lease or title retention agreement (or any financing lease having substantially the same economic effect as any of the foregoing) relating to such asset and (c) in the case of securities, any purchase option, call or similar right of a third party with respect to such securities.

                 "Loan Documents" means, collectively, this Agreement, the Letter of Credit Documents, the Security Documents and the Capital Subscription Agreement.

                 "Loans" means the loans made by the Lenders to the Borrower pursuant to this Agreement.

                 "Margin Stock" means "margin stock" within the meaning of Regulations G, T, U and X of the Board.

                 "Material Adverse Effect" means any event, development or circumstance that has had, or could reasonably be expected to have, a material adverse effect on (a) the business, assets, property, condition, financial or otherwise, or prospects of the Borrower and its Subsidiaries taken as a whole,
(b) the ability of the Borrower to perform any of its obligations under this Agreement or any of the other Loan Documents to which it is a party, (c) the validity or enforceability of any of the Loan Documents or the rights and remedies of the Administrative Agent and the Lenders thereunder or (d) the economic, political or regulatory environment in Argentina affecting the business, operations, properties or prospects of the Borrower and its subsidiaries.

                 "Maturity Date" means that Quarterly Date falling on or nearest to March 31, 2003.

                 "Moody's" means Moody's Investors Service, Inc.

                 "Mortgages" means, collectively, each mortgage or other similar instrument from time to time executed by any of the Obligors in favor of the Administrative Agent and the Lenders (or in favor of Chase individually), as provided in Section 6.11, covering the real property identified in the Real Property Certificate, or any other real property acquired by the





                                Credit Agreement

Obligors after the date hereof as shall be required to be subjected to a Lien in favor of the Administrative Agent pursuant to Section 6.11(a).

                 "Net Cash Payments" means, with respect to any Disposition, the aggregate amount of all cash payments received by the Borrower or the Subsidiaries directly or indirectly in connection with such Disposition, whether at the time of such Disposition or after such Disposition under deferred payment arrangements or Investments entered into or received in connection with such Disposition (including Disposition Investments); provided that

                 (a) Net Cash Payments shall be net of (i) the amount of any legal, title and recording tax expenses, commissions and other fees and expenses payable by the Borrower or any of its Subsidiaries in connection with such Disposition and (ii) any Federal, state and local income or other taxes estimated to be payable by the Borrower or any of its Subsidiaries as a result of such Disposition, but only to the extent that on the date of such Disposition the Borrower delivers a certificate of a Financial Officer setting forth a calculation of the amount of such estimated taxes and delivers an amount of such Net Cash Payments equal to such estimated taxes to the Administrative Agent until such payment of taxes is in fact made, it being understood that to the extent the amount so deposited is not applied to such payment of taxes by March 15 of the year immediately following the fiscal year in which such Disposition shall have occurred, the remaining balance shall be treated as "Net Cash Payments" for purposes of this Agreement and shall be applied in accordance with the provisions of Section 2.09(b)(iii) (and, in the event the Borrower shall elect, pursuant to Section 2.09(b)(iii) to reinvest such remaining balance into replacement assets, the twelve-month period provided for in Section 2.09(b)(iii) shall be measured from such March 15), and

                 (b) Net Cash Payments shall be net of any repayments by the Borrower or any of its Subsidiaries of Indebtedness to the extent that
         (i) such Indebtedness is secured by a Lien on the property that is the subject of such Disposition and the transferee of (or holder of a Lien on) such property requires that such Indebtedness be repaid as a condition to the purchase of such property or (ii) such Indebtedness requires that it be repaid as a condition to such Disposition.

                 "Non-Material Subsidiary" means, as at any date, any Subsidiary of the Borrower that, individually and together with all other Non-Material Subsidiaries, has consolidated assets with a book value of less than 5% of the book value of the total consolidated assets of the Borrower and all of its Subsidiaries (determined on the date of the most recent balance sheet required to have been provided to the Lenders pursuant to Section 6.01).





                                Credit Agreement

                 "Obligor" means the Borrower and each Subsidiary Guarantor.

                 "Other Taxes" means any and all present or future stamp or documentary taxes or any other excise or property taxes, sales or value added taxes or charges or similar levies arising from any payment made under any Loan Document or from the execution, delivery or enforcement of, or otherwise with respect to, any Loan Document.

                 "Paging Business" means the business consisting of owning and utilizing one or more paging licenses and the assets, receivables and payables associated therewith.

                 "Parent" means Nextel International (Argentina), Ltd., a Cayman Islands company.

                 "Parent Pledge Agreements" means, collectively, (a) a Pledge Agreement (Prenda de Cuotas) substantially in the form of Exhibit C-1 between the Parent, Nextel International (Holdings) Ltd. and the Administrative Agent and (b) such other pledge agreements as shall from time to time be executed and delivered by the Parent or any other holder of quotas of capital of the Borrower pursuant to Section 6.11(a).

                 "Parent Shareholder" means Nextel International, Inc., a Washington corporation.

                 "Permitted Encumbrances" means:

                 (a) Liens imposed by law for taxes that are not yet due or are being contested in compliance with Section 6.04;

                 (b) carriers', warehousemen's, mechanics', materialmen's, repairmen's and other like Liens imposed by law, arising in the ordinary course of business and securing obligations that are not overdue by more than 30 days or are being contested in compliance with
         Section 6.04;

                 (c) pledges and deposits made in the ordinary course of business in compliance with workers' compensation, unemployment insurance and other social security laws or regulations;

                 (d) deposits to secure the performance of bids, trade contracts, leases, statutory obligations, surety and appeal bonds, performance bonds and other obligations of a like nature, in each case in the ordinary course of business;





                                Credit Agreement

                 (e) judgment liens in respect of judgments that do not constitute an Event of Default under clause (k) of Article VIII; and

                 (f) easements, zoning restrictions, rights-of-way and similar encumbrances on real property imposed by law or arising in the ordinary course of business that do not secure any monetary obligations and do not materially detract from the value of the affected property or interfere with the ordinary conduct of business of the Borrower or any Subsidiary;

provided that the term "Permitted Encumbrances" shall not include any Lien securing Indebtedness.

                 "Permitted Investments" means:

                 (a) direct obligations of, or obligations the principal of and interest on which are unconditionally guaranteed by, the United States of America (or by any agency thereof to the extent such obligations are backed by the full faith and credit of the United States of America), in each case maturing within one year from the date of acquisition thereof;

                 (b) investments in commercial paper maturing within 270 days from the date of acquisition thereof and having, at such date of acquisition, the highest credit rating obtainable from S&P or from Moody's;

                 (c) investments in certificates of deposit, banker's acceptances and time deposits maturing within 180 days from the date of acquisition thereof issued or guaranteed by or placed with, and money market deposit accounts issued or offered by, any domestic office of any commercial bank organized under the laws of the United States of America or any State thereof which has a combined capital and surplus and undivided profits of not less than U.S. $250,000,000;

                 (d) fully collateralized repurchase agreements with a term of not more than 30 days for securities described in clause (a) of this definition and entered into with a financial institution satisfying the criteria described in clause (c) of this definition;

                 (e) obligations maturing or capable of redemption by the holder not more than 12 months after the date of acquisition and issued or guaranteed by (i) any entity which has one of the two highest ratings for short- term obligations from a credit rating agency of international standing or (ii) Argentina;





                                Credit Agreement

                 (f) demand deposits, time deposits, certificates of deposit or other obligations (including acceptances) maturing or capable of redemption by the holder not more than 12 months after the date of acquisition which are issued, accepted or guaranteed by an Argentine banking institution having capital funds and reserves of not less than U.S. $250,000,000 and deposits in which are classified in the highest investment category granted by a rating agency of international standing, provided that, deposits in or investments with any one such bank shall not at one time exceed U.S. $5,000,000 and with all such banks shall not at one time exceed U.S. $20,000,000; and

                 (g) money market funds that are classified in the highest investment category granted by a rating agency of international standing and are managed or administered by an Argentine banking institution having capital funds and reserves of not less than U.S. $250,000,000 (or that is a Subsidiary of a Lender).

                 "Person" means any natural person, corporation, limited liability company, trust, joint venture, association, company, partnership, Governmental Authority or other entity.

                 "Prime Rate" means the rate of interest per annum publicly announced from time to time by The Chase Manhattan Bank as its prime rate in effect at its principal office in New York City; each change in the Prime Rate shall be effective from and including the date such change is publicly announced as being effective.

                 "Principal Payment Dates" means the Quarterly Dates falling on or nearest to March, June, September and December of each year, commencing with September 30, 2000 through and including March 31, 2003.

                 "Process Agent" has the meaning assigned to such term in
Section 10.10(b).

                 "Process Agent Acceptance" means a letter from the Process Agent to the Administrative Agent, substantially in the form of Exhibit J.

                 "Quarterly Dates" means the last Business Day of March, June, September, December in each year, the first of which shall be the first such day after the date hereof.

                 "Readjustment Date" has the meaning assigned to such term in
Section 2.02(e)(iii).

                 "Real Property Certificate" has the meaning assigned to such term in Section 5.01(u).





                                Credit Agreement

                 "Register" has the meaning set forth in Section 10.04.

                 "Related Parties" means, with respect to any specified Person, such Person's Affiliates and the respective directors, officers, employees, agents, advisors and managers of such Person and such Person's Affiliates.

                 "Relevant Party" means the Borrower, the Parent, the Parent Shareholder or any of their Subsidiaries.

                 "Required Lenders" means, at any time, Lenders having Tranche A1 Loans, Tranche A2 Exposures, Tranche B1 Loans, Tranche B2 Exposures, Incremental Facility Loans and unused Commitments representing more than 50% of the sum of the total outstanding Tranche A1 Loans, Tranche A2 Exposures, outstanding Tranche B1 Loans, Tranche B2 Exposures, Incremental Facility Loans and unused Commitments at such time. The "Required Lenders" of a particular Class of Loans means Lenders having Tranche A1 Loans, Tranche A2 Exposures, Tranche B1 Loans, Tranche B2 Exposures, Incremental Facility Loans and unused Commitments, as applicable, of such Class representing more than 50% of the sum of the total Tranche A1 Loans, Tranche A2 Exposures, Tranche B1 Loans, Tranche B2 Exposures, Incremental Facility Loans and unused Commitments, as applicable, at such time.

                 "Restricted Payment" means any dividend or other distribution (whether in cash, securities or other property) with respect to any shares of any class or quotas of capital of the Borrower or any of its Subsidiaries, or any payment (whether in cash, securities or other property), including any sinking fund or similar deposit, on account of the purchase, redemption, retirement, acquisition, cancellation or termination of any such quotas of capital of the Borrower or any option, warrant or other right to acquire any such quotas of capital of the Borrower.

                 "S&P" means Standard & Poor's Ratings Group.

                 "Security Agreements" means, collectively, (a) the assignments, security agreements and similar instruments executed and delivered on the Closing Date pursuant to Section 5.01(h) covering personal property of the Obligors and (b) such additional assignments, security agreements and similar instruments from time to time executed by any of the Obligors pursuant to Section 6.11(b).

                 "Security Documents" means, collectively, the Parent Pledge Agreement, the Undertaking and Security Agreement, the Cayman Islands Pledge Agreement, the Security Agreements, the Mortgages, the Consent and Agreement and all instruments required hereby or thereby to be filed with respect to the Liens created pursuant thereto.





                                Credit Agreement

                 "Series" has the meaning set forth in Section 2.01(c).

                 "Statutory Reserve Rate" means a fraction (expressed as a decimal), the numerator of which is the number one and the denominator of which is the number one minus the aggregate of the maximum reserve percentages (including any marginal, special, emergency or supplemental reserves) expressed as a decimal established by the Board to which the Administrative Agent is subject (a) with respect to the Base CD Rate, for new negotiable nonpersonal time deposits in U.S. Dollars of over U.S. $100,000 with maturities approximately equal to three months and (b) with respect to the Adjusted LIBO Rate, for eurocurrency funding (currently referred to as "Eurocurrency Liabilities" in Regulation D of the Board). Such reserve percentages shall include those imposed pursuant to such Regulation D. Eurodollar Loans shall be deemed to constitute eurocurrency funding and to be subject to such reserve requirements without benefit of or credit for proration, exemptions or offsets that may be available from time to time to any Lender under such Regulation D or any comparable regulation. The Statutory Reserve Rate shall be adjusted automatically on and as of the effective date of any change in any reserve percentage.

                 "Subscribers" means, as at any date, the number of digital handsets (including car phones) in use by customers of the Borrower and its Subsidiaries subscribing to, and paying for, SRCE service (Servicio Radioelectrico de Concentracion de Enlaces) provided by the Borrower or any of its Subsidiaries, so long as such customers have been subscribing to such service for a period of not less than 30 days as of such date (but excluding any such customer to the extent the accounts receivable generated by operation of such unit are more than 90 days past due as of such date).

                 "Subsidiary" means, with respect to any Person (the "parent") at any date, any corporation, limited liability company, partnership, association or other entity the accounts of which would be consolidated with those of the parent in the parent's consolidated financial statements if such financial statements were prepared in accordance with GAAP as of such date, as well as any other corporation, limited liability company, partnership, association or other entity (a) of which securities or other ownership interests representing more than 50% of the equity or more than 50% of the ordinary voting power or, in the case of a partnership, more than 50% of the general partnership interests are, as of such date, owned, controlled or held, or (b) that is, as of such date, otherwise Controlled, by the parent or one or more subsidiaries of the parent or by the parent and one or more subsidiaries of the parent. Unless otherwise specified, "Subsidiary" means a subsidiary of the Borrower.





                                Credit Agreement

                 "Subsidiary Guarantor" means each Subsidiary of the Borrower that becomes a "Subsidiary Guarantor" after the date hereof pursuant to Section 6.09(a).

                 "Taxes" means any and all present or future taxes, levies, imposts, duties, deductions, charges, value added taxes or withholdings imposed by any Governmental Authority.

                 "Term Commitment" means, collectively, the Tranche A1 Commitments, Tranche A2 Commitments, Tranche B1 Commitments and Tranche B2 Commitments.

                 "Term Loans" means, collectively, the Tranche A1 Loans, Tranche A2 Loans, Tranche B1 Loans and Tranche B2 Loans.

                 "Three-Month Secondary CD Rate" means, for any day, the secondary market rate for three-month certificates of deposit reported as being in effect on such day (or, if such day is not a Business Day, the next preceding Business Day) by the Board through the public information telephone line of the Federal Reserve Bank of New York (which rate will, under the current practices of the Board, be published in Federal Reserve Statistical Release H.15(519) during the week following such day) or, if such rate is not so reported on such day or such next preceding Business Day, the average of the secondary market quotations for three-month certificates of deposit of major money center banks in New York City received at approximately 10:00 a.m., New York City time, on such day (or, if such day is not a Business Day, on the next preceding Business Day) by the Administrative Agent from three negotiable certificate of deposit dealers of recognized standing selected by it.

                 "Tranche A1 Commitment" means, with respect to each Lender, the commitment, if any, of such Lender to make a Tranche A1 Loan hereunder, expressed as an amount representing the maximum principal amount of the Tranche A1 Loan to be made by such Lender hereunder, as such commitment may be (a) reduced from time to time pursuant to Section 2.02(e), 2.07 or 2.09(b) and (b) reduced or increased from time to time pursuant to assignments by or to such Lender pursuant to Section 10.04. The initial amount of each Lender's Tranche A1 Commitment is set forth on Schedule I, or in the Assignment and Acceptance pursuant to which such Lender shall have assumed its Term Commitment, as applicable. The original aggregate principal amount of the Tranche A1 Commitments is U.S. $15,000,000.

                 "Tranche A1 Lender" means a Lender with a Tranche A1 Commitment or, if the Tranche A1 Commitments have terminated or expired, an outstanding Tranche A1 Loan.

                 "Tranche A1 Loan" means the Loans made pursuant to Section 2.01(a) which may be ABR Loans and/or Eurodollar Loans.





                                Credit Agreement

                 "Tranche A2 Commitment" means, with respect to each Lender, the commitment, if any, of such Lender to make one or more Tranche A2 Loans and to acquire participations in Letters of Credit hereunder during the Availability Period, expressed as an amount representing the maximum aggregate principal amount of the Tranche A2 Loans and Tranche A2 LC Exposures, as the case may be, to be made by such Lender hereunder, as such commitment may be (a) reduced from time to time pursuant to Section 2.07 or 2.09(b), (b) increased pursuant to Section 2.02(e) and (c) reduced or increased from time to time pursuant to assignments by or to such Lender pursuant to Section 10.04. The initial amount of each Lender's Tranche A2 Commitment is set forth on Schedule I, or in the Assignment and Acceptance pursuant to which such Lender shall have assumed its Term Commitment, as applicable. The original aggregate principal amount of the Tranche A2 Commitments is U.S. $26,500,000.

                 "Tranche A2 Exposure" means, with respect to any Lender at any time, the sum of the outstanding principal amount of such Lender's Tranche A2 Loans and its Tranche A2 LC Exposure at such time.

                 "Tranche A2 LC Disbursement" means a payment made by the Issuing Lender pursuant to a Tranche A2 Letter of Credit.

                 "Tranche A2 LC Exposure" means, at any time, the sum of (a) the aggregate undrawn amount of all outstanding Tranche A2 Letters of Credit at such time plus (b) the aggregate amount of all Tranche A2 LC Disbursements that have not yet been reimbursed by or on behalf of the Borrower at such time. The Tranche A2 LC Exposure of any Lender at any time shall be its Applicable Percentage of the total Tranche A2 LC Exposure at such time.

                 "Tranche A2 Lender" means a Lender with a Tranche A2 Commitment or, if the Tranche A2 Commitments have terminated or expired, a Lender with Tranche A2 Exposure.

                 "Tranche A2 Letter of Credit" means any letter of credit issued pursuant to this Agreement that, at the request of the Borrower, is to constitute a "Tranche A2 Letter of Credit" hereunder.

                 "Tranche A2 Loan" means the Loans made pursuant to Section 2.01(b) which may be ABR Loans and/or Eurodollar Loans.

                 "Tranche B1 Commitment" means, with respect to each Lender, the commitment, if any, of such Lender to make a Tranche B1 Loan hereunder, expressed as an amount





                                Credit Agreement
representing the maximum principal amount of the Tranche B1 Loan to be made by such Lender hereunder, as such commitment may be (a) reduced from time to time pursuant to Section 2.02(e), 2.07 or 2.09(b) and (b) reduced or increased from time to time pursuant to assignments by or to such Lender pursuant to Section
10.04. The initial amount of each Lender's Tranche B1 Commitment is set forth on Schedule I, or in the Assignment and Acceptance pursuant to which such Lender shall have assumed its Term Commitment, as applicable. The original aggregate principal amount of the Tranche B1 Commitments is U.S. $15,000,000.

                 "Tranche B1 Lender" means a Lender with a Tranche B1 Commitment or, if the Tranche B1 Commitments have terminated or expired, an outstanding Tranche B1 Loan.

                 "Tranche B2 Commitment" means, with respect to each Lender, the commitment, if any, of such Lender to make one or more Tranche B2 Loans and to acquire participations in Letters of Credit hereunder during the Availability Period, expressed as an amount representing the maximum aggregate principal amount of the Tranche B2 Loans and Tranche B2 LC Exposures, as the case may be, to be made by such Lender hereunder, as such commitment may be (a) reduced from time to time pursuant to Section 2.07 or 2.09(b), (b) increased pursuant to Section 2.02(e) and (c) reduced or increased from time to time pursuant to assignments by or to such Lender pursuant to Section 10.04. The initial amount of each Lender's Tranche B2 Commitment is set forth on Schedule I, or in the Assignment and Acceptance pursuant to which such Lender shall have assumed its Term Commitment, as applicable. The original aggregate principal amount of the Tranche B2 Commitments is U.S. $26,500,000.

                 "Tranche B1 Loan" means the Loans made pursuant to Section 2.01(c) which may be ABR Loans and/or Eurodollar Loans.
                 "Tranche B2 Exposure" means, with respect to any Lender at any time, the sum of the outstanding principal amount of such Lender's Tranche B2 Loans and its Tranche B2 LC Exposure at such time.

                 "Tranche B2 LC Disbursement" means a payment made by the Issuing Lender pursuant to a Tranche B2 Letter of Credit.

                 "Tranche B2 LC Exposure" means, at any time, the sum of (a) the aggregate undrawn amount of all outstanding Tranche B2 Letters of Credit at such time plus (b) the aggregate amount of all Tranche B2 LC Disbursements that have not yet been reimbursed by or on behalf of the Borrower at such time. The Tranche B2 LC Exposure of any Lender at any time shall be its Applicable Percentage of the total Tranche B2 LC Exposure at such time.





                                Credit Agreement

                 "Tranche B2 Lender" means a Lender with a Tranche B2 Commitment or, if the Tranche B2 Commitments have terminated or expired, a Lender with Tranche B2 Exposure.

                 "Tranche B2 Letter of Credit" means any letter of credit issued pursuant to this Agreement that, at the request of the Borrower, is to constitute a "Tranche B2 Letter of Credit" hereunder.

                 "Tranche B2 Loan" means the Loans made pursuant to Section 2.01(d) which may be ABR Loans and/or Eurodollar Loans.

                 "Transactions" means the execution, delivery and performance by the Borrower of this Agreement and the other Loan Documents, the borrowing of Loans, the use of the proceeds thereof and the issuance of Letters of Credit hereunder.

                 "Type", when used in reference to any Loan or Borrowing, refers to whether the rate of interest on such Loan, or on the Loans comprising such Borrowing, is determined by reference to the Adjusted LIBO Rate or the Alternate Base Rate.

                 "Undertaking and Security Agreement" means an Undertaking and Security Agreement substantially in the form of Exhibit C-2 between the Parent, the Borrower and the Administrative Agent.

                 "U.S. Dollars" or "U.S. $" refers to lawful money of the United States of America.

                 "Vendor Contract" means, collectively, the Integrated Dispatch Enhanced Network ("iDEN") Equipment Purchase Agreement and the Integrated Dispatch Enhanced Network ("iDEN") Installation and Optimization Agreement, each executed as of May 26, 1997 between Motorola, Inc., a Delaware corporation, by and through its iDEN Infrastructure Group and the Borrower, and including in each case any replacements thereof.

                 "Working Capital" means, as at any date, (a) the aggregate amount of inventory, accounts receivable and prepaid expenses of the Borrower and its Subsidiaries (determined on a consolidated basis without duplication in accordance with GAAP) minus (b) current accrued expenses and accounts payable of the Borrower and its Subsidiaries (determined on a consolidated basis without duplication in accordance with GAAP).

                 SECTION 1.02. Classification of Loans and Borrowings. For purposes of this Agreement, Loans may be classified and referred to by Class (e.g., a "Tranche A1 Loan") or by





                                Credit Agreement

Type (e.g., a "Eurodollar Loan") or by Class and Type (e.g., a "Eurodollar Tranche A1 Loan"); each Series of Incremental Facility Loans shall be deemed a separate Class of Loans hereunder. Borrowings also may be classified and referred to by Class (e.g., a "Tranche A1 Borrowing") or by Type (e.g., a "Eurodollar Borrowing") or by Class and Type (e.g., a "Eurodollar Tranche A1 Borrowing"); each Series of Incremental Facility Borrowings and Incremental Facility Commitments shall be deemed a separate Borrowing and Commitment hereunder.

                 SECTION 1.03. Terms Generally. The definitions of terms herein shall apply equally to the singular and plural forms of the terms defined. Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms. The words "include", "includes" and "including" shall be deemed to be followed by the phrase "without limitation". The word "will" shall be construed to have the same meaning and effect as the word "shall". Unless the context requires otherwise
(a) any definition of or reference to any agreement, instrument or other document herein shall be construed as referring to such agreement, instrument or other document as from time to time amended, supplemented or otherwise modified (subject to any restrictions on such amendments, supplements or modifications set forth herein), (b) any reference herein to any Person shall be construed to include such Person's successors and assigns, (c) the words "herein", "hereof" and "hereunder", and words of similar import, shall be construed to refer to this Agreement in its entirety and not to any particular provision hereof, (d) all references herein to Articles, Sections, Exhibits and Schedules shall be construed to refer to Articles and Sections of, and Exhibits and Schedules to, this Agreement and (e) the words "asset" and "property" shall be construed to have the same meaning and effect and to refer to any and all tangible and intangible assets and properties, including cash, securities, accounts and contract rights.

                 SECTION 1.04. Accounting Terms; GAAP. Except as otherwise expressly provided herein, all terms of an accounting or financial nature shall be construed in accordance with GAAP, as in effect from time to time; provided that, if the Borrower notifies the Administrative Agent that the Borrower requests an amendment to any provision hereof to eliminate the effect of any change occurring after the date hereof in GAAP or in the application thereof on the operation of such provision (or if the Administrative Agent notifies the Borrower that the Required Lenders request an amendment to any provision hereof for such purpose), regardless of whether any such notice is given before or after such change in GAAP or in the application thereof, then such provision shall be interpreted on the basis of GAAP as in effect and applied immediately before such change shall have become effective until such notice shall have been withdrawn or such provision amended in accordance herewith.





                                Credit Agreement

                                   ARTICLE II

                                  THE CREDITS

                 SECTION 2.01.  The Commitments.

                 (a) Tranche A1 Loans. Subject to the terms and conditions set forth herein, each Tranche A1 Lender agrees to make up to three term loans to the Borrower during the period commencing on the Closing Date and ending on the date 60 days thereafter in an aggregate principal amount that will not result in (i) the outstanding principal amount of such Lender's Tranche A1 Loans exceeding such Lender's Tranche A1 Commitment or (ii) the total outstanding principal amount of Tranche A1 Loans exceeding the total Tranche A1 Commitments. Amounts prepaid in respect of Tranche A1 Loans may not be reborrowed.

                 (b) Tranche A2 Loans. Subject to the terms and conditions set forth herein, each Tranche A2 Lender agrees to make one or more term loans to the Borrower during the Availability Period in an aggregate principal amount that will not result in (i) such Lender's Tranche A2 Exposure exceeding such Lender's Tranche A2 Commitment or (ii) the total Tranche A2 Exposures exceeding the total Tranche A2 Commitments. Amounts repaid in respect of Tranche A2 Loans may not be reborrowed.

                 (c) Tranche B1 Loans. Subject to the terms and conditions set forth herein, each Tranche B1 Lender agrees to make up to three term loans to the Borrower during the period commencing on the Closing Date and ending on the date 60 days thereafter in a principal amount that will not result in (i) the outstanding principal amount of such lender's Tranche B1 Loans exceeding such Lender's Tranche B1 Commitment or (ii) the total outstanding principal amount of Tranche B1 Loans exceeding the total Tranche B1 Commitments. Amounts repair in respect of Tranche B1 Loans may not be reborrowed.

                 (d) Tranche B2 Loans. Subject to the terms and conditions set forth herein, each Tranche B2 Lender agrees to make one or more term loans to the Borrower during the Availability Period in an aggregate principal amount that will not result in (i) such Lender's Tranche B2 Exposure exceeding such Lender's Tranche B2 Commitment or (ii) the total Tranche B2 Exposures exceeding the total Tranche B2 Commitments. Amounts repaid in respect of Tranche B2 Loans may not be reborrowed.

                 (e) Incremental Facility Loans. In addition to Borrowings of Term Loans, at any time and from time to time during the Availability Period the Borrower may request that the





                                Credit Agreement

Lenders offer to enter into commitments to make additional term loans to the Borrower hereunder provided such loans are matched, on a one-to-one basis, with additional capital invested by the Parent Shareholder in the Parent, and by the Parent in the Borrower, in excess of the amount by which the Parent Shareholder and the Parent have agreed, as at such date, to capitalize the Parent and the Borrower, respectively, pursuant to the Capital Subscription Agreement. Each such commitment of any Lender shall not be less than U.S. $5,000,000 and not greater than U.S. $50,000,000. In the event that one or more of the Lenders offer, in their sole discretion, to enter into such commitments, and such Lenders and the Borrower agree as to the amount of such commitments that shall be allocated to the respective Lenders making such offers, and the fees (if any) to be payable by the Borrower in connection therewith, such Lenders shall become obligated to make Incremental Facility Loans under this Agreement in an amount equal to the amount of their Incremental Facility Commitments.

                 The Incremental Facility Loans to be made pursuant to any such agreement between the Borrower and one or more Lenders in response to any request by the Borrower shall be deemed to be a separate "Series" of Incremental Facility Loans for all purposes of this Agreement. Anything herein to the contrary notwithstanding, (i) the minimum aggregate principal amount of Incremental Facility Commitments entered into pursuant to any such request shall be U.S. $10,000,000 and (ii) the aggregate principal amount of all Commitments and Borrowings of Incremental Facility Loans shall not exceed U.S. $50,000,000.

                 Following agreement by the Borrower and one or more of the Lenders as provided above, subject to the terms and conditions set forth herein, each Incremental Facility Lender of any Series agrees to make Incremental Facility Loans of such Series to the Borrower from time to time, in an aggregate principal amount up to but not exceeding the amount of the Incremental Facility Commitment of such Series of such Incremental Facility Lender. Amounts repaid in respect of Incremental Facility Loans may not be reborrowed.


                 (f)  Aggregate Borrowings.  Notwithstanding the foregoing,

                 (i) until execution by the Borrower of the Interconnection Agreement, no Borrowing may be made to the extent that such Borrowing, together with all then-outstanding Loans, shall exceed an aggregate amount of U.S. $35,000,000,

                 (ii) from and after execution of the Interconnection Agreement until the later of (A) the date of completion of the interconnection contemplated by the Interconnection Agreement and (B) the date upon which the Administrative Agent shall have received evidence satisfactory to it of the creation of a valid, perfected and enforceable first priority Lien in favor of the Administrative





                                Credit Agreement

         Agent for the benefit of the Administrative Agent and the Lenders in all of the right, title and interest of the Borrower in, to and under the Interconnection Agreement as collateral security for the payment of the principal of and interest on the Loans, and all other amounts payable, hereunder, together with a favorable legal opinion of Argentine counsel to the Borrower in form and substance satisfactory to the Administrative Agent, no Borrowing may be made to the extent that such Borrowing, together with all then-outstanding Loans shall exceed an aggregate amount of U.S. $45,000,000, and

                 (iii) no Tranche A2 Borrowing or Tranche B2 Borrowing may be made until the Tranche A1 Commitments and Tranche B1 Commitments have been used in full or terminated.

                 SECTION 2.02.  Loans and Borrowings.

                 (a) Obligation of Lenders. Each Loan shall be made as part of a Borrowing consisting of Loans of the same Class and Type made by the Lenders ratably in accordance with their respective Commitments of the applicable Class. The failure of any Lender to make any Loan required to be made by it shall not relieve any other Lender of its obligations hereunder; provided that the Commitments of the Lenders are several and no Lender shall be responsible for any other Lender's failure to make Loans as required.

                 (b) Type of Loans. Subject to Section 2.12, each Borrowing shall be comprised entirely of ABR Loans or Eurodollar Loans as the Borrower may request in accordance herewith. Each Lender at its option may make any Eurodollar Loan by causing any domestic or foreign branch or Affiliate of such Lender to make such Loan; provided that any exercise of such option shall not affect the obligation of the Borrower to repay such Loan in accordance with the terms of this Agreement.

                 (c) Minimum Amounts. At the commencement of each Interest Period for any Eurodollar Borrowing, such Borrowing shall be in an aggregate amount of U.S. $5,000,000 or a larger multiple of U.S. $1,000,000. At the time that each ABR Borrowing is made, such Borrowing shall be in an aggregate amount equal to U.S. $1,000,000 or a larger multiple of U.S. $500,000; provided that an ABR Borrowing of either Class may be in an aggregate amount that is equal to the entire unused balance of the total Commitments of the such Class. Borrowings of more than one Type and Class may be outstanding at the same time; provided that there shall not at any time be more than a total of ten Eurodollar Borrowings outstanding.





                                Credit Agreement

                 Anything herein to the contrary notwithstanding, the aggregate amount of the initial Borrowing hereunder (which shall in any event occur on the Closing Date) shall be at least U.S. $16,000,000.

                 (d) Conversion or Continuation of Eurodollar Loans. The Borrower shall be entitled to request, or to elect to convert to or continue as a Eurodollar Borrowing, any Eurodollar Borrowing, provided that the Borrower shall not be entitled to request, or to elect to convert to or continue as a Eurodollar Borrowing: (i) any Borrowing of any Class if the Interest Period requested with respect thereto would end after the Maturity Date; or (ii) any Loan of any Class if the Interest Period therefor would commence before and end after any Principal Payment Date unless, after giving effect thereto, the aggregate principal amount of the Loans of such Class having Interest Periods that end after such Principal Payment Date shall be equal to or less than the aggregate principal amount of the Loans of such Class permitted to be outstanding after giving effect to the payments of principal required to be made on such Principal Payment Date.

                 (e)  Reallocation and Increase of Term Commitments.

                 (i) Reallocation of Tranche A1 or B1 Commitments. At any time and from time to time on or before the date 60 days after the Closing Date, the Borrower may, by irrevocable notice to the Administrative Agent (which shall promptly notify the Lenders), elect to reallocate all or any portion of the Tranche A1 Commitments and Tranche B1 Commitments to the Tranche A2 Commitments and Tranche B2 Commitments, respectively, to the extent such Tranche A1 Commitments and Tranche B1 Commitments have not been used on or prior to the proposed reallocation date contemplated in such notice; provided that (A) each such notice shall specify a reallocation date (which shall be a Business Day) on or prior to the date 60 days after the Closing Date and each such notice shall be given at least three Business Days before the relevant reallocation date, (B) each such reallocation of Tranche A1 Commitments and Tranche B1 Commitments shall be made only to the Tranche A2 Commitments and Tranche B2 Commitments, respectively, of the respective Lenders holding Tranche A1 Commitments or Tranche B1 Commitments (as the case may be) immediately prior to such reallocation on such reallocation date and (C) each such reallocation (determined as to all Lenders so affected) shall be in a minimum aggregate amount of U.S. $5,000,000 or a larger multiple of U.S. $1,000,000. On such reallocation date, each Lender's Tranche A2 Commitment and Tranche B2 Commitment shall automatically be increased by the amount (if any) of Tranche A1 Commitment and Tranche B1 Commitment, respectively, held by it on such reallocation date and reallocated in accordance with such notice.

                 (ii) Reallocation of Tranche A2 or B2 Commitments. At any time and from time to time on or before the Commitment Termination Date the Borrower may, by irrevocable notice





                                Credit Agreement
to the Administrative Agent (which shall promptly notify the Lenders), elect to reallocate a portion of the unused Tranche A2 Commitments to the Tranche B2 Commitments (including any amounts reallocated to Tranche A2 Commitments and Tranche B2 Commitments pursuant to clause (i) above) and vice versa, so long as
(A) the aggregate amount of all of the Term Commitments shall not in any case exceed U.S. $83,000,000 and (B) any such reallocations shall be in an aggregate amount of U.S. $5,000,000 or a larger multiple of U.S. $1,000,000. Each such notice from the Borrower shall specify the effective date of the relevant reallocation (which shall be a Business Day at least five Business Days after receipt of such notice) and upon any such effective date, each Lender's Tranche A2 Commitment and Tranche B2 Commitment shall automatically be increased or decreased as necessary so that each Lender holds a pro rata share of the Tranche A2 Commitments and the Tranche B2 Commitments as reallocated in accordance with such notice.

                 (iii) Increase of Tranche A2 or Tranche B2 Commitments. If on the date (the "Readjustment Date") that is 90 days after the date hereof (or, such earlier date as shall be set forth in a notice by the Borrower to the Administrative Agent in writing), any one or more financial institutions shall agree to provide additional Tranche A2 Commitments and/or Tranche B2 Commitments hereunder, which additional Tranche A2 Commitments and Tranche B2 Commitments shall in no event exceed U.S. $17,000,000 in the aggregate, then:

                          (A) by signing an amendment to this Agreement between such financial institutions and the Administrative Agent setting forth in an amended Schedule I hereto the Tranche A2 Commitments and the Tranche B2 Commitments of all the Lenders hereunder after giving effect to the additional Commitments of such financial institutions, and providing for each such financial institution to become a party hereto as a "Lender" hereunder, each such financial institution shall automatically and without any further action be deemed to have become a "Lender" under this Agreement;

                          (B) the Commitments of each Lender (including any new Lender as provided above) shall be as set forth in said amended Schedule I;

                          (C) on the Readjustment Date, the Borrower shall borrow such Loans as shall be necessary, and the Lenders (including any such new Lender) shall make such Loans and such other adjustments among themselves as shall be necessary, so that the Loans of the Lenders of each Class are held hereunder ratably in accordance with the Commitments of the Lenders of such Class (and for purposes hereof, such Loans shall, to the extent necessary, be made without regard to the provisions of
                 Section 2.16(c) hereof);





                                Credit Agreement

                          (D) on the Readjustment Date, the Borrower shall pay any "break funding" costs payable under Section 2.14 in connection with any adjustments contemplated by clause (C) above; and

                          (E) the Borrower shall, at its expense, make such filings and take such actions as necessary (or as requested by the Administrative Agent) to amend the Security Documents and any filings made in connection therewith so that after giving effect thereto all the Lenders shall be ratably secured thereunder, except any Security Documents or related filings made in connection with real or tangible personal property located in Argentina but outside of the Federal Capital.


                 SECTION 2.03. Requests for Borrowings. To request a Borrowing, the Borrower shall notify the Administrative Agent of such request by telephone (a) in the case of a Eurodollar Borrowing, not later than 11:00 a.m., New York City time, three Business Days before the date of the proposed Borrowing or (b) in the case of an ABR Borrowing, not later than 11:00 a.m., New York City time, one Business Day before the date of the proposed Borrowing. Each such telephonic borrowing request shall be irrevocable and shall be confirmed promptly by hand delivery or telecopy to the Administrative Agent of a written Borrowing Request. Each such telephonic and written Borrowing Request shall specify the following information in compliance with Section 2.02:

                 (i) whether the requested Borrowing is to be a Tranche A1 Borrowing, a Tranche A2 Borrowing, Tranche B1 Borrowing, a Tranche B2 Borrowing or an Incremental Facility Borrowing (including, if applicable, the respective Series of Incremental Facility Loans to which such Borrowing relates);

                 (ii)  the aggregate amount of the requested Borrowing;

                 (iii)  the date of such Borrowing, which shall be a Business
         Day;

                 (iv) whether such Borrowing is to be an ABR Borrowing or a Eurodollar Borrowing;

                 (v) in the case of a Eurodollar Borrowing, the initial Interest Period to be applicable thereto, which shall be a period contemplated by the definition of the term "Interest Period"; and





                                Credit Agreement

                 (vi) the location and number of the Borrower's account to which funds are to be disbursed, which shall comply with the requirements of Section 2.05.

If no election as to the Type of Borrowing is specified or if no Interest Period is specified with respect to any requested Eurodollar Borrowing, then the Borrower shall be deemed to have selected a Eurodollar Borrowing with an Interest Period of one month's duration. Promptly following receipt of a Borrowing Request in accordance with this Section, the Administrative Agent shall advise each Lender of the details thereof and of the amount of such Lender's Loan to be made as part of the requested Borrowing.

                 SECTION 2.04.  Letters of Credit.

                 (a) General. Subject to the terms and conditions set forth herein, in addition to the Tranche A2 and Tranche B2 Loans provided for in
Section 2.01, the Borrower may request the Issuing Lender to issue, at any time and from time to time during the Availability Period, Tranche A2 or Tranche B2 Letters of Credit for its own account in such form as is acceptable to the Issuing Lender in its reasonable determination. Tranche A2 Letters of Credit issued hereunder shall constitute utilization of the Tranche A2 Commitments and Tranche B2 Letters of Credit issued hereunder shall constitute utilization of the Tranche B2 Commitments.

                 (b) Notice of Issuance, Amendment, Renewal or Extension. To request the issuance of a Letter of Credit (or the amendment, renewal or extension of an outstanding Letter of Credit), the Borrower shall hand deliver or telecopy (or transmit by electronic communication, if arrangements for doing so have been approved by the Issuing Lender) to the Issuing Lender and the Administrative Agent (reasonably in advance of the requested date of issuance, amendment, renewal or extension) a notice requesting the issuance of a Letter of Credit, or identifying the Letter of Credit to be amended, renewed or extended, and specifying the Class of Letter of Credit to be issued, the date of issuance, amendment, renewal or extension (which shall be a Business Day), the date on which such Letter of Credit is to expire (which shall comply with paragraph (d) of this Section), the amount of such Letter of Credit, the name and address of the beneficiary thereof and such other information as shall be necessary to prepare, amend, renew or extend such Letter of Credit. If requested by the Issuing Lender, the Borrower also shall submit a letter of credit application on the Issuing Lender's standard form in connection with any request for a Letter of Credit. In the event of any inconsistency between the terms and conditions of this Agreement and the terms and conditions of any form of letter of credit application or other agreement submitted by the Borrower to, or entered into by the Borrower with, the Issuing Lender relating to any Letter of Credit, the terms and conditions of this Agreement shall control.





                                Credit Agreement

                 (c) Limitations on Amounts. A Letter of Credit shall be issued, amended, renewed or extended only if (and upon issuance, amendment, renewal or extension of each Letter of Credit the Borrower shall be deemed to represent and warrant that), after giving effect to such issuance, amendment, renewal or extension (i) the aggregate LC Exposure of all the Lenders (determined for these purposes without giving effect to the participations therein of the Lenders pursuant to paragraph (e) of this Section) shall not exceed U.S. $30,000,000, (ii) the sum of the aggregate Tranche A2 LC Exposure of all the Tranche A2 Lenders and the Tranche A2 Loans shall not exceed the aggregate amount of the Tranche A2 Commitments and (iii) the sum of the aggregate Tranche B2 LC Exposure of all the Tranche B2 Lenders and the Tranche B2 Loans shall not exceed the aggregate amount of the Tranche B2 Commitments.

                 (d) Expiration Date. Each Letter of Credit shall expire at or prior to the close of business on the earlier of (i) the date twelve months after the date of the issuance of such Letter of Credit (or, in the case of any renewal or extension thereof, twelve months after the then-current expiration date of such Letter of Credit, so long as such renewal or extension occurs within three months of such then-current expiration date) and (ii) the date that is five Business Days prior to the Commitment Termination Date.

                 (e) Participations. By the issuance of a Letter of Credit (or an amendment to a Letter of Credit increasing the amount thereof) of any Class by the Issuing Lender, and without any further action on the part of the Issuing Lender or the Lenders, the Issuing Lender hereby grants to each Lender of the respective Class, and each such Lender hereby acquires from the Issuing Lender, a participation in such Letter of Credit equal to such Lender's Applicable Percentage of the aggregate amount available to be drawn under such Letter of Credit. Each Lender acknowledges and agrees that its obligation to acquire participations pursuant to this paragraph in respect of Letters of Credit is absolute and unconditional and shall not be affected by any circumstance whatsoever, including any amendment, renewal or extension of any Letter of Credit or the occurrence and continuance of a Default or reduction or termination of the Commitments, and that each such payment shall be made without any offset, abatement, withholding or reduction whatsoever.

                 In consideration and in furtherance of the foregoing, each Lender hereby absolutely and unconditionally agrees to pay to the Administrative Agent, for the account of the Issuing Lender, such Lender's Applicable Percentage of each LC Disbursement made by the Issuing Lender and not reimbursed by the Borrower on the date due as provided in paragraph (e) of this Section, or of any reimbursement payment required to be refunded to the Borrower for any reason. Each such payment shall be made in the same manner as provided in Section 2.05 with respect to Loans made by such Lender (and Section
2.05 shall apply, mutatis mutandis, to the payment obligations of the Lenders), and the Administrative Agent shall promptly pay to the





                                Credit Agreement

Issuing Lender the amounts so received by it from the Lenders. Promptly following receipt by the Administrative Agent of any payment from the Borrower pursuant to the next following paragraph, the Administrative Agent shall distribute such payment to the Issuing Lender or, to the extent that the Lenders have made payments pursuant to this paragraph to reimburse the Issuing Lender, then to such Lenders and the Issuing Lender as their interests may appear. Any payment made by a Lender pursuant to this paragraph to reimburse the Issuing Lender for any LC Disbursement shall not constitute a Loan and shall not relieve the Borrower of its obligation to reimburse such LC Disbursement.

                 (f) Reimbursement. If the Issuing Lender shall make any LC Disbursement in respect of a Letter of Credit, the Borrower shall reimburse the Issuing Lender in respect of such LC Disbursement by paying to the Administrative Agent an amount equal to such LC Disbursement not later than 12:00 noon, New York City time, on the Business Day immediately following the day that the Borrower receives notice from the Administrative Agent of such LC Disbursement.

                 If the Borrower fails to make such payment when due (or to cause payment thereof to be made when due with the proceeds of a Borrowing hereunder), the Administrative Agent shall notify each Tranche A2 Lender and Tranche B2 Lender, as applicable, of the applicable LC Disbursement, the payment then due from the Borrower in respect thereof and such Lender's Applicable Percentage thereof.

                 (g) Obligations Absolute. The Borrower's obligation to reimburse LC Disbursements as provided in paragraph (f) of this Section shall be absolute, unconditional and irrevocable, and shall be performed strictly in accordance with the terms of this Agreement under any and all circumstances whatsoever and irrespective of (i) any lack of validity or enforceability of any Letter of Credit, or any term or provision therein, (ii) any draft or other document presented under a Letter of Credit proving to be forged, fraudulent or invalid in any respect or any statement therein being untrue or inaccurate in any respect, (iii) payment by the Issuing Lender under a Letter of Credit against presentation of a draft or other document that does not comply strictly with the terms of such Letter of Credit, and (iv) any other event or circumstance whatsoever, whether or not similar to any of the foregoing, that might, but for the provisions of this Section, constitute a legal or equitable discharge of the Borrower's obligations hereunder.

                 Neither the Administrative Agent, the Lenders nor the Issuing Lender, nor any of their Related Parties, shall have any liability or responsibility by reason of or in connection with the issuance or transfer of any Letter of Credit by the Issuing Lender or any payment or failure to make any payment thereunder (irrespective of any of the circumstances referred to in the preceding sentence), or any error, omission, interruption, loss or delay in transmission or





                                Credit Agreement
delivery of any draft, notice or other communication under or relating to any Letter of Credit (including any document required to make a drawing thereunder), any error in interpretation of technical terms or any consequence arising from causes beyond the control of the Issuing Lender; provided that the foregoing shall not be construed to excuse the Issuing Lender from liability to the Borrower to the extent of any direct damages (as opposed to consequential damages, claims in respect of which are hereby waived by the Borrower to the extent permitted by applicable law) suffered by the Borrower that are caused by the Issuing Lender's gross negligence or willful misconduct when determining whether drafts and other documents presented under a Letter of Credit comply with the terms thereof. The parties hereto expressly agree that:

                 (i) the Issuing Lender may accept documents that appear on their face to be in substantial compliance with the terms of a Letter of Credit without responsibility for further investigation, regardless of any notice or information to the contrary, and may make payment upon presentation of documents that appear on their face to be in substantial compliance with the terms of such Letter of Credit;

                 (ii) the Issuing Lender shall have the right, in its sole discretion, to decline to accept such documents, and to decline to make such payment, if such documents are not in strict compliance with the terms of such Letter of Credit; and

                 (iii) this sentence shall establish the standard of care to be exercised by the Issuing Lender when determining whether drafts and other documents presented under a Letter of Credit comply with the terms thereof (and the parties hereto hereby waive, to the extent permitted by applicable law, any standard of care inconsistent with the foregoing).

                 (h) Disbursement Procedures. The Issuing Lender shall, within a reasonable time following its receipt thereof, examine all documents purporting to represent a demand for payment under a Letter of Credit. The Issuing Lender shall promptly after such examination notify the Administrative Agent and the Borrower by telephone (confirmed by telecopy) of such demand for payment and whether the Issuing Lender has made or will make an LC Disbursement thereunder; provided that any failure to give or delay in giving such notice shall not relieve the Borrower of its obligation to reimburse the Issuing Lender and the Lenders with respect to any such LC Disbursement.

                 (i) Interim Interest. If the Issuing Lender shall make any LC Disbursement, then, unless the Borrower shall reimburse such LC Disbursement in full on the date such LC Disbursement is made, the unpaid amount thereof shall bear interest, for each day from and including the date such LC Disbursement is made to but excluding the date that the Borrower





                                Credit Agreement
reimburses such LC Disbursement, at the rate per annum then applicable to ABR Loans; provided that, if the Borrower fails to reimburse such LC Disbursement when due pursuant to paragraph (f) of this Section, then Section 2.11(c) shall apply. Interest accrued pursuant to this paragraph shall be for the account of the Issuing Lender, except that interest accrued on and after the date of payment by any Lender pursuant to paragraph (f) of this Section to reimburse the Issuing Lender shall be for the account of such Lender to the extent of such payment.

                 (j) Replacement of the Issuing Lender. The Issuing Lender may be replaced at any time by written agreement among the Borrower, the Administrative Agent, the replaced Issuing Lender and the successor Issuing Lender. The Administrative Agent shall notify the Lenders of any such replacement of the Issuing Lender. At the time any such replacement shall become effective, the Borrower shall pay all unpaid fees accrued for the account of the replaced Issuing Lender pursuant to Section 2.10(b). From and after the effective date of any such replacement, (i) the successor Issuing Lender shall have all the rights and obligations of the replaced Issuing Lender under this Agreement with respect to Letters of Credit to be issued thereafter and (ii) references herein to the term "Issuing Lender" shall be deemed to refer to such successor or to any previous Issuing Lender, or to such successor and all previous Issuing Lenders, as the context shall require. After the replacement of an Issuing Lender hereunder, the replaced Issuing Lender shall remain a party hereto and shall continue to have all the rights and obligations of an Issuing Lender under this Agreement with respect to Letters of Credit issued by it prior to such replacement, but shall not be required to issue additional Letters of Credit.

                 (k) Cash Collateralization. If either (i) an Event of Default shall occur and be continuing and the Borrower receives notice from the Administrative Agent or the Required Lenders (or, if the maturity of the Loans has been accelerated, Lenders with LC Exposure representing more than 50% of the total LC Exposure) demanding the deposit of cash collateral pursuant to this paragraph, or (ii) the Borrower shall be required to provide cover for LC Exposure pursuant to Section 2.09(b), the Borrower shall immediately deposit in an account with the Administrative Agent, in the name of the Administrative Agent and for the benefit of the Lenders, in the case of an Event of Default, an amount in cash equal to the LC Exposure as of such date plus any accrued and unpaid interest thereon, and, in the case of cover pursuant to Section 2.09(b), the amount required under Section 2.09(b); provided that the obligation to deposit such cash collateral shall become effective immediately, and such deposit shall become immediately due and payable, without demand or other notice of any kind, upon the occurrence of any Event of Default with respect to the Borrower described in clause (h) or (i) of Article VIII. Such deposit shall be held by the Administrative Agent in a segregated collateral account as collateral in the first instance for the LC Exposure under this Agreement and thereafter for the payment of the other obligations of the Borrower hereunder, and for these purposes the Borrower hereby grants a security interest to the Administrative Agent for the





                                Credit Agreement
benefit of the Lenders in such collateral account and in any financial assets (as defined in the Uniform Commercial Code) or other property held therein.

                 SECTION 2.05.  Funding of Borrowings.

                 (a) Funding by Lenders. Each Lender shall make each Loan to be made by it hereunder on the proposed date thereof by wire transfer of immediately available funds by 12:00 noon, New York City time, to the account of the Administrative Agent most recently designated by it for such purpose by notice to the Lenders. The Administrative Agent will make such Loans available to the Borrower by promptly crediting the amounts so received, in like funds, to an account of the Borrower maintained with the Administrative Agent in New York City and designated by the Borrower in the applicable Borrowing Request.

                 (b) Presumption by Administrative Agent. Unless the Administrative Agent shall have received notice from a Lender prior to the proposed date of any Borrowing that such Lender will not make available to the Administrative Agent such Lender's share of such Borrowing, the Administrative Agent may assume that such Lender has made such share available on such date in accordance with paragraph (a) of this Section and may, in reliance upon such assumption, make available to the Borrower a corresponding amount. In such event, if a Lender has not in fact made its share of the applicable Borrowing available to the Administrative Agent, then the applicable Lender and the Borrower severally agree to pay to the Administrative Agent forthwith on demand such corresponding amount with interest thereon, for each day from and including the date such amount is made available to the Borrower to but excluding the date of payment to the Administrative Agent, at (i) in the case of such Lender, the Federal Funds Effective Rate or (ii) in the case of the Borrower, the interest rate applicable to ABR Loans. If such Lender pays such amount to the Administrative Agent, then such amount shall constitute such Lender's Loan included in such Borrowing.

                 SECTION 2.06.  Interest Elections.

                 (a) Elections by Borrower. Each Borrowing initially shall be of the Type specified in the applicable Borrowing Request and, in the case of a Eurodollar Borrowing, shall have an initial Interest Period as specified in such Borrowing Request. Thereafter, the Borrower may elect to convert such Borrowing to a different Type or to continue such Borrowing and, in the case of a Eurodollar Borrowing, may elect Interest Periods therefor, all as provided in this Section. The Borrower may elect different options with respect to different portions of the affected Borrowing, in which case each such portion shall be allocated ratably among the Lenders holding the Loans comprising such Borrowing, and the Loans comprising each such portion shall be considered a separate Borrowing.





                                Credit Agreement

                 (b) Notice of Elections. To make an election pursuant to this Section, the Borrower shall notify the Administrative Agent of such election by telephone by the time that a Borrowing Request would be required under Section 2.03 if the Borrower were requesting a Borrowing of the Type resulting from such election to be made on the effective date of such election. Each such telephonic Interest Election Request shall be irrevocable and shall be confirmed promptly by hand delivery or telecopy to the Administrative Agent of a written Interest Election Request in a form approved by the Administrative Agent and signed by the Borrower.

                 (c) Information in Election Notices. Each telephonic and written Interest Election Request shall specify the following information in compliance with Section 2.02:

                 (i) the Borrowing to which such Interest Election Request applies (including, if applicable, the respective Series of Incremental Facility Loans to which such Interest Election Request relates) and, if different options are being elected with respect to different portions thereof, the portions thereof to be allocated to each resulting Borrowing (in which case the information to be specified pursuant to clauses (iii) and (iv) of this paragraph shall be specified for each resulting Borrowing);

                 (ii) the effective date of the election made pursuant to such Interest Election Request, which shall be a Business Day;

                 (iii) whether the resulting Borrowing is to be an ABR Borrowing or a Eurodollar Borrowing; and

                 (iv) if the resulting Borrowing is a Eurodollar Borrowing, the Interest Period to be applicable thereto after giving effect to such election, which shall be a period contemplated by the definition of the term "Interest Period".


If any such Interest Election Request requests a Eurodollar Borrowing but does not specify an Interest Period, then the Borrower shall be deemed to have selected an Interest Period of one month's duration.

                 (d) Notice by Administrative Agent to Lenders. Promptly following receipt of an Interest Election Request, the Administrative Agent shall advise each Lender of the details thereof and of such Lender's portion of each resulting Borrowing.





                                Credit Agreement

                 (e) Presumption if no Notice. If the Borrower fails to deliver a timely Interest Election Request with respect to a Eurodollar Borrowing prior to the end of the Interest Period applicable thereto, then, unless such Borrowing is repaid as provided herein, at the end of such Interest Period such Borrowing shall be continued as a Eurodollar Borrowing with an Interest Period of one month's duration. Notwithstanding any contrary provision hereof, if an Event of Default has occurred and is continuing and the Administrative Agent, at the request of the Required Lenders, so notifies the Borrower, then, so long as an Event of Default is continuing (i) no outstanding Borrowing may be converted to or continued as a Eurodollar Borrowing and (ii) unless repaid, each Eurodollar Borrowing shall be converted to an ABR Borrowing at the end of the Interest Period applicable thereto.

                 SECTION 2.07.  Termination and Reduction of the Commitments.

                 (a) Scheduled Termination. Unless previously terminated, (i) the Tranche A1 Commitments and the Tranche B1 Commitments shall terminate at 5:00 p.m., New York City time, on the date 60 days after the Closing Date and
(ii) all Tranche A2 Commitments, Tranche B2 Commitments and Incremental Facility Commitments shall terminate at 5:00 p.m., New York City time, on the Commitment Termination Date.

                 (b) Voluntary Termination or Reduction. The Borrower may at any time terminate, or from time to time reduce, the Commitments of any Class (including the Commitments of any Series of Incremental Facility Loans); provided that each reduction of the Commitments of any Class pursuant to this Section shall be in an amount that is U.S. $5,000,000 or a larger multiple of U.S. $1,000,000.

                 (c) Notice of Termination or Reduction. The Borrower shall notify the Administrative Agent of any election to terminate or reduce the Commitments under paragraph (b) of this Section at least three Business Days prior to the effective date of such termination or reduction, specifying such election and the effective date thereof. Promptly following receipt of any notice, the Administrative Agent shall advise the Lenders of the contents thereof. Each notice delivered by the Borrower pursuant to this Section shall be irrevocable.

                 (d) Effect of Termination or Reduction. Any termination or reduction of the Commitments of any Class shall be permanent. Each reduction of the Commitments of any Class shall be made ratably among the Lenders in accordance with their respective Commitments of such Class.





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                                     - 40 -


                 SECTION 2.08.  Repayment of Loans; Evidence of Debt.

                 (a) Repayment. The Borrower hereby unconditionally promises to pay the Loans outstanding hereunder to the Administrative Agent for the account of each Lender the outstanding principal amount of each Loan of each Class of such Lender on each Principal Payment Date, the first nine installments of which shall be in an amount equal to 1/18 of the aggregate principal amount of the Loans of such Class and the final installment of which shall be in an amount equal to the then-outstanding balance.

                 (b) Manner of Payment. Prior to any repayment or prepayment of any Borrowings of any Class hereunder, the Borrower shall select the Borrowing or Borrowings of such Class to be paid and shall notify the Administrative Agent by telephone (confirmed by telecopy) of such selection not later than 11:00 a.m., New York City time, (i) in the case of a repayment or prepayment of a Eurodollar Borrowing, three Business Days before the scheduled date of such payment and (ii) in the case of a repayment or prepayment of an ABR Borrowing, one Business Day before the scheduled date of such payment; provided that each payment of Borrowings of any Class shall be applied to pay any outstanding ABR Borrowings of such Class before any other Borrowings of such Class. If the Borrower fails to make a timely selection of the Borrowing or Borrowings to be repaid or prepaid, such payment shall be applied, first, to pay any outstanding ABR Borrowings of the applicable Class and, second, to other Borrowings of such Class in the order of the remaining duration of their respective Interest Periods (the Borrowing with the shortest remaining Interest Period to be paid first). Each payment of a Borrowing shall be applied ratably to the Loans included in such Borrowing.

                 (c) Maintenance of Loan Accounts by Lenders. Each Lender shall maintain in accordance with its usual practice an account or accounts evidencing the indebtedness of the Borrower to such Lender resulting from each Loan made by such Lender, including the amounts of principal and interest payable and paid to such Lender from time to time hereunder.

                 (d)  Maintenance of Loan Accounts by Administrative Agent.
The Administrative Agent shall maintain accounts in which it shall record (i) the amount of each Loan made hereunder, the Class and Type thereof and the Interest Period applicable thereto, (ii) the amount of any principal or interest due and payable or to become due and payable from the Borrower to each Lender hereunder and (iii) the amount of any sum received by the Administrative Agent hereunder for the account of the Lenders and each Lender's share thereof.

                 (e) Effect of Loan Accounts. The entries made in the accounts maintained pursuant to paragraph (c) or (d) of this Section shall be prima facie evidence of the existence and amounts of the obligations recorded therein; provided that the failure of any Lender or the





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                                     - 41 -


Administrative Agent to maintain such accounts or any error therein shall not in any manner affect the obligation of the Borrower to repay the Loans in accordance with the terms of this Agreement.

                 (f) Promissory Notes. Any Lender may request that Loans of any Class made by it be evidenced by a promissory note. In such event, the Borrower shall prepare, execute and deliver to such Lender a promissory note payable to the order of such Lender (or, if requested by such Lender, to such Lender and its registered assigns) in the form of a pagare under the laws of Argentina and otherwise in a form approved by the Administrative Agent. Thereafter, the Loans evidenced by such promissory note and interest thereon shall at all times (including after assignment pursuant to Section 10.04) be represented by one or more promissory notes in such form payable to the order of the payee named therein (or, if such promissory note is a registered note, to such payee and its registered assigns).

                 SECTION 2.09.  Prepayment of Loans.

                 (a) Optional Prepayments. The Borrower shall have the right at any time and from time to time to prepay any Borrowing in whole or in part, subject to the requirements of this Section, provided that the aggregate principal amount of any prepayment on any date pursuant to this paragraph shall be at least equal to U.S. $5,000,000 with respect to Eurodollar Borrowings and U.S. $1,000,000 with respect to ABR Borrowings. Prepayments under this paragraph (a) shall be made without penalty or premium (other than as provided in Section 2.14) and shall be applied ratably to the Loans of each Class, and to the installments thereof in the inverse order of maturity. Amounts prepaid in respect of any Loans may not be reborrowed.

                 (b) Mandatory Prepayments. The Borrower will make prepayments of the Loans (and reduce the Commitments) hereunder as follows:

                 (i) Excess Cash Flow. Not later than the date 90 days after the end of each fiscal year of the Borrower, commencing with the fiscal year of the Borrower ending December 31, 2000, the Borrower shall prepay the Loans (and/or provide cover for LC Exposure as specified in Section 2.04(k)), in an aggregate amount equal to the excess of (x) 50% of Excess Cash Flow for such fiscal year over (y) the aggregate amount of prepayments of Loans made during such fiscal year pursuant to Section 2.09(a). The Borrower shall be entitled to reduce any mandatory prepayment otherwise required pursuant to this
         Section 2.09(b)(i) with respect to any fiscal year by the aggregate amount of any voluntary prepayments made pursuant to Section 2.09(a) prior to the last day of the 90-day period immediately following the end of such fiscal year (or, if earlier, the date upon which such mandatory prepayment under this Section 2.09(b)(i) is in fact made), provided that the amount of such voluntary prepayments so made during such period shall, in any





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                                     - 42 -


         subsequent fiscal year, be deemed to have been made pursuant to this
         Section 2.09(b)(i) rather than pursuant to Section 2.09(a), and thus shall not be included in the foregoing clause (y) to reduce the amount of any mandatory prepayment of Loans required under this Section 2.09(b)(i) with respect to the fiscal year in which such voluntary prepayments were made.

                 (ii) Change of Control. In the event that any Change of Control shall occur, the Borrower shall immediately prepay in full the Loans (and/or provide cover for LC Exposure as specified in Section 2.04(k)), and the Commitments shall immediately terminate.

                 (iii) Sale of Assets. Without limiting the obligation of the Borrower to obtain the consent of the Required Lenders to any Disposition not otherwise permitted under this Agreement, the Borrower agrees, on or prior to the occurrence of any Disposition under Section 7.03(a)(v)(z), to deliver to the Administrative Agent a statement certified by a Financial Officer, in form and detail reasonably satisfactory to the Administrative Agent, of the estimated amount of the Net Cash Payments of such Disposition that will (on the date of such Disposition) be received in cash and, the Borrower will prepay the Loans hereunder (and provide cover for LC Exposure as specified in clause (iv) of this Section 2.09), and the Commitments hereunder shall be subject to automatic reduction, as follows:

                          (w) upon the date of such Disposition, in an aggregate amount equal to 100% of such estimated amount of the Net Cash Payments, to the extent received in cash on the date of such Disposition; and

                          (x) thereafter, quarterly, on the date of the delivery by the Borrower to the Administrative Agent pursuant to Section 6.01(b) of the financial statements for each quarterly fiscal period or (if earlier) the date 45 days after the end of such quarterly fiscal period, to the extent the Borrower or any of its Subsidiaries shall receive Net Cash Payments during such quarterly fiscal period in cash under deferred payment arrangements or Disposition Investments entered into or received in connection with any Disposition, an amount equal to (A) 100% of the aggregate amount of such Net Cash Payments minus (B) any transaction expenses associated with Dispositions and not previously deducted in the determination of Net Cash Payments plus (or minus, as the case may be) (C) any other adjustment received or paid by the Borrower or any Subsidiary pursuant to the respective agreements giving rise to Dispositions and not previously taken into account in the determination of the Net Cash Payments of Dispositions.





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                                     - 43 -


                 Notwithstanding the foregoing, the Borrower shall not be required to make a prepayment (or provide cover), and the Commitments shall not be subject to reduction, pursuant to this Section 2.09(b)(iii) with respect to the Net Cash Payments from any Disposition in the event that the Borrower certifies to the Administrative Agent at the time a prepayment or reduction of Commitments is required to be made under the foregoing clauses (w) or
         (x) that it intends to reinvest such Net Cash Payments into replacement assets useful in the business of the Borrower and its Subsidiaries, so long as

                          (y) such Net Cash Payments are delivered to the Administrative Agent to be held by it as additional collateral security for the Loans, in which event the Administrative Agent need not release such Net Cash Payments except upon presentation of evidence reasonably satisfactory to it that such Net Cash Payments are to be so reinvested in compliance with the provisions of this Agreement; provided that (without the consent of the Required Lenders) the Administrative Agent shall not be obligated to release such monies for application to a reinvestment transaction at any time after the occurrence and during the continuance of any Event of Default; and

                          (z) the Net Cash Payments from any Disposition are in fact so reinvested within twelve months of such Disposition (it being understood that, in the event Net Cash Payments from more than one Disposition are delivered to the Administrative Agent, such Net Cash Payments shall be deemed to be released in the same order in which such Dispositions occurred and, accordingly, any such Net Cash Payments so held for more than twelve months shall be forthwith applied to the prepayment of Loans (and cover for LC Exposure) and reductions of Commitments as provided in clause (iv) of this Section 2.09(b)).

         The Borrower hereby (i) grants a security interest in favor of the Administrative Agent for the benefit of the Lenders in all of its right, title and interest in the Net Cash Payments and any Permitted Investments made with the proceeds thereof (as provided below) and
         (ii) agrees to instruct all Persons obligated in respect of all Dispositions under this paragraph to make all payments in respect thereof either (A) directly to the Administrative Agent by instructing that such payments be remitted to a post office box which shall be in the name and under the control of the Administrative Agent as collateral security for the Loans or (B) to one or more other banks in the United States of America (by instructing that such payments be remitted to a post office box which shall be in the name and under the control of the Administrative Agent) under arrangements, in form and substance satisfactory to the Administrative Agent pursuant to which the





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                                     - 44 -


         Borrower shall have irrevocably instructed such other bank (and such other bank shall have agreed) to remit all proceeds of such payments directly to the Administrative Agent to be held by it as collateral security for the Loans. In addition to the foregoing, the Borrower agrees that if any Net Cash Payments shall be received by it, it shall as promptly as possible remit such Net Cash Payments to the Administrative Agent. Until so deposited, all such proceeds shall be held in trust by the Borrower for and as the property of the Administrative Agent and shall not be commingled with any other funds or property of the Borrower.

                 Net Cash Payments so held by the Administrative Agent shall be invested from time to time in such Permitted Investments of the type described in clauses (a) through (d) of the definition thereof as the Borrower (or, after the occurrence and during the continuance of a Default, the Administrative Agent) shall determine, which Permitted Investments shall be held in the name and be under the control of the Administrative Agent. At any time following the occurrence and during the continuance of an Event of Default, the Administrative Agent may (and, if instructed by the Required Lenders shall) in its (or their) discretion apply or cause to be applied (subject to collection) the balance from time to time outstanding to the credit of any accounts in which the Administrative Agent holds Net Cash Payments and/or elect to liquidate any such Permitted Investments and to apply or cause to be applied the proceeds thereof in the manner specified in clause (iv) below.

                 (iv) Application. Upon each required reduction of Commitments and prepayment of Loans (and cover for LC Exposure) pursuant to this Section 2.09(b), the respective Commitments of each Class shall be reduced, and (if the Commitments of such Class have terminated) the respective Loans of each Class shall be prepaid, ratably in accordance with the respective then-outstanding aggregate amounts of such Commitments or Loans, and to the installments thereof in the inverse order of maturity. Each such prepayment of Loans shall be made without penalty or premium, other than as provided in Section 2.14.

                 (c) Notices, Etc. The Borrower shall notify the Administrative Agent by telephone (confirmed by telecopy) of any prepayment hereunder (i) in the case of prepayment of a Eurodollar Borrowing, not later than 11:00 a.m., New York City time, three Business Days before the date of prepayment and (ii) in the case of prepayment of an ABR Borrowing, not later than 11:00 a.m., New York City time, one Business Day before the date of prepayment. Each such notice shall be irrevocable and shall specify the prepayment date and the principal amount of each Borrowing or portion thereof to be prepaid. Promptly following receipt of any such notice relating to a Borrowing, the Administrative Agent shall advise the Lenders of the contents





                                Credit Agreement
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                                     - 45 -


thereof. Each partial prepayment of any Eurodollar Borrowing shall be in an aggregate principal amount at least equal to U.S. $5,000,000; and each partial prepayment of any ABR Borrowing shall be in an aggregate principal amount at least equal to U.S. $1,000,000. Each prepayment of a Borrowing shall be applied ratably to the Loans included in the prepaid Borrowing. Prepayments shall be accompanied by accrued interest to the extent required by Section 2.11.

                 SECTION 2.10.  Fees.

                 (a) Commitment Fee. The Borrower agrees to pay to the Administrative Agent for the account of each Lender a commitment fee, which shall accrue at a rate per annum equal to 1/2 of 1% on the average daily unused amount of each Term Commitment of such Lender for the period from and including the date hereof to, but not including, the earlier of the date such Term Commitment terminates and the Commitment Termination Date. Accrued commitment fees shall be payable, in arrears, on each Quarterly Date and on the earlier of the date the relevant Commitment terminates and the Commitment Termination Date, as applicable, commencing on the first such date to occur after the date hereof. All commitment fees shall be computed on the basis of a year of 360 days and shall be payable for the actual number of days elapsed (including the first day but excluding the last day). For purposes of computing commitment fees with respect to the Tranche A2 Commitments and the Tranche B2 Commitments, the Term Commitment of a Lender of such Class shall be deemed to be used to the extent of the outstanding LC Exposure of such Lender of such Class.

                 (b) Letter of Credit Fees. The Borrower agrees to pay (i) to the Administrative Agent for the account of each Lender a participation fee with respect to its participations in Letters of Credit, which shall accrue at a rate per annum equal to the Applicable Margin then in effect with respect to Eurodollar Loans on the average daily amount of such Lender's LC Exposure (excluding any portion thereof attributable to unreimbursed LC Disbursements) during the period from and including the Closing Date to, but excluding, the later of the date on which such Lender's Commitment terminates and the date on which such Lender ceases to have any LC Exposure, and (ii) to the Issuing Lender a fronting fee, which shall accrue at the rate of 1/4 of 1% per annum on the average daily amount of the LC Exposure (excluding any portion thereof attributable to unreimbursed LC Disbursements) during the period from and including the Closing Date to but excluding the later of the date of termination of the Commitments and the date on which there ceases to be any LC Exposure, as well as the Issuing Lender's standard fees with respect to the administration, issuance, amendment, negotiation, renewal or extension of any Letter of Credit or processing of drawings thereunder. Participation fees and fronting fees accrued through and including each Quarterly Date shall be payable on the third Business Day following such Quarterly Date, commencing on the first such date to occur after the Closing Date; provided that all such fees shall be payable on the date on which the Commitments





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                                     - 46 -


terminate and any such fees accruing after the date on which the Commitments terminate shall be payable on demand. Any other fees payable to the Issuing Lender pursuant to this paragraph shall be payable within 10 days after demand. All participation fees and fronting fees shall be computed on the basis of a year of 360 days and shall be payable for the actual number of days elapsed (including the first day but excluding the last day).

                 (c) Administrative Agent Fees. The Borrower agrees to pay to the Administrative Agent, for its own account, fees payable in the amounts and at the times separately agreed upon between the Borrower and the Administrative Agent.

                 (d) Payment of Fees. All fees payable hereunder shall be paid on the dates due, in immediately available funds, to the Administrative Agent (or to the Issuing Lender, in the case of fees payable to it) for distribution, in the case of facility fees and participation fees, to the Lenders entitled thereto. Fees paid shall not be refundable under any circumstances.

                 SECTION 2.11.  Interest.

                 (a) ABR Borrowings. The Loans comprising each ABR Borrowing shall bear interest at a rate per annum equal to the Alternate Base Rate plus the Applicable Margin.

                 (b) Eurodollar Borrowings. The Loans comprising each Eurodollar Borrowing shall bear interest at a rate per annum equal to the Adjusted LIBO Rate for the Interest Period in effect for such Borrowing plus the Applicable Margin.

                 (c) Default Interest. Notwithstanding the foregoing, if any principal of or interest on any Loan or any fee or other amount payable by the Borrower hereunder is not paid when due, whether at stated maturity, upon acceleration, by mandatory prepayment or otherwise, such overdue amount shall bear interest, after as well as before judgment, at a rate per annum equal to
(i) in the case of overdue principal of any Loan, 2% plus the rate otherwise applicable to such Loan as provided above or (ii) in the case of any other amount, 2% plus the rate applicable to ABR Loans as provided in paragraph (a) of this Section.

                 (d) Payment of Interest. Accrued interest on each Loan shall be payable in arrears on each Interest Payment Date for such Loan; provided that (i) interest accrued pursuant to paragraph (c) of this Section shall be payable on demand, (ii) in the event of any repayment or prepayment of any Loan, accrued interest on the principal amount repaid or prepaid shall be payable on the date of such repayment or prepayment and (iii) in the event of any conversion of any Eurodollar Borrowing prior to the end of the current Interest Period therefor, accrued interest on such Borrowing shall be payable on the effective date of such conversion.





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                                     - 47 -



                 (e) Computation. All interest hereunder shall be computed on the basis of a year of 360 days, except that interest computed by reference to the Alternate Base Rate at times when the Alternate Base Rate is based on the Prime Rate shall be computed on the basis of a year of 365 days (or 366 days in a leap year), and in each case shall be payable for the actual number of days elapsed (including the first day but excluding the last day). The applicable Alternate Base Rate or Eurodollar Rate shall be determined by the Administrative Agent, and such determination shall be conclusive absent manifest error.

                 SECTION 2.12. Alternate Rate of Interest. If prior to the commencement of any Interest Period for a Eurodollar Borrowing:

                 (a) the Administrative Agent determines (which determination shall be conclusive absent manifest error) that adequate and reasonable means do not exist for ascertaining the Adjusted LIBO Rate for such Interest Period; or

                 (b) if such Borrowing is of a particular Class of Loans (including of a particular Series of Incremental Facility Loans), the Administrative Agent is advised by the Required Lenders of such Class that the Adjusted LIBO Rate or the LIBO Rate, as applicable, for such Interest Period will not adequately and fairly reflect the cost to such Lenders of making or maintaining their Loans included in such Borrowing for such Interest Period;

then the Administrative Agent shall give notice thereof to the Borrower and the relevant Lenders by telephone or telecopy as promptly as practicable thereafter and, until the Administrative Agent notifies the Borrower and such Lenders that the circumstances giving rise to such notice no longer exist, (i) any Interest Election Request that requests the conversion of any Borrowing to, or continuation of any Borrowing as, a Eurodollar Borrowing shall be ineffective and (ii) if any Borrowing Request requests a Eurodollar Borrowing, such Borrowing shall be made as an ABR Borrowing.

                 SECTION 2.13.  Increased Costs.

                 (a)  Increased Costs Generally.  If any Change in Law shall:

                 (i) impose, modify or deem applicable any reserve, special deposit or similar requirement against assets of, deposits with or for the account of, or credit extended by, any Lender (except any such reserve requirement reflected in the Adjusted LIBO Rate) or the Issuing Lender; or





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                                     - 48 -



                 (ii) impose on any Lender or the Issuing Lender or the London interbank market any other condition affecting this Agreement or Eurodollar Loans made by such Lender or any Letter of Credit or participation therein;

and the result of any of the foregoing shall be to increase the cost to such Lenders of making or maintaining any Eurodollar Loan (or of maintaining its obligation to make any such Loan) or to increase the cost to such Lender or the Issuing Lender of participating in, issuing or maintaining any Letter of Credit or to reduce the amount of any sum received or receivable by such Lender or the Issuing Lender hereunder (whether of principal, interest or otherwise), then the Borrower will pay to such Lender or the Issuing Lender, as the case may be, such additional amount or amounts as will compensate such Lender or the Issuing Lender, as the case may be, for such additional costs incurred or reduction suffered.

                 (b) Capital Requirements. If any Lender or the Issuing Lender determines that any Change in Law regarding capital requirements has or would have the effect of reducing the rate of return on such Lender's or the Issuing Lender's capital or on the capital of such Lender's or the Issuing Lender's holding company, if any, as a consequence of this Agreement or the Loans made by, or participations in Letters of Credit held by, such Lender, or the Letters of Credit issued by the Issuing Lender, to a level below that which such Lender or the Issuing Lender or such Lender's or the Issuing Lender's holding company could have achieved but for such Change in Law (taking into consideration such Lender's or the Issuing Lender's policies and the policies of such Lender's or the Issuing Lender's holding company with respect to capital adequacy), then from time to time the Borrower will pay to such Lender or the Issuing Lender, as the case may be, such additional amount or amounts as will compensate such Lender or the Issuing Lender or such Lender's or the Issuing Lender's holding company for any such reduction suffered.

                 (c) Certificates from Lenders. A certificate of a Lender or the Issuing Lender setting forth the amount or amounts necessary to compensate such Lender or the Issuing Lender or its holding company, as the case may be, as specified in paragraph (a) or (b) of this Section shall be delivered to the Borrower and shall be conclusive absent manifest error. The Borrower shall pay such Lender or the Issuing Lender, as the case may be, the amount shown as due on any such certificate within 10 days after receipt thereof.

                 (d) Delay in Requests. Failure or delay on the part of any Lender or the Issuing Lender to demand compensation pursuant to this Section shall not constitute a waiver of such Lender's or the Issuing Lender's right to demand such compensation; provided that the Borrower shall not be required to compensate a Lender or the Issuing Lender pursuant to this Section for any increased costs or reductions incurred more than six months prior to the date that such





                                Credit Agreement

Lender or the Issuing Lender, as the case may be, notifies the Borrower of the Change in Law giving rise to such increased costs or reductions and of such Lender's or the Issuing Lender's intention to claim compensation therefor; provided further that, if the Change in Law giving rise to such increased costs or reductions is retroactive, then the six-month period referred to above shall be extended to include the period of retroactive effect thereof.


                 SECTION 2.14. Break Funding Payments. In the event of (a) the payment of any principal of any Eurodollar Loan other than on the last day of an Interest Period applicable thereto (including as a result of an Event of Default), (b) the conversion of any Eurodollar Loan other than on the last day of the Interest Period applicable thereto, (c) the failure to borrow, convert, continue or prepay any Loan on the date specified in any notice delivered pursuant hereto, or (d) the assignment of any Eurodollar Loan other than on the last day of the Interest Period applicable thereto as a result of a request by the Borrower pursuant to Section 2.17, then, in any such event, the Borrower shall compensate each Lender for the loss, cost and expense attributable to such event. In the case of a Eurodollar Loan, the loss to any Lender attributable to any such event shall be deemed to include an amount determined by such Lender to be equal to the excess, if any, of (i) the amount of interest that such Lender would pay for a deposit equal to the principal amount of such Loan for the period from the date of such payment, conversion, failure or assignment to the last day of the then current Interest Period for such Loan (or, in the case of a failure to borrow, convert or continue, the duration of the Interest Period that would have resulted from such borrowing, conversion or continuation) if the interest rate payable on such deposit were equal to the Adjusted LIBO Rate for such Interest Period, over (ii) the amount of interest that such Lender would earn on such principal amount for such period if such Lender were to invest such principal amount for such period at the interest rate that would be bid by such Lender (or an affiliate of such Lender) for U.S. Dollar deposits from other banks in the eurodollar market at the commencement of such period. A certificate of any Lender setting forth any amount or amounts that such Lender is entitled to receive pursuant to this Section shall be delivered to the Borrower and shall be conclusive absent manifest error.
The Borrower shall pay such Lender the amount shown as due on any such certificate within 10 days after receipt thereof.

                 SECTION 2.15.  Argentine Taxes.

                 (a) Payments by Borrower. The Borrower will pay all Taxes applicable to it, without charge to or offset against any amount due to the Administrative Agent or any Lender. The Borrower will pay all Taxes applicable to it prior to the date on which penalties attach thereto, except (i) any such Taxes (other than Argentine Taxes imposed on or in respect of any amount payable by the Borrower hereunder) the payment of which is being contested in good faith and by proper proceedings and against which adequate reserves are being maintained, so





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                                     - 50 -


long as no claim for such Taxes is made on the Administrative Agent or any Lender or (ii) to the extent that the failure to do so could not reasonably be expected to result in a Material Adverse Effect.

                 (b) Payments Made Free of Argentine Taxes. All payments on account of the principal of and interest on the Loans, fees and all other amounts payable hereunder by the Borrower to or for the account of the Administrative Agent or any Lender, including, without limitation, amounts payable under this Section, shall be made free and clear of and without reduction or liability for Argentine Taxes or Other Taxes.

                 (c) Gross-up. In the event that the Borrower is required to deduct or withhold Argentine Taxes from any amounts payable on, under or in respect of this Agreement or the Loans made to the Borrower, the Borrower shall (to the fullest extent permitted by applicable law) promptly pay the Person entitled to such amount such additional amounts as may be required, after any deduction or withholding of Argentine Taxes, to enable such Person to receive from the Borrower on the due date thereof, an amount equal to the full amount stated to be payable to such Person under this Agreement. Each Lender shall provide to the Borrower such forms or certificates as the Borrower may reasonably request to establish such Lender's entitlement to any exemption from or reduction of Argentine Taxes, but no Lender shall be required to provide any form or certificate if it determines in its discretion that the provision of such form or certificate could adversely affect it or it is not legally entitled to provide such form or certificate.

                 (d) Other Taxes. The Borrower shall pay all Other Taxes to the relevant Governmental Authority, except taxes imposed on the gross revenues of any Lender, which shall be paid by such Lender.

                 (e) Indemnification by Borrower. The Borrower shall indemnify the Administrative Agent and each Lender against, and reimburse the Administrative Agent and each Lender on demand for, any Argentine Taxes or Other Taxes and any loss, liability, claim or expense, including interest, penalties and legal fees, that the Administrative Agent or such Lender may incur at any time arising out of or in connection with any failure of the Borrower to make any payment of Argentine Taxes when due. A certificate as to the amount of such payment or liability delivered to the Borrower by such indemnified person shall be conclusive absent manifest error.

                 (f) Tax Receipts. The Borrower shall furnish to the Administrative Agent, together with sufficient certified copies for distribution to each Lender requesting the same (identifying the Lenders that have so requested), original official tax receipts (or certified copies





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                                     - 51 -


thereof) in respect of each payment of Argentine Taxes required pursuant to this Section 2.15 (other than clause (a)) made by the Borrower or such other information, documents and receipts that the Administrative Agent or such Lender may reasonably require to establish to its satisfaction that full and timely payment has been made of all such Argentine Taxes required to be paid under this Section within 30 days after the date such payment is made.

                 SECTION 2.16. Payments Generally; Pro Rata Treatment; Sharing of Set-offs.

                 (a) Payments by Borrower. The Borrower shall make each payment required to be made by it hereunder (whether of principal, interest, fees or reimbursement of LC Disbursements, or under Section 2.13, 2.14 or 2.15, or otherwise) or under any other Loan Document (except to the extent otherwise provided therein) prior to 12:00 noon, New York City time, on the date when due, in immediately available funds, without set-off or counterclaim. Any amounts received after such time on any date may, in the discretion of the Administrative Agent, be deemed to have been received on the next succeeding Business Day for purposes of calculating interest thereon. All such payments shall be made to the Administrative Agent at its offices at 270 Park Avenue, New York, New York, except as otherwise expressly provided in the relevant Loan Document, and except payments to be made directly to the Issuing Lender as expressly provided herein and except that payments pursuant to Sections 2.13, 2.14, 2.15 and 9.03 shall be made directly to the Persons entitled thereto.
The Administrative Agent shall distribute any such payments received by it for the account of any other Person to the appropriate recipient promptly following receipt thereof. If any payment hereunder shall be due on a day that is not a Business Day, the date for payment shall be extended to the next succeeding Business Day and, in the case of any payment accruing interest, interest thereon shall be payable for the period of such extension. All payments hereunder or under any other Loan Document (except to the extent otherwise provided therein) shall be made in U.S. Dollars.


                 (b) Application if Payments Insufficient. If at any time insufficient funds are received by and available to the Administrative Agent to pay fully all amounts of principal, unreimbursed LC Disbursements, interest and fees then due hereunder, such funds shall be applied (i) first, to pay interest and fees then due hereunder, ratably among the parties entitled thereto in accordance with the amounts of interest and fees then due to such parties, and
(ii) second, to pay principal and unreimbursed LC Disbursements then due hereunder, ratably among the parties entitled thereto in accordance with the amounts of principal and unreimbursed LC Disbursements then due to such parties.

                 (c) Pro Rata Treatment. Except to the extent otherwise provided herein: (i) each Borrowing of a particular Class shall be made from the relevant Lenders, each payment of commitment fee under Section 2.10 in respect of Commitments of a particular Class shall be





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                                     - 52 -


made for account of the relevant Lenders, and each termination or reduction of the amount of the Commitments of a particular Class under Section 2.07 shall be applied to the respective Commitments of such Class of the relevant Lenders, pro rata according to the amounts of their respective Commitments of such Class; (ii) Borrowings of any Class shall be allocated pro rata among the relevant Lenders according to the amounts of their respective Commitments of such Class (in the case of the making of Loans) or their respective Loans of such Class; (iii) each payment or prepayment of principal of Loans of any Class by the Borrower shall be made for account of the relevant Lenders pro rata in accordance with the respective unpaid principal amounts of the Loans of such Class held by them; and (iv) each payment of interest on Loans of any Class by the Borrower shall be made for account of the relevant Lenders pro rata in accordance with the amounts of interest on such Loans then due and payable to the respective Lenders.

                 (d) Sharing of Payments by Lenders. If any Lender shall, by exercising any right of set-off, counterclaim, foreclosure or otherwise, obtain payment in respect of any principal of or interest on any of its Loans or participations in LC Disbursements resulting in such Lender receiving payment of a greater proportion of the aggregate amount of its Loans and participations in LC Disbursements and accrued interest thereon then due than the proportion received by any other Lender, then the Lender receiving such greater proportion shall purchase (for cash at face value) participations in the Loans and participations in LC Disbursements of other Lenders to the extent necessary so that the benefit of all such payments shall be shared by the Lenders ratably in accordance with the aggregate amount of principal of and accrued interest on their respective Loans and participations in LC Disbursements; provided that
(i) if any such participations are purchased and all or any portion of the payment giving rise thereto is recovered, such participations shall be rescinded and the purchase price restored to the extent of such recovery, without interest, and (ii) the provisions of this paragraph shall not be construed to apply to any payment made by the Borrower pursuant to and in accordance with the express terms of this Agreement or any payment obtained by a Lender as consideration for the assignment of or sale of a participation in any of its Loans or participations in LC Disbursements to any assignee or participant, other than to the Borrower or any Subsidiary or Affiliate thereof (as to which the provisions of this paragraph shall apply). Without limiting the generality of the foregoing, Chase hereby agrees that, if as a result of any foreclosure by it upon collateral security held by it in its individual capacity (and not as Administrative Agent hereunder) pursuant to the Security Documents, it shall obtain payment in respect of any principal of or interest on any of its Loans or participations in LC Disbursements, it will, as provided above, purchase (for cash at face value) participations in the Loans and participations in LC Disbursements of the other Lenders to the extent necessary so that the benefit of all such payments received by Chase shall be shared by the Lenders ratably in accordance with the aggregate amount of principal of and accrued interest on their respective Loans and participations in LC Disbursements as provided above.





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                                     - 53 -



                 The Borrower consents to the provisions of the foregoing paragraph and agrees, to the extent it may effectively do so under applicable law, that any Lender acquiring a participation pursuant to the foregoing arrangements may exercise against the Borrower rights of set-off and counterclaim with respect to such participation as fully as if such Lender were a direct creditor of the Borrower in the amount of such participation.

                 (e) Presumptions of Payments. Unless the Administrative Agent shall have received notice from the Borrower prior to the date on which any payment is due to the Administrative Agent for the account of the Lenders or the Issuing Lender hereunder that the Borrower will not make such payment, the Administrative Agent may assume that the Borrower has made such payment on such date in accordance herewith and may, in reliance upon such assumption, distribute to the Lenders or the Issuing Lender, as the case may be, the amount due. In such event, if the Borrower has not in fact made such payment, then each of the Lenders or the Issuing Lender, as the case may be, severally agrees to repay to the Administrative Agent forthwith on demand the amount so distributed to such Lender or the Issuing Lender with interest thereon, for each day from and including the date such amount is distributed to it to but excluding the date of payment to the Administrative Agent, at the Federal Funds Effective Rate.

                 (f) Certain Deductions by Administrative Agent. If any Lender shall fail to make any payment required to be made by it pursuant to
Section 2.04(e) or (f), 2.05(b) or 2.16(e), then the Administrative Agent may, in its discretion (notwithstanding any contrary provision hereof), apply any amounts thereafter received by the Administrative Agent for the account of such Lender to satisfy such Lender's obligations under such Sections until all such unsatisfied obligations are fully paid.

                 SECTION 2.17.  Mitigation Obligations; Replacement of Lenders.

                 (a) Designation of Different Lending Office. If any Lender requests compensation under Section 2.13, or if the Borrower is required to pay any additional amount to any Lender or any Governmental Authority for the account of any Lender pursuant to Section 2.15, then such Lender shall use reasonable efforts to designate a different lending office for funding or booking its Loans hereunder or to assign its rights and obligations hereunder to another of its offices, branches or affiliates, if, in the judgment of such Lender, such designation or assignment (i) would eliminate or reduce amounts payable pursuant to Section 2.13 or 2.15, as the case may be, in the future and
(ii) would not subject such Lender to any unreimbursed cost or expense and would not otherwise be disadvantageous to such Lender. The Borrower hereby agrees to pay all reasonable costs and expenses incurred by any Lender in connection with any such designation or assignment.





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                                     - 54 -



                 (b) Replacement of Lenders. If any Lender requests compensation under Section 2.13, or if the Borrower is required to pay any additional amount to any Lender or any Governmental Authority for the account of any Lender pursuant to Section 2.15, or if any Lender defaults in its obligation to fund Loans hereunder, then the Borrower may, at its sole expense and effort, upon notice to such Lender and the Administrative Agent, require such Lender to assign and delegate, without recourse (in accordance with and subject to the restrictions contained in Section 10.04), all its interests, rights and obligations under this Agreement to an assignee that shall assume such obligations (which assignee may be another Lender, if a Lender accepts such assignment); provided that (i) the Borrower shall have received the prior written consent of the Administrative Agent, which consent shall not unreasonably be withheld, (ii) such Lender shall have received payment of an amount equal to the outstanding principal of its Loans and participations in LC Disbursements, accrued interest thereon, accrued fees and all other amounts payable to it hereunder, from the assignee (to the extent of such outstanding principal and accrued interest and fees) or the Borrower (in the case of all other amounts) and (iii) in the case of any such assignment resulting from a claim for compensation under Section 2.13 or payments required to be made pursuant to Section 2.15, such assignment will result in a reduction in such compensation or payments. A Lender shall not be required to make any such assignment and delegation if, prior thereto, as a result of a waiver by such Lender or otherwise, the circumstances entitling the Borrower to require such assignment and delegation cease to apply.


                                  ARTICLE III

                                   GUARANTEE

                 SECTION 3.01. The Guarantee. The Subsidiary Guarantors hereby jointly and severally guarantee to each Lender and the Administrative Agent and their respective successors and assigns the prompt payment in full when due (whether at stated maturity, by acceleration or otherwise) of the principal of and interest on the Loans made by the Lenders to the Borrower and all other amounts from time to time owing to the Lenders or the Administrative Agent by the Borrower under this Agreement and by any Obligor under any of the other Loan Documents, in each case strictly in accordance with the terms thereof (such obligations being herein collectively called the "Guaranteed Obligations"). The Subsidiary Guarantors hereby further jointly and severally agree that if the Borrower shall fail to pay in full when due (whether at stated maturity, by acceleration or otherwise) any of the Guaranteed Obligations, the Subsidiary Guarantors will promptly pay the same, without any demand or notice whatsoever, and that in the case of any extension of time of payment or renewal of any of the Guaranteed Obligations, the same will be





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promptly paid in full when due (whether at extended maturity, by acceleration or otherwise) in accordance with the terms of such extension or renewal.

                 SECTION 3.02. Obligations Unconditional. The obligations of the Subsidiary Guarantors under Section 3.01 are absolute and unconditional, joint and several, irrespective of the value, genuineness, validity, regularity or enforceability of the obligations of the Borrower under this Agreement or any other agreement or instrument referred to herein or therein, or any substitution, release or exchange of any other guarantee of or security for any of the Guaranteed Obligations, and, to the fullest extent permitted by applicable law, irrespective of any other circumstance whatsoever that might otherwise constitute a legal or equitable discharge or defense of a surety or guarantor, it being the intent of this Section that the obligations of the Subsidiary Guarantors hereunder shall be absolute and unconditional, joint and several, under any and all circumstances. Without limiting the generality of the foregoing, it is agreed that the occurrence of any one or more of the following shall not alter or impair the liability of the Subsidiary Guarantors hereunder, which shall remain absolute and unconditional as described above:

                (i) at any time or from time to time, without notice to the Subsidiary Guarantors, the time for any performance of or compliance with any of the Guaranteed Obligations shall be extended, or such performance or compliance shall be waived;

                (ii) any of the acts mentioned in any of the provisions of this Agreement or any other agreement or instrument referred to herein shall be done or omitted;

                (iii) the maturity of any of the Guaranteed Obligations shall be accelerated, or any of the Guaranteed Obligations shall be modified, supplemented or amended in any respect, or any right under this Agreement or any other agreement or instrument referred to herein shall be waived or any other guarantee of any of the Guaranteed Obligations or any security therefor shall be released or exchanged in whole or in part or otherwise dealt with; or

                (iv) any lien or security interest granted to, or in favor of, the Administrative Agent or any Lender or Lenders as security for any of the Guaranteed Obligations shall fail to be perfected.

The Subsidiary Guarantors hereby expressly waive diligence, presentment, demand of payment, protest and all notices whatsoever, and any requirement that the Administrative Agent or any Lender exhaust any right, power or remedy or proceed against the Borrower under this





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                                     - 56 -


Agreement or any other agreement or instrument referred to herein, or against any other Person under any other guarantee of, or security for, any of the Guaranteed Obligations.


                 SECTION 3.03. Reinstatement. The obligations of the Subsidiary Guarantors under this Article shall be automatically reinstated if and to the extent that for any reason any payment by or on behalf of the Borrower in respect of the Guaranteed Obligations is rescinded or must be otherwise restored by any holder of any of the Guaranteed Obligations, whether as a result of any proceedings in bankruptcy or reorganization or otherwise, and the Subsidiary Guarantors jointly and severally agree that they will indemnify the Administrative Agent and each Lender on demand for all reasonable costs and expenses (including fees of counsel) incurred by the Administrative Agent or such Lender in connection with such rescission or restoration, including any such costs and expenses incurred in defending against any claim alleging that such payment constituted a preference, fraudulent transfer or similar payment under any bankruptcy, insolvency or similar law.

                 SECTION 3.04. Subrogation. The Subsidiary Guarantors hereby jointly and severally agree that until the payment and satisfaction in full of all Guaranteed Obligations and the expiration and termination of the Commitments of the Lenders under this Agreement they shall not exercise any right or remedy arising by reason of any performance by them of their guarantee in Section 3.01, whether by subrogation or otherwise, against the Borrower or any other guarantor of any of the Guaranteed Obligations or any security for any of the Guaranteed Obligations.

                 SECTION 3.05. Remedies. The Subsidiary Guarantors jointly and severally agree that, as between the Subsidiary Guarantors and the Lenders, the obligations of the Borrower under this Agreement may be declared to be forthwith due and payable as provided in Article VIII (and shall be deemed to have become automatically due and payable in the circumstances provided in
Article VIII) for purposes of Section 3.01 notwithstanding any stay, injunction or other prohibition preventing such declaration (or such obligations from becoming automatically due and payable) as against the Borrower and that, in the event of such declaration (or such obligations being deemed to have become automatically due and payable), such obligations (whether or not due and payable by the Borrower) shall forthwith become due and payable by the Subsidiary Guarantors for purposes of Section 3.01.

                 SECTION 3.06. Instrument for the Payment of Money. Each Subsidiary Guarantor hereby acknowledges that the guarantee in this Article constitutes an instrument for the payment of money, and consents and agrees that any Lender or the Administrative Agent, at its sole option, in the event of a dispute by such Subsidiary Guarantor in the payment of any





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moneys due hereunder, shall have the right to bring motion-action under New
York CPLR Section 3213.

                 SECTION 3.07.  Continuing Guarantee.  The guarantee in this
Article is a continuing guarantee, and shall apply to all Guaranteed Obligations whenever arising.


                 SECTION 3.08. Rights of Contribution. The Subsidiary Guarantors hereby agree, as between themselves, that if any Subsidiary Guarantor shall become an Excess Funding Guarantor (as defined below) by reason of the payment by such Subsidiary Guarantor of any Guaranteed Obligations, each other Subsidiary Guarantor shall, on demand of such Excess Funding Guarantor (but subject to the next sentence), pay to such Excess Funding Guarantor an amount equal to such Subsidiary Guarantor's Pro Rata Share (as defined below and determined, for this purpose, without reference to the properties, debts and liabilities of such Excess Funding Guarantor) of the Excess Payment (as defined below) in respect of such Guaranteed Obligations. The payment obligation of a Subsidiary Guarantor to any Excess Funding Guarantor under this Section shall be subordinate and subject in right of payment to the prior payment in full of the obligations of such Subsidiary Guarantor under the other provisions of this Article and such Excess Funding Guarantor shall not exercise any right or remedy with respect to such excess until payment and satisfaction in full of all of such obligations.

                 For purposes of this Section, (i) "Excess Funding Guarantor" means, in respect of any Guaranteed Obligations, a Subsidiary Guarantor that has paid an amount in excess of its Pro Rata Share of such Guaranteed Obligations, (ii) "Excess Payment" means, in respect of any Guaranteed Obligations, the amount paid by an Excess Funding Guarantor in excess of its Pro Rata Share of such Guaranteed Obligations and (iii) "Pro Rata Share" means, for any Subsidiary Guarantor, the ratio (expressed as a percentage) of (x) the amount by which the aggregate present fair saleable value of all properties of such Subsidiary Guarantor (excluding any shares of stock or quotas of any other Subsidiary Guarantor) exceeds the amount of all the debts and liabilities of such Subsidiary Guarantor (including contingent, subordinated, unmatured and unliquidated liabilities, but excluding the obligations of such Subsidiary Guarantor hereunder and any obligations of any other Subsidiary Guarantor that have been Guaranteed by such Subsidiary Guarantor) to (y) the amount by which the aggregate fair saleable value of all properties of all of the Subsidiary Guarantors exceeds the amount of all the debts and liabilities (including contingent, subordinated, unmatured and unliquidated liabilities, but excluding the obligations of the Borrower and the Subsidiary Guarantors hereunder and under the other Loan Documents) of all of the Subsidiary Guarantors, determined
(A) with respect to any Subsidiary Guarantor that is a party hereto on the Closing Date, as of the Closing Date, and (B) with respect to any other Subsidiary Guarantor, as of the date such Subsidiary Guarantor becomes a Subsidiary Guarantor hereunder.





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                                     - 58 -



                 SECTION 3.09.  General Limitation on Guarantee Obligations.
In any action or proceeding involving any state corporate law, or any state or Federal bankruptcy, insolvency, reorganization or other law affecting the rights of creditors generally, if the obligations of any Subsidiary Guarantor under Section 3.01 would otherwise, taking into account the provisions of
Section 3.08, be held or determined to be void, invalid or unenforceable, or subordinated to the claims of any other creditors, on account of the amount of its liability under Section 3.01, then, notwithstanding any other provision hereof to the contrary, the amount of such liability shall, without any further action by such Subsidiary Guarantor, any Lender, the Administrative Agent or any other Person, be automatically limited and reduced to the highest amount that is valid and enforceable and not subordinated to the claims of other creditors as determined in such action or proceeding.


                                   ARTICLE IV

                         REPRESENTATIONS AND WARRANTIES

                 The Borrower represents and warrants to the Lenders that:

                 SECTION 4.01. Organization. Each of the Borrower and its Subsidiaries is duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization, has all requisite power and authority to carry on its business as now conducted and as proposed to be conducted and, except where the failure to do so, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect, is qualified to do business in, and is in good standing in, every jurisdiction where failure to be so qualified would have a Material Adverse Effect.





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                                     - 59 -


                 SECTION 4.02. Authorization; Enforceability. The Transactions are within each Obligor's corporate or other powers and have been duly authorized by all necessary corporate and, if required, by all necessary shareholder action. This Agreement has been duly executed and delivered by each Obligor and constitutes, and each of the other Loan Documents to which it is a party when executed and delivered by such Obligor will constitute, a legal, valid and binding obligation of such Obligor, enforceable against each Obligor in accordance with its terms, except as such enforceability may be limited by (a) bankruptcy, insolvency, reorganization, moratorium or similar laws of general applicability affecting the enforcement of creditors' rights and (b) the application of general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).


                 SECTION 4.03. Governmental Approvals; No Conflicts. The Transactions (a) do not require any consent or approval (including any exchange control approval) of, registration or filing with, or any other action by, any Governmental Authority (including the Central Bank of Argentina), except for such as have been obtained or made and are in full force and effect and are listed on Schedule II, (b) will not violate any applicable law or regulation (including regulations of the Central Bank of Argentina) or the charter, by-laws or other organizational documents of the Borrower or any of its Subsidiaries or any order of any Governmental Authority and (c) will not violate or result in a default under any indenture, agreement or other instrument binding upon the Borrower or any of its Subsidiaries or their respective assets, or give rise to a right thereunder to require any payment to be made by any such Person.

                 SECTION 4.04. Legal Form. Each of the Loan Documents is in proper legal form under the law of Argentina for the enforcement thereof against the Borrower under such law, and if each of the Loan Documents were stated to be governed by such law, they would constitute legal, valid and binding obligations of the Borrower under such law, enforceable in accordance with their respective terms. All formalities required in Argentina for the validity and enforceability of each of the Loan Documents (including any necessary registration, recording or filing with any court or other authority in Argentina) have been accomplished, and no Taxes are required to be paid to Argentina, or any political subdivision thereof or therein, and no notarization is required, for the validity and enforceability thereof, except that (i) if the Loan Documents are enforced before the courts of the City of Buenos Aires, the payment of a court tax of 3% on the amount of the claim is required to be made in accordance with Article 2 of Law No. 23,898 and (ii) a translation of the Loan Documents into Spanish (to the extent not already written in Spanish) by a sworn translator is required for enforcement thereof in Argentina and pursuant to Law No. 24,573 and its regulatory decree No. 1021/95, certain obligatory mediation procedures must be exhausted prior to the initiation of lawsuits in Argentina, with the exception, among others, of bankruptcy and executory proceedings, which executory proceedings include





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the enforcement of foreign judgments, in which case mediation procedures remain optional for the plaintiff. Subject to the foregoing, any judgment against the Borrower of a State or Federal court of or in the State of New York which satisfies the requirements of Articles 517 through 519 of Law 17.454, as amended by Law 22.434 (National Code of Civil and Commercial Procedures) is capable of being enforced in the courts of Argentina.

                 SECTION 4.05.  Financial Condition; No Material Adverse Change.

                 (a) The Borrower has heretofore furnished to the Lenders the consolidated balance sheet and statements of income, stockholders' equity and cash flows of the Borrower and its Subsidiaries (i) as of and for the fiscal year ended December 31, 1997, certified by the chief financial officer of the Borrower. Such financial statements above present fairly, in all material respects, the financial position and results of operations and cash flows of the Borrower and its Subsidiaries as of such dates and for such periods in accordance with GAAP, subject to year-end audit adjustments and the absence of footnotes in the case of the statements referred to in clause (ii) of the first sentence of this paragraph. None of the Borrower or any of its Subsidiaries has on the date hereof any material contingent liabilities, liabilities for taxes, unusual forward or long-term commitment or unrealized or anticipated losses from any unfavorable commitments, except as referred to or reflected or provided for in said financial statements as at said dates.


                 (b) Since December 31, 1997, there has been no material adverse change in the business, assets, operations, prospects or condition, financial or otherwise, of the Borrower and its Subsidiaries, taken as a whole.

                 SECTION 4.06.  Properties.

                 (a) Each of the Borrower and its Subsidiaries has good title to, or valid leasehold interests in, all its property material to its business, subject only to Liens permitted by Section 7.02 and except for minor defects in title that do not interfere with its ability to conduct its business as currently conducted or to utilize such properties for their intended purposes.

                 (b) Each of the Borrower and its Subsidiaries owns, or is licensed to use, all trademarks, tradenames, copyrights, patents and other intellectual property material to its business, and the use thereof by the Borrower and its Subsidiaries does not infringe upon the rights of any other Person, except for any such infringements that, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect.





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                                     - 61 -


                 SECTION 4.07.  Litigation and Environmental Matters.

                 (a) There are no actions, suits or proceedings by or before any arbitrator or Governmental Authority now pending against or, to the knowledge of the Borrower, threatened against or affecting the Borrower or any of its Subsidiaries (i) as to which there is a reasonable possibility of an adverse determination and that, if adversely determined, could reasonably be expected, individually or in the aggregate, to result in a Material Adverse Effect (other than as set forth in Schedule VI) or (ii) that involve this Agreement or the Transactions.

                 (b) Except as set forth in Schedule VI and except with respect to any other matters that, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect, neither the Borrower nor any of its Subsidiaries (i) has failed to comply with any Environmental Law or to obtain, maintain or comply with any permit, license or other approval required under any Environmental Law, (ii) has become subject to any Environmental Liability, (iii) has received notice of any claim with respect to any Environmental Liability or (iv) knows of any basis for any Environmental Liability.

                 (c) Since the date of this Agreement, there has been no change in the status of the matters set forth in Schedule VI that, individually or in the aggregate, has resulted in, or materially increased the likelihood of, a Material Adverse Effect.

                 SECTION 4.08. Compliance with Laws and Agreements. Each of the Borrower and its Subsidiaries is in compliance with all laws, regulations and orders of any Governmental Authority applicable to it or its property and all indentures, agreements and other instruments binding upon it or its property, except where the failure to do so, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect. No Default has occurred and is continuing.

                 SECTION 4.09. Taxes. Each of the Borrower and its Subsidiaries has timely filed or caused to be filed all Tax returns and reports required to have been filed and has paid or caused to be paid all Taxes required to have been paid by it, except (a) Taxes that are being contested in good faith by appropriate proceedings and for which such Person has set aside on its books adequate reserves or (b) to the extent that the failure to do so could not reasonably be expected to result in a Material Adverse Effect.

                 SECTION 4.10. Disclosure. The Borrower has disclosed to the Lenders all agreements, instruments and corporate or other restrictions to which it or any of its Subsidiaries is subject, and all other matters known to it, that, individually or in the aggregate, could reasonably be expected to result in a Material Adverse Effect. None of the reports, financial





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statements, certificates or other information furnished by or on behalf of the
Obligors to the Lenders in connection with the negotiation of this Agreement and the other Loan Documents or delivered hereunder or thereunder (as modified or supplemented by other information so furnished) contains any material misstatement of fact or omits to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that, with respect to projected financial information, the Borrower represents only that such information was prepared in good faith based upon assumptions believed to be reasonable at the time.

                 SECTION 4.11.  Material Agreements and Liens.

                 (a) Part A of Schedule IV is a complete and correct list of each credit agreement, loan agreement, indenture, purchase agreement, guarantee, letter of credit or other arrangement providing for or otherwise relating to any Indebtedness or any extension of credit (or commitment for any extension of credit) to, or guarantee by, the Borrower or any of its Subsidiaries outstanding on the date hereof, and the aggregate principal or face amount outstanding or that may become outstanding under each such arrangement is correctly described in Part A of Schedule IV.

                 (b) Part B of Schedule IV is a complete and correct list of each Lien securing Indebtedness of any Person outstanding on the date hereof covering any property of the Borrower or any of its Subsidiaries, and the aggregate Indebtedness secured (or that may be secured) by each such Lien and the property covered by each such Lien is correctly described in Part B of
Schedule IV.


                 SECTION 4.12.  Subsidiaries, Etc.

                 (a) Set forth in Part A of Schedule VII is a complete and correct list of all of the Subsidiaries of the Borrower as of the date hereof, together with, for each such Subsidiary, (i) the jurisdiction of organization of such Subsidiary, (ii) each Person holding ownership interests in such Subsidiary and (iii) the nature of the ownership interests held by each such Person and the percentage of ownership of such Subsidiary represented by such ownership interests. Except as disclosed in Part A of Schedule VII, (x) the Borrower and its Subsidiaries owns, free and clear of Liens (other than Liens created pursuant to the Security Documents), and has the unencumbered right to vote, all outstanding ownership interests in each Person shown to be held by it in Part A of Schedule VII, (y) all of the issued and outstanding capital stock or quotas of capital of each such Person organized as a corporation is validly issued, fully paid and nonassessable and (z) there are no outstanding Equity Rights with respect to such Person.





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                                     - 63 -



                 (b) Set forth in Part B of Schedule VII is a complete and correct list of all Investments (other than Investments disclosed in Part A of Schedule VII) held by the Borrower or any of its Subsidiaries in any Person on the date hereof and, for each such Investment, (x) the identity of the Person or Persons holding such Investment and (y) the nature of such Investment. Except as disclosed in Part B of Schedule VII, each of the Borrower and its Subsidiaries owns, free and clear of all Liens (other than Liens created pursuant to the Security Documents), all such Investments.

                 (c) None of the Subsidiaries of the Borrower is, on the date hereof, subject to any indenture, agreement, instrument or other arrangement of the type described in Section 7.07.

                 SECTION 4.13. Security Interests. Each of the Security Documents is effective to create on the Closing Date (and, in the case of any Security Document executed and delivered after the Closing Date, is effective to create on such date of execution and delivery), in favor of the Administrative Agent for the benefit of the Administrative Agent and the Lenders (or in the case of real or tangible personal property located in Argentina but outside the Federal Capital of Buenos Aires, in favor of Chase), a valid perfected and enforceable first priority Lien under the law of Argentina, in all of the right, title and interest of each Obligor in, to and under the Covered Property of such Obligor, subjected to the Lien of such Security Document as collateral security for the payment of the principal of and interest on the Loans, and all other amounts payable, hereunder.

                 SECTION 4.14. Ranking. This Agreement and the other Loan Documents and the obligations evidenced hereby and thereby are and will at all times be direct and unconditional general obligations of the Borrower, and rank and will at all times rank in right of payment and otherwise at least pari passu with all other unsecured Indebtedness of the Borrower, whether now existing or hereafter outstanding.


                 SECTION 4.15. Commercial Activity; Absence of Immunity. Each of the Borrower and its Subsidiaries is subject to civil and commercial law with respect to its obligations under this Agreement and each of the other Loan Documents to which it is a party. The execution, delivery and performance by the Obligors of this Agreement and each of the other Loan Documents to which it is a party constitute private and commercial acts rather than public or governmental acts. Neither the Borrower or its Subsidiaries, nor any of their respective properties or revenues, is entitled to any right of immunity in any jurisdiction from suit, court jurisdiction, judgment, attachment (whether before or after judgment), set-off or execution of a judgment or from any other legal process or remedy relating to the obligations of the Obligors under this Agreement or any of the other Loan Documents to which it is a party.





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                                     - 64 -


                 SECTION 4.16. Use of Credit. Neither the Borrower nor any of its Subsidiaries is engaged principally, or as one of its important activities, in the business of extending credit for the purpose, whether immediate, incidental or ultimate, of buying or carrying Margin Stock.

                 SECTION 4.17. Real Property. Set forth on the Real Property Certificate is a list of all of the real property interests of the Borrower and its Subsidiaries on the date hereof, indicating in each case whether the respective property is owned or leased, the identity of the owner or lessee and the location of the respective property. All such leases necessary for the conduct of the business of the Borrower and its Subsidiaries are valid and subsisting and are in full force and effect, except for such failures to be valid, subsisting and in full force and effect as would not, individually or in the aggregate, have a Material Adverse Effect.

                 SECTION 4.18. Vendor Contract. The Borrower has heretofore delivered to the Administrative Agent a true and complete copy of the Vendor Contract and any amendments thereto.


                                   ARTICLE V

                                   CONDITIONS

                 SECTION 5.01. Closing Date. The obligations of the Lenders to make Loans and of the Issuing Lender to issue Letters of Credit hereunder is subject to the Administrative Agent having received each of the following documents, each of which shall be satisfactory to the Administrative Agent (and to the extent specified below, to each Lender) in form and substance (or such condition shall have been waived in accordance with Section 10.02):

                 (a) Executed Counterparts. From each party hereto either (i) a counterpart of this Agreement signed on behalf of such party or (ii) written evidence satisfactory to the Administrative Agent (which may include telecopy transmission of a signed signature page of this Agreement) that such party has signed a counterpart of this Agreement, and to the extent requested pursuant to Section 2.08(f), promissory notes.


                 (b) Opinion of Special New York Counsel to the Relevant Parties. A favorable written opinion (addressed to the Administrative Agent and the Lenders and dated the Closing Date) of Jones, Day, Reavis & Pogue, special New York counsel for the Relevant Parties, substantially in the form of Exhibit E, and covering such other matters relating to the Relevant Parties, this Agreement or the Transactions as the Required





                                Credit Agreement
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                                     - 65 -


         Lenders shall reasonably request (it being understood that portions of such opinion may be given by inside general counsel for one or more of the Relevant Parties). Each Obligor hereby requests such counsel to deliver such opinion.

                 (c) Opinions of Argentine Counsel. A favorable written opinion (addressed to the Administrative Agent and the Lenders and dated the Closing Date) of each of (i) M. & M. Bomchil, special Argentine counsel for the Borrower, substantially in the form of Exhibit F and (ii) Perez Alati, Grondona, Benites, Arntsen & Martinez de Hoz, special Argentine counsel for Chase, substantially in the form of Exhibit G and, in each case, covering such other matters relating to the Borrower, this Agreement or the Transactions as the Required Lenders shall reasonably request. The Borrower hereby requests such counsel to deliver such opinion to the Lenders.

                 (d) Opinion of Cayman Islands Counsel to the Parent. A favorable written opinion (addressed to the Administrative Agent and the Lenders and dated the Closing Date) of Maples and Calder, special Cayman Islands counsel for the Parent, covering such matters relating to the Parent, this Agreement or the Transactions as the Required Lenders shall reasonably request.

                 (e) Opinion of Special New York Counsel to Chase. An opinion, dated the Closing Date, of Milbank, Tweed, Hadley & McCloy, special New York counsel to Chase, substantially in the form of Exhibit H (and Chase hereby instructs such counsel to deliver such opinion to the Lenders).

                 (f) Organizational Documents. Such documents and certificates as the Administrative Agent or its counsel may reasonably request relating to the organization, existence and good standing of the Relevant Parties, the authorization of the Transactions and any other legal matters relating to the Relevant Parties, this Agreement or the Transactions, all in form and substance satisfactory to the Administrative Agent and to special New York counsel to Chase, including, without limitation, partners' and managers' resolutions of the Borrower approving the Transactions.

                 (g) Officer's Certificate. A certificate, dated the Closing Date and signed by the President, a Vice President or a Financial Officer of the Borrower, confirming compliance with the conditions set forth in the lettered clauses of the first sentence of Section 5.02.

                 (h) Obligor Security Documents. Assignments, security agreements, mortgages and similar instruments executed and delivered by each Obligor in favor of the Administrative Agent for the benefit of the Administrative Agent and the Lenders (except





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                                     - 66 -


         for any of the foregoing covering real or tangible personal property located in Argentina but outside of the Federal Capital of Buenos Aires, which shall be in favor of Chase alone) covering all Covered Property of the Obligors, in each case subject to Section 6.11 and in form and substance satisfactory to the Administrative Agent and special Argentine counsel to Chase. In addition, each Obligor shall have taken such other action as the Administrative Agent shall have requested in order to perfect the Liens created pursuant to such Security Documents.

                 (i) Parent Pledge Agreement. The Parent Pledge Agreement, duly executed and delivered by the Parent, Nextel International (Holdings) Ltd. and the Administrative Agent, together with evidence of (A) registration thereof with the Inspeccion General de Justicia,
         (B) an annotation of the Contrato Social of the Borrower to reflect the pledge of quotas and registration thereof with the Inspeccion General de Justicia and (C) entries made in the Register of Mortgages and Charges of the Parent in respect of the Lien created by the Parent Pledge Agreement in accordance with Section 53 of the Companies Law (1995 Revision) of the Cayman Islands.

                 (j) Undertaking and Security Agreement. The Undertaking and Security Agreement duly executed and delivered by the Parent, the Borrower and the Administrative Agent, together with such notification to the counterparties to the agreements included in the "Collateral" thereunder, and such Uniform Commercial Code financing statements, as the Administrative Agent shall reasonably request.

                 (k) Cayman Islands Pledge Agreement. The Cayman Islands Pledge Agreement duly executed and delivered by the holder or holders of all of the issued and outstanding shares of Capital Stock of the Parent, and by the Administrative Agent together with evidence that such actions and documents shall have been taken or executed and delivered as the Administrative Agent shall have requested in order to perfect the security interest created thereby as a valid first and prior perfected security interest in the Collateral thereunder.

                 (l) Capital Subscription Agreement. The Capital Subscription Agreement, duly executed and delivered by the Parent Shareholder, the Parent and the Borrower and the Consent and Agreement, duly executed and delivered by the Parent Shareholder, the Parent, the Borrower and the Administrative Agent.

                 (m) Equity Capital. Evidence that the Borrower shall have, as of the Closing Date, not less than U.S. $98,000,000 (or its equivalent) of Equity Capital.





                                Credit Agreement
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                                     - 67 -



                 (n) Governmental Approvals. (i) Certified copies of all governmental approvals necessary or, in the discretion of the Administrative Agent, advisable in connection with this Agreement and the transactions contemplated hereby and the continuing operations of the Borrower and its Subsidiaries, (ii) evidence that all such approvals are in full force and effect and (iii) evidence of payment (or satisfactory arrangements for payment) of all license and other governmental fees.

                 (o) Material Agreements. Certified copies of the Vendor Contract, the Interconnection Agreement and the Licenses obtained from the Government of Argentina.

                 (p) Base Case Projections. Certified copies of the Base Case Projections.

                 (q) Sufficiency of Funds. Evidence that the amounts available hereunder and under the Capital Subscription Agreement are sufficient to meet the ongoing working capital needs of the Borrower and its Subsidiaries following the consummation of the transactions contemplated hereby.

                 (r) Purchase from Telcom Ventures, LLC. Evidence that the Parent Shareholder, directly or indirectly through a wholly owned Subsidiary of the Parent Shareholder, shall have purchased all of the capital stock of the Parent held by Telcom Ventures, LLC such that the Parent Shareholder, through its wholly owned Subsidiary, shall own 100% of the share capital of the Parent, which evidence shall include certified copies of the relevant documentation in connection therewith, each of which shall be in form and substance satisfactory to the Administrative Agent.

                 (s) Process Agent Acceptance. A Process Agent Acceptance, duly executed and delivered by the Process Agent, in substantially the form of Exhibit J.

                 (t) Conversion; Merger, Etc. Evidence that (i) the Borrower has been duly converted and registered as a sociedad de responsabilidad limitada under Argentine law with the Inspeccion General de Justicia, (ii) the managers of the Borrower have ratified the obligations of the Borrower under this Agreement and each of the other Loan Documents to which it is a party on or after the effectiveness of the registration referred to above, (iii) the merger of Buenos Aires Trunking S.R.L., Airlink S.R.L. and Communications Services S.R.L. into the Borrower has been effected and registered with the Inspeccion General de Justicia (together with copies of the relevant merger documents) and (iv) all right, title and interest in and to the tangible and intangible assets





                                Credit Agreement
         in which the Borrower purports to grant a Lien pursuant to the Security Documents has been transferred to the Borrower.

                 (u) Real Estate Certificate. A certificate duly executed and delivered by the Borrower identifying all the real property interests of the Borrower and its Subsidiaries on the Closing Date, setting forth in each case whether the respective property is owned or leased, the identity of the owner or lessee and the location of the respective property and otherwise in form and substance satisfactory to the Lenders (the "Real Estate Certificate").

                 (v) Other Documents. Such other documents as the Administrative Agent or any Lender or special New York counsel to Chase may reasonably request.

                 The obligation of any Lender to make its initial extension of credit hereunder is also subject to the payment by the Borrower of such fees as the Borrower shall have agreed to pay to any Lender or the Administrative Agent in connection herewith, including the reasonable fees and expenses of Milbank, Tweed, Hadley & McCloy, special New York counsel to Chase and Perez Alati, Grondona, Benites, Arntsen & Martinez de Hoz, special Argentine counsel to Chase, in connection with the negotiation, preparation, execution and delivery of this Agreement and the other Loan Documents and the extensions of credit hereunder (subject to Section 10.03(a) and to the extent that statements for such fees and expenses have been delivered to the Borrower).

                 The Administrative Agent shall notify the Borrower and the Lenders of the Closing Date, and such notice shall be conclusive and binding. Notwithstanding the foregoing, the obligations of the Lenders to make Loans and of the Issuing Lender to issue Letters of Credit hereunder shall not become effective unless each of the foregoing conditions is satisfied (or waived pursuant to Section 10.02) on or prior to 5:00 p.m., New York City time, on May 31, 1998 (and, in the event such conditions are not so satisfied or waived, the Commitments shall terminate at such time).

                 SECTION 5.02. Each Credit Event. The obligation of each Lender to make a Loan on the occasion of any Borrowing, and of the Issuing Lender to issue, amend, renew or extend any Letter of Credit, is subject to the satisfaction of the following conditions:

                 (a) the representations and warranties of each Obligor set forth in this Agreement and of each Relevant Party in the other Loan Documents shall be true and correct on and as of the date of such Borrowing or the date of issuance, amendment, renewal or extension of such Letter of Credit, as applicable (or, if such representation or warranty is





                                Credit Agreement
         given as to a specific date, such representation or warranty shall have been true and correct as of such specific date); and

                 (b) at the time of and immediately after giving effect to such Borrowing or the issuance, amendment, renewal or extension of such Letter of Credit, as applicable, no Default shall have occurred and be continuing.

Each Borrowing and each issuance, amendment, renewal or extension of a Letter of Credit shall be deemed to constitute a representation and warranty by the Borrower on the date thereof as to the matters specified in the preceding sentence.


                                   ARTICLE VI

                             AFFIRMATIVE COVENANTS

                 Until the Commitments have expired or been terminated and the principal of and interest on each Loan and all fees payable hereunder shall have been paid in full and all Letters of Credit shall have expired or terminated and all LC Disbursements shall have been reimbursed, the Borrower covenants and agrees with the Lenders that:

                 SECTION 6.01. Financial Statements and Other Information. The Borrower will furnish to the Administrative Agent and each Lender:

                 (a) within 90 days after the end of each fiscal year of the Borrower, the audited consolidated balance sheet and related statements of operations, stockholders' equity and cash flows of the Borrower and its Subsidiaries as of the end of and for such year, setting forth in each case in comparative form the figures for the previous fiscal year, all reported on by Deloitte & Touche LLP or other independent public accountants of recognized national standing (without a "going concern" or like qualification or exception and without any qualification or exception as to the scope of such audit) to the effect that such consolidated financial statements present fairly in all material respects the financial condition and results of operations of the Borrower and its Subsidiaries on a consolidated basis in accordance with GAAP consistently applied;

                 (b) within 45 days after the end of each fiscal quarter of each fiscal year of the Borrower, the consolidated balance sheet and related statements of operations, stockholders' equity and cash flows of the Borrower and its Subsidiaries as of the end of



                                Credit Agreement
         and for such fiscal quarter and the then elapsed portion of the fiscal year, setting forth in each case in comparative form the figures for (or, in the case of the balance sheet, as of the end of) the corresponding period or periods of the previous fiscal year, all certified by a Financial Officer of the Borrower as presenting fairly in all material respects the financial condition and results of operations of the Borrower and its Subsidiaries on a consolidated basis in accordance with GAAP consistently applied, subject to normal year-end audit adjustments and the absence of footnotes;

                 (c) concurrently with any delivery of financial statements under clause (a) or (b) of this Section, a certificate of a Financial Officer of the Borrower certifying as to whether a Default has occurred and, if a Default has occurred, specifying the details thereof and any action taken or proposed to be taken with respect thereto;

                 (d) concurrently with any delivery of financial statements under clause (a) of this Section, a certificate of the accounting firm that reported on such financial statements stating whether they obtained knowledge during the course of their examination of such financial statements of any Default arising as a result of a failure of the Borrower to observe or perform any covenant, condition or agreement contained in Article VII (which certificate may be limited to the extent required by accounting rules or guidelines);

                 (e) concurrently with any delivery of financial statements under clause (b) of this Section, a certificate of the Borrower setting forth in reasonable detail the aggregate cumulative historic cost of all Covered Property located within the Federal Capital of Buenos Aires and within the rest of Argentina, such historic cost to be determined, for each such geographic area, on a cumulative basis from the date of formation of the Borrower, or any predecessor, through the last day of the fiscal quarter covered by such statements;

                 (f) within 30 days after the beginning of each fiscal year of the Borrower, financial projections for the Borrower and its Subsidiaries for such fiscal year, prepared with such detail as requested by the Administrative Agent; and

                 (g) promptly following any request therefor, such other information regarding the operations, business affairs and financial condition of the Borrower or any of its Subsidiaries, or compliance with the terms of this Agreement and the other Loan Documents, as the Administrative Agent or any Lender may reasonably request.





                                Credit Agreement
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                                     - 71 -



                 SECTION 6.02. Notices of Material Events. The Borrower (for itself and on behalf of the Parent) will furnish to the Administrative Agent (which shall provide a copy thereof to each Lender) prompt written notice of the following:

                 (a)  the occurrence of any Default;

                 (b) the filing or commencement of any action, suit or proceeding by or before any arbitrator or Governmental Authority against or affecting the Parent or any of its Affiliates (including the Borrower) that, if adversely determined, could reasonably be expected to result in a Material Adverse Effect;

                 (c) the assertion of any environmental matter by any Person against, or with respect to the activities of, the Borrower or any of its Subsidiaries and any alleged violation of or non-compliance with any Environmental Laws or any permits, licenses or authorizations, other than any environmental matter or alleged violation that, if adversely determined, would not (either individually or in the aggregate) have a Material Adverse Effect; and

                 (d) any other development that results in, or could reasonably be expected to result in, a Material Adverse Effect.

Each notice delivered under this Section shall be accompanied by a statement of a Financial Officer or other executive officer of the Borrower setting forth the details of the event or development requiring such notice and any action taken or proposed to be taken with respect thereto.

                 SECTION 6.03. Existence; Conduct of Business. The Borrower will, and will cause each of its Subsidiaries to cause to be done all things necessary to preserve, renew and keep in full force and effect its legal existence and the rights, licenses, permits, privileges and franchises material to the conduct of its business (including, without limitation, taking all actions to satisfy completion deadlines (if any) under its licenses); provided that the foregoing shall not prohibit any merger, consolidation, liquidation or dissolution permitted under Section 7.03.

                 Without limiting the generality of the foregoing, the Borrower will take such action from time to time as shall be necessary in order to (a) complete the development, expansion and upgrade of its network system as contemplated in the Information Memorandum, and to operate such system in the manner contemplated by the Information Memorandum, (b) enforce the Vendor Contract in accordance with their respective terms and (c) comply with the terms and conditions of the Interconnection Agreement.





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
                                     - 72 -


                 SECTION 6.04. Payment of Obligations. The Borrower will, and will cause each of its Subsidiaries to, pay its obligations, including Tax liabilities, that, if not paid, could result in a Material Adverse Effect before the same shall become delinquent or in default, except where (a) the validity or amount thereof is being contested in good faith by appropriate proceedings, (b) the Borrower or such Subsidiary has set aside on its books adequate reserves with respect thereto in accordance with GAAP and (c) the failure to make payment pending such contest could not reasonably be expected to result in a Material Adverse Effect.

                 SECTION 6.05. Maintenance of Properties; Insurance. The Borrower will, and will cause each of its Subsidiaries to, (a) keep and maintain all property material to the conduct of its business in good working order and condition, ordinary wear and tear excepted, and (b) maintain, with financially sound and reputable insurance companies, insurance in such amounts and against such risks as are customarily maintained by companies engaged in the same or similar businesses operating in the same or similar locations.

                 SECTION 6.06. Books and Records; Inspection Rights. The Borrower will, and will cause each of its Subsidiaries to, keep proper books of record and account in which full, true and correct entries are made of all dealings and transactions in relation to its business and activities. The Borrower will, and will cause each of its Subsidiaries to, permit any representatives designated by the Administrative Agent or any Lender, upon reasonable prior notice, to visit and inspect its properties, to examine and make extracts from its books and records, and to discuss its affairs, finances and condition with its officers and independent accountants, all at such reasonable times and as often as reasonably requested.

                 SECTION 6.07. Compliance with Laws. The Borrower will, and will cause each of its Subsidiaries to, comply in all material respects with all laws, rules, regulations and orders of any Governmental Authority applicable to it or its property and each of its contractual obligations, including without limitation, Environmental Laws.

                 SECTION 6.08.  Use of Proceeds and Letters of Credit.

                 (a) Tranche A1 Loans and Tranche A2 Loans. The proceeds of the Tranche A1 Loans and the Tranche A2 Loans will be used solely to finance the import of capital goods into Argentina.

                 (b) Tranche B1 Loans and Tranche B2 Loans. The proceeds of the Tranche B1 Loans and the Tranche B2 Loans will be used solely to finance capital expenditures related to the development, expansion and upgrade of the Borrower's network systems, to finance acquisitions





                                Credit Agreement
of spectrum not prohibited hereunder, to finance the import of capital goods into Argentina, and to finance the general working capital needs of the Borrower and its Subsidiaries.

                 (c) Incremental Facility Loans. The proceeds of Incremental Facility Loans will be used for any purpose to which the proceeds of Tranche A1 Loans, Tranche A2 Loans, Tranche B1 Loans or Tranche B2 Loans may be applied.

                 (d) Margin Regulations. No part of the proceeds of any Loan will be used, whether directly or indirectly, for any purpose that entails a violation of any of the Regulations of the Board, including Regulations G, U and X.

                 SECTION 6.09.  Certain Obligations Respecting Subsidiaries.

                 (a) Subsidiary Guarantors. The Borrower will take such action, and will cause each of its Subsidiaries to take such action, from time to time as shall be necessary to ensure that all Subsidiaries of the Borrower (other than Non-Material Subsidiaries) are "Subsidiary Guarantors" hereunder (including payment of fees to any Subsidiary Guarantors organized in Argentina as consideration for becoming a Subsidiary Guarantor hereunder). Without limiting the generality of the foregoing, in the event that the Borrower or any of its Subsidiaries shall form or acquire any Person that shall constitute a Subsidiary (other than a Non-Material Subsidiary) hereunder, the Borrower and its Subsidiaries will cause such new Subsidiary to:

                 (i) become a "Subsidiary Guarantor" hereunder, and a "Securing Party" under the Security Documents pursuant to a Guarantee Assumption Agreement;

                 (ii) cause such Subsidiary to take such action (including delivering such shares of stock and Security Documents) as shall be necessary to create and perfect valid, perfected and enforceable first priority Liens on substantially all of the Covered Property of such new Subsidiary as collateral security for the obligations of such new Subsidiary under its Guarantee Assumption Agreement; and

                 (iii) deliver such proof of corporate action, incumbency of officers, opinions of counsel and other documents as is consistent with those delivered by each Obligor pursuant to Section 5.01 on the Closing Date or as the Administrative Agent shall have requested.

                 (b) Ownership of Subsidiaries. The Borrower will, and will cause each of its Subsidiaries to, take such action from time to time as shall be necessary to ensure that each of its Subsidiaries is a wholly owned Subsidiary (or a 99% owned Subsidiary in the case of





                                Credit Agreement

Subsidiaries organized under the laws of Argentina). In the event that any additional shares of stock or quotas, as applicable, shall be issued by any Subsidiary, the respective Obligor agrees forthwith to deliver to the Administrative Agent pursuant to the Security Agreements the certificates evidencing such shares of stock, accompanied by undated stock powers executed in blank (if applicable) or (in the case of quotas) to register such additional quotas with the Inspeccion General de Justicia, and to take such other action as the Administrative Agent shall request to perfect the security interest created therein pursuant to the Security Agreements.

                 SECTION 6.10. Governmental Approvals. The Borrower agrees that it will promptly obtain, or cause to be obtained, from time to time at its own expense all such governmental licenses, authorizations, consents, permits and approvals as may be required for the Parent, the Borrower and the other Obligors to (a) comply with their respective obligations, and preserve its rights under, each of the Loan Documents and (b) maintain the existence, priority and perfection of the Liens purported to be created under the Security Documents.

                 SECTION 6.11.  Certain Additional Collateral Security.

                 (a) Collateral Security from the Parent. In the event that the Borrower shall at any time issue any additional quotas of its capital to any Person (including any new third-party investor), the Borrower will cause the holder of such quotas to execute and deliver to the Administrative Agent such pledge agreements and other instruments as shall be necessary in order that the Administrative Agent and the Lenders hold a valid, perfected and enforceable first priority Lien on all of such quotas (including, evidence of registration thereof with the Inspeccion General de Justicia) and otherwise in form and substance satisfactory to the Administrative Agent, together with such opinions of counsel and other evidence of authority as it may reasonably require in connection therewith.

                 (b) Further Assurances. Without affecting the obligations of the Borrower under any provision prohibiting such action hereunder, the Borrower will, and will cause each of its Subsidiaries to, take such action from time to time (including making appropriate filings and registrations and executing and delivering such assignments, security agreements and other instruments) as shall be requested by the Administrative Agent to create, in favor of the Administrative Agent and each of the Lenders (except in the case of real and tangible personal property located in Argentina but outside of the Federal Capital of Buenos Aires, which shall be in favor of Chase alone), perfected security interests and Liens in all of the Covered Property of the Borrower and each of its Subsidiaries. Without limiting the generality of the foregoing:

                 (i) from time to time, if the Borrower or any of its Subsidiaries shall obtain any real property interest, including improvements, after the Closing Date, then the Borrower





                                Credit Agreement
         will or, as applicable, will cause the respective Subsidiary holding such real property interest, to execute and deliver in favor of the Administrative Agent and the Lenders (or, in the case of any real or tangible personal property located in Argentina but not in the Federal Capital of Buenos Aires, in favor of Chase) a mortgage, assignment in trust or guarantee, or other instrument (as appropriate for the jurisdiction in which such respective real property is situated) pursuant to which such Obligor will create a Lien upon such real property interest (and improvements) in favor of the Administrative Agent and the Lenders (or Chase, as the case may be) as collateral security for the obligations of such Obligor under this Agreement or, as applicable, under the respective Subsidiary Guarantee Agreement to which such Obligor is a party, and will deliver such opinions of counsel, landlords or lessors consents, notices and title insurance policies and evidence of such registrations and filings as the Administrative Agent shall reasonably request in connection therewith; provided that if the Borrower or any of its Subsidiaries shall obtain any real property interest in Argentina, including improvements, after the Closing Date which, together with all real property interests then subject to a security interest in favor of Chase, have an aggregate fair market value of U.S. $5,000,000 or more (or shall make improvements upon any existing real property interest in Argentina resulting in the fair market value of such interest together with such improvements being equal to an aggregate amount of U.S. $5,000,000 or more), then (i) the mortgages, pledges or other instruments required to be delivered above (if any) shall be created in favor of the Administrative Agent and each Lender instead of Chase and (ii) the Borrower will or, as applicable, will cause the respective Subsidiary holding each real or tangible personal property interest then subject to a security interest in favor of Chase to (A) execute and deliver such amendments to the then existing mortgages in favor of Chase as necessary to change the named secured party thereof to the Administrative Agent and each Lender, which amendments shall be in form and substance satisfactory to the Administrative Agent and its counsel and (B) deliver such opinions of counsel, landlords or lessors consents, notices and title insurance policies and evidence of such registrations, filings and payment of stamp or filing taxes as the Administrative Agent shall reasonably request in connection therewith and take such other actions as reasonably requested by the Administrative Agent in order to give effect to such amendments;

                 (ii) no later than March 31 and September 30 of each calendar year, the Borrower will or, as applicable, will cause the respective Subsidiary holding Covered Property (other than real property) owned by the Borrower or any of its Subsidiaries and not then subject to a security interest in favor of the Administrative Agent and the Lenders, to execute and deliver in favor of the Administrative Agent and the Lenders (or, in the case of any such property located in Argentina but not in the Federal Capital of Buenos Aires, in favor of Chase) a chattel mortgage, pledge agreement or other instrument (as





                                Credit Agreement
         appropriate for the jurisdiction in which such respective Covered Property is situated) pursuant to which such Obligor will create a perfected security interest and Lien upon which Covered Property interest in favor of the Administrative Agent for the benefit of the Administrative Agent and the Lenders (or, as applicable, in favor of Chase) as collateral security for the obligations of such Obligor under this Agreement or, as applicable, under the respective Subsidiary Guarantee Agreement to which such Obligor is a party, and will deliver such opinions of counsel and evidence of such registrations, filings and other actions as the Administrative Agent shall reasonably request in connection therewith;

                   (iii) from time to time, the Borrower will or, as applicable, will cause the respective Subsidiary holding any real or tangible personal property interest then subject to a security interest in favor of Chase individually (i.e not in its capacity as Administrative Agent) to (A) execute and deliver such amendments to the then existing mortgages, pledges and other instruments in favor of Chase as necessary to change the named secured party thereof to the Administrative Agent and each Lender then party to this Agreement, which amendments shall be in form and substance satisfactory to the Administrative Agent and its counsel and (B) deliver to the Administrative Agent such evidence of such registrations, filings and payment of stamp or filing taxes as the Administrative Agent shall reasonably request in connection therewith and take such other actions as reasonably requested by the Administrative Agent in order to give effect to such amendments, provided that none of the Obligors shall be required to take any such action unless either (1) the historic cost of the Covered Property then subject to a security interest in favor of Chase in its individual capacity exceeds either (x) 20% of the aggregate historic cost of all of the Covered Property subject to the Liens of the Security Documents or (y) 75% of Chase's then outstanding Loans, or (2) the Required Lenders request that such amendments be made; and

                   (iv) from time to time, the Borrower will or, as applicable, will cause the respective Subsidiary holding any real or tangible personal property interest then subject to a security interest in favor of the Administrative Agent and each Lender to (A) execute and deliver such amendments to the then existing mortgages, pledges and other instruments in favor of the Administrative Agent and each Lender as necessary to change the named secured parties thereof to reflect each Lender then party to this Agreement, which amendments shall be in form and substance satisfactory to the Administrative Agent and its counsel and (B) deliver to the Administrative Agent such evidence of such registrations, filings and payment of stamp or filing taxes as the Administrative Agent shall reasonably request in connection therewith and take such other actions as reasonably requested by the Administrative Agent in order to give effect to such





                                Credit Agreement
         amendments, provided that none of the Obligors shall be required to take any such action unless either (1) the Administrative Agent has notified the Borrower that the syndication Commitments under this Agreement has been completed, or (2) the Required Lenders request that such amendments be made.


                                  ARTICLE VII

                               NEGATIVE COVENANTS

                 Until the Commitments have expired or terminated and the principal of and interest on each Loan and all fees payable hereunder have been paid in full and all Letters of Credit have expired or terminated and all LC Disbursements shall have been reimbursed, the Borrower covenants and agrees with the Lenders that:

                 SECTION 7.01. Indebtedness. The Borrower will not, nor will it permit any of its Subsidiaries to, create, incur, assume or permit to exist any Indebtedness, except:

                 (a) Indebtedness created hereunder, including Indebtedness in respect of Incremental Facility Loans;

                 (b) Indebtedness existing on the date hereof and set forth in Part A of Schedule III (excluding, however, following the making of the initial Loans hereunder, the Indebtedness to be repaid with the proceeds of such Loans, as indicated on Schedule II), and any extension, renewal or refinancing thereof, provided that (i) any such extension, renewal or replacement does not increase the principal amount being financed thereby, (ii) the Average Life to Maturity of the Indebtedness so extended, renewed or refinanced shall not be shorter than the Average Life to Maturity of the Indebtedness being extended, renewed or refinanced, (iii) at the time of such extension, renewal or refinancing, and after giving effect thereto, no Default shall have occurred and be continuing and (iv) the terms and conditions of such Indebtedness as so extended, renewed or refinanced (other than in respect of the rate of interest, which shall not be so restricted) are no less favorable to the Borrower, the Lenders and the Administrative Agent than the terms and conditions of this Agreement and the other Loan Documents;

                 (c) Indebtedness of any Subsidiary to the Borrower or any other Subsidiary;

                 (d) Guarantees by the Borrower of Indebtedness of any Subsidiary and by any Subsidiary of Indebtedness of the Borrower or any other Subsidiary;





                                Credit Agreement

                 (e) Indebtedness of the Borrower or any Subsidiary incurred to finance the acquisition, construction or improvement of any fixed or capital assets, including Capital Lease Obligations and any Indebtedness assumed in connection with the acquisition of any such assets or secured by a Lien on any such assets prior to the acquisition thereof, and extensions, renewals and replacements of any such Indebtedness that do not increase the outstanding principal amount thereof; provided that (i) such Indebtedness is incurred prior to or within 90 days after such acquisition or the completion of such construction or improvement and (ii) the aggregate principal amount of Indebtedness permitted by this clause (e) shall not exceed U.S. $10,000,000 at any time outstanding; and

                 (f) other Indebtedness in an aggregate principal amount not exceeding U.S. $7,500,000 at any time outstanding; provided that the aggregate principal amount of Indebtedness of the Borrower's Non-Material Subsidiaries permitted by this clause (f) shall not exceed U.S. $2,000,000 at any time outstanding.

                 SECTION 7.02. Liens. The Borrower will not, nor will it permit any of its Subsidiaries to, create, incur, assume or permit to exist any Lien on any tangible or intangible property or asset now owned or hereafter acquired by it, or assign or sell any income or revenues or rights in respect of any thereof, except:

                 (a)  Liens created pursuant to the Security Documents;

                 (b)  Permitted Encumbrances;

                 (c) any Lien on any property or asset of the Borrower or any of its Subsidiaries existing on the date hereof and set forth in Part B of Schedule IV (excluding, however, following the making of the initial Loans hereunder, Liens securing Indebtedness to be repaid with the proceeds of such Loans, as indicated on Schedule IV); provided that (i) no such Lien shall extend to any other property or asset of the Borrower or any of its Subsidiaries and (ii) any such Lien shall secure only those obligations which it secures on the date hereof (and any extensions, renewals or refinancings thereof that comply with the requirements of Section 7.01(b)); and

                 (d) Liens on fixed or capital assets acquired, constructed or improved by the Borrower or any Subsidiary; provided that (i) such security interests secure Indebtedness permitted by clause (e) of
         Section 7.01, (ii) such security interests and the Indebtedness secured thereby are incurred prior to or within 90 days after such acquisition or the completion of such construction or improvement,
         (iii) the Indebtedness secured thereby





                                Credit Agreement
         does not exceed the cost of acquiring, constructing or improving such fixed or capital assets and (iv) such security interests shall not apply to any other property or assets of the Borrower or any Subsidiary.

                 SECTION 7.03.  Fundamental Changes; Lines of Business.

                 (a) Fundamental Changes. The Borrower will not, nor will it permit any of its Subsidiaries to, merge into or consolidate with any other Person, or permit any other Person to merge into or consolidate with it, or sell, transfer, lease or otherwise Dispose of (in one transaction or in a series of transactions) any of its assets, or any of the capital stock (or quotas, as the case may be) of any of its Subsidiaries (in each case, whether now owned or hereafter acquired), or liquidate or dissolve, except that, if at the time thereof and immediately after giving effect thereto no Default shall have occurred and be continuing

                 (i) any Subsidiary may merge into the Borrower in a transaction in which the Borrower is the surviving corporation, provided that if any such merger shall be between a Subsidiary Guarantor and a Subsidiary not a Subsidiary Guarantor, and such Subsidiary Guarantor is not the continuing or surviving corporation, then the continuing or surviving corporation shall have assumed all of the obligations of such Subsidiary Guarantor hereunder and under the other Loan Documents,

                 (ii) any Subsidiary may merge into any Subsidiary in a transaction in which the surviving entity is a Subsidiary,

                 (iii) any Subsidiary may Dispose of its assets to the Borrower or to another Subsidiary,

                 (iv) the Borrower or any of its Subsidiaries may Dispose of assets relating to any Paging Business (or the capital stock or quotas, as the case may be, of any of its Subsidiaries that owns such assets), and

                 (v) the Borrower and its Subsidiaries (x) may Dispose of inventory and equipment in the ordinary course of business, (y) may Dispose of worn-out or obsolete inventory, equipment and other property no longer used or useful in its business, so long as the aggregate amount thereof Disposed of in any single fiscal year shall not exceed U.S. $3,000,000 and (z) may otherwise Dispose of inventory, equipment and other property, provided that, in the case of this clause (z), (A) at least 85% of the consideration therefor is in the form of cash, (B) the Net Cash Payments thereof are applied to the prepayments of the Loans and reduction of the Commitments to the extent





                                Credit Agreement
         required under Section 2.09(b)(iii) and (C) the aggregate fair market value of all such assets Disposed of by the Borrower and its Subsidiaries after the Closing Date shall not exceed U.S. $10,000,000.

                 (b) Lines of Business. The Borrower will not, nor will it permit any of its Subsidiaries to, engage to any material extent in any business other than businesses of the type conducted, or contemplated to be conducted in the Information Memorandum, by the Borrower and its Subsidiaries on the date of execution of this Agreement and businesses reasonably related thereto.

                 SECTION 7.04. Investments. The Borrower will not, nor will it permit any of its Subsidiaries to, make or permit to remain outstanding any Investments except:

                 (a) Investments outstanding on the date hereof and identified in Part B of Schedule VII;

                 (b)  operating deposit accounts with banks;

                 (c) Permitted Investments and Disposition Investments received in connection with any Disposition permitted under Section 7.03(a)(v)(z), so long as each such Disposition Investment shall have been delivered to the Administrative Agent to be held as collateral security by the Administrative Agent pursuant to the Security Documents;

                 (d) Investments by the Borrower and its Subsidiaries in the Borrower and its Subsidiaries;

                 (e) Hedging Agreements entered into in the ordinary course of the Borrower's financial planning and not for speculative purposes;

                 (f) Investments to finance acquisitions of spectrum not prohibited under this Agreement, provided that such Investments in excess of U.S. $2,000,000 in the aggregate shall require the prior written consent of the Required Lenders except to the extent any such Investment is made pursuant to a purchase of capital stock of the holder of the spectrum and investments are made in the Equity Capital of the Borrower pursuant to the Capital Subscription Agreement in an aggregate amount equal to the portion of the purchase price thereof in excess of U.S. $2,000,000 (it being understood that such investments in the Equity Capital of the Borrower are in addition to the amounts of Equity Capital required pursuant to Section 7.08(f)); and





                                Credit Agreement

                 (g) additional Investments up to but not exceeding U.S. $3,000,000 in the aggregate; provided that Investments in excess of U.S. $3,000,000 in the aggregate shall require the prior written consent of the Required Lenders except to the extent investments are made in the Equity Capital of the Borrower pursuant to the Capital Subscription Agreement in an aggregate amount equal to the portion of the additional Investment in excess of U.S. $3,000,000 (it being understood that such investments in the Equity Capital of the Borrower are in addition to the amounts of Equity Capital required pursuant to
         Section 7.08(f)).

                 SECTION 7.05. Restricted Payments. The Borrower will not, nor will it permit any of its Subsidiaries to, declare or make, or agree to pay or make, directly or indirectly, any Restricted Payment, except that (A) the Borrower may declare and pay dividends with respect to its quotas payable solely in additional quotas, and (B) the Borrower may make Restricted Payments pursuant to and in accordance with stock option plans or other benefit plans for management or employees of the Borrower and its Subsidiaries, so long as the aggregate amount of Restricted Payments under this clause (B) shall not exceed U.S. $5,000,000 in the aggregate during the term of this Agreement.

                 Nothing herein shall be deemed to prohibit the payment of dividends by any Subsidiary of the Borrower to the Borrower or to any other Subsidiary of the Borrower.

                 SECTION 7.06. Transactions with Affiliates. The Borrower will not, nor will it permit any of its Subsidiaries to, sell, lease or otherwise transfer any property or assets to, or purchase, lease or otherwise acquire any property or assets from, or otherwise engage in any other transactions with, any of its Affiliates, except (a) transactions in the ordinary course of business at prices and on terms and conditions not less favorable to the Borrower or such Subsidiary than could be obtained on an arm's-length basis from unrelated third parties, (b) transactions between or among the Borrower and its wholly-owned Subsidiaries not involving any other Affiliate and (c) any Restricted Payment permitted by Section 7.05.

                 SECTION 7.07. Restrictive Agreements. The Borrower will not, and will not permit any of its Subsidiaries to, directly or indirectly, enter into, incur or permit to exist any agreement or other arrangement that prohibits, restricts or imposes any condition upon (a) the ability of the Borrower or any Subsidiary to create, incur or permit to exist any Lien upon any of its property or assets, or (b) the ability of any Subsidiary to pay dividends or other distributions with respect to any shares of its capital stock or quotas or to make or repay loans or advances to the Borrower or any Subsidiary or to Guarantee Indebtedness of the Borrower or any Subsidiary; provided that (i) the foregoing shall not apply to restrictions and conditions imposed by law or by this Agreement, (ii) the foregoing shall not apply to restrictions and conditions existing on the





                                Credit Agreement
date hereof identified on Schedule V (but shall apply to any extension or renewal of, or any amendment or modification expanding the scope of, any such restriction or condition), (iii) the foregoing shall not apply to customary restrictions and conditions contained in agreements relating to the sale of a Subsidiary pending such sale, provided such restrictions and conditions apply only to the Subsidiary that is to be sold and such sale is permitted hereunder,
(iv) clause (a) of the foregoing shall not apply to restrictions or conditions imposed by any agreement relating to secured Indebtedness permitted by this Agreement if such restrictions or conditions apply only to the property or assets securing such Indebtedness and (v) clause (a) of the foregoing shall not apply to customary provisions in leases and other contracts restricting the assignment thereof.

                 SECTION 7.08.  Certain Financial Covenants.

                 (a) Leverage Ratio. The Borrower will not permit the Leverage Ratio to exceed the following respective ratios at any time during the following respective periods:

                Period                                                Ratio
                ------                                                -----
         From April 1, 1999
          through June 30, 1999                                     8.20 to 1

         From July 1, 1999
          through September 30, 1999                                5.00 to 1

         From October 1, 1999
          through December 31, 1999                                 4.00 to 1

         From January 1, 2000
          and at all times thereafter                               3.50 to 1

                 (b) Interest Coverage Ratio. The Borrower will not permit the Interest Coverage Ratio to be less than the following respective ratios at any time during the following respective periods:





                                Credit Agreement

                 Period                                              Ratio
                 ------                                              -----
         From April 1, 1999
          through June 30, 1999                                     0.90 to 1

         From July 1, 1999
          through September 30, 1999                                1.50 to 1

         From October 1, 1999
          through December 31, 1999                                 1.90 to 1

         From January 1, 2000
          through March 31, 2000                                    2.40 to 1

         From April 1, 2000
          through June 30, 2000                                     2.75 to 1

         From July 1, 2000
          and at all times thereafter                               3.00 to 1

                 (c) Capital Expenditures. Unless and until the Leverage Ratio shall have been less than 6.00 to 1 for a period of at least two consecutive fiscal quarters, the Borrower will not permit the aggregate amount of Capital Expenditures by the Borrower and its Subsidiaries to exceed the following respective amounts for the following respective periods:

                 Period                                             Amount
                 ------                                             ------
         From the Closing Date
          through December 31, 1998                         U.S. $106,000,000

         From January 1, 1999
          through December 31, 1999                         U.S.  $42,000,000





                                Credit Agreement

         From January 1, 2000
          through December 31, 2000                         U.S.  $18,750,000

         From January 1, 2001
          through December 31, 2001                         U.S.  $18,750,000

         From January 1, 2002
          through December 31, 2002                         U.S.  $35,000,000

         From January 1, 2003
          through December 31, 2003                         U.S.  $35,000,000

         From January 1, 2004
          through December 31, 2004                         U.S.  $35,000,000

         From January 1, 2005
          through December 31, 2005                         U.S.  $35,000,000

         From January 1, 2006
          and at all times thereafter                       U.S.  $35,000,000

provided that the Borrower may permit the aggregate amount of Capital Expenditures to exceed the respective amounts set forth above to the extent that investments are made in the Equity Capital of the Borrower pursuant to the Capital Subscription Agreement in an aggregate amount equal to such excess amounts (it being understood that such investments in the Equity Capital of the Borrower are in addition to the amounts of Equity Capital required pursuant to
Section 7.08(f)). If the aggregate amount of Capital Expenditures for any fiscal year set forth in the schedule above shall be less than the amount set forth opposite such period in the schedule above, then the shortfall shall be added to the amount of Capital Expenditures permitted for the immediately succeeding (but not any other) period and, for purposes hereof, the amount of Capital Expenditures made during any period shall be deemed to have been made first from the amount of any carryover from any previous fiscal year and last from the permitted amount set forth in the schedule above.

                 (d) Minimum Subscribers. Unless and until at any time after June 30, 1999 the Leverage Ratio shall have been less than 9.00 to 1 for a period of at least two consecutive quarters, the Borrower will not permit the aggregate number of Subscribers to be less than the following respective numbers for the following respective periods:





                                Credit Agreement

                 Period                                 Subscribers
                 ------                                 -----------
         From July 1, 1998
          through September 30, 1998                       18,750

         From October 1, 1998
          through December 31, 1998                        27,500

         From January 1, 1999
          through March 31, 1999                           39,000

         From April 1, 1999
          through June 30, 1999                            49,000

         From July 1, 1999
          through September 30, 1999                       60,080

         From October 1, 1999
          through December 31, 1999                        72,000

         From January 1, 2000
          through March 31, 2000                           82,000

         From April 1, 2000
          through June 30, 2000                            97,000

         From July 1, 2000
          through September 30, 2000                      112,000

         From October 1, 2000
          through December 31, 2000                       128,000

         From January 1, 2001
          and at all times thereafter                     160,000

                 (e) Minimum Revenues. Unless and until at any time after June 30, 1999 the Leverage Ratio shall have been less than 9.00 to 1 for a period of at least two consecutive quarters, the Borrower will not permit the aggregate amount of the revenues of the Borrower and its Subsidiaries from the operation of its network system for any period of four consecutive fiscal





                                Credit Agreement
quarters ending during the following respective periods to be less than the following respective amounts:

                 Period                                      Amount
                 ------                                      ------
         From July 1, 1998
          through September 30, 1998                    U.S. $ 7,750,000

         From October 1, 1998
          through December 31, 1998                     U.S. $ 14,500,000

         From January 1, 1999
          through March 31, 1999                        U.S. $ 21,500,000

         From April 1, 1999
          through June 30, 1999                         U.S. $ 30,500,000

         From July 1, 1999
          through September 30, 1999                    U.S. $ 39,500,000

         From October 1, 1999
          through December 31, 1999                     U.S. $ 50,000,000

         From January 1, 2000
          through March 31, 2000                        U.S. $ 60,000,000

         From April 1, 2000
          through June 30, 2000                         U.S. $ 71,500,000

         From July 1, 2000
          through September 30, 2000                    U.S. $ 83,500,000

         From October 1, 2000
          through December 31, 2000                     U.S. $ 96,500,000

         From January 1, 2001
          and at all times thereafter                   U.S. $150,000,000

                 (f) Equity Contributions. By each of the dates set forth below, as more particularly provided in Section 2 of the Capital Subscription Agreement, the Parent shall have





                                Credit Agreement
made investments in the Equity Capital of the Borrower in a cumulative amount at least equal to the amount as set forth below opposite such dates (such amounts being assumed to be inclusive of the amount of Equity Capital required on the Closing Date pursuant to Section 5.01(m)):

                 Date                                           Amount
                 ----                                           ------
         June 30, 1998                                 U.S. $115,500,000

         December 31, 1998                             U.S. $133,000,000

         June 30, 1999                                 U.S. $140,500,000

         December 31, 1999                             U.S. $148,000,000

                 SECTION 7.09. Modifications of Certain Documents. The Borrower will not, nor will it permit any of its Subsidiaries to, consent to any modification, supplement or waiver of any of the provisions of (a) the Licenses or the Vendor Contract or (after the execution and delivery thereof) the Interconnection Agreement in a manner that is materially adverse to the Lenders or (b) the Capital Subscription Agreement without the prior written consent of the Administrative Agent (with the approval of the Required Lenders).

                 SECTION 7.10. Fiscal Year. The Borrower will not, nor will it permit any of its Subsidiaries to change its fiscal year end from what it is on the date hereof.

                 SECTION 7.11. Limitation on Optional Payments and Modifications of Debt Instruments. The Borrower will not, nor will it permit any of its Subsidiaries to make any optional payment or prepayment on or redemption, defeasance or purchase of any Indebtedness (other than Indebtedness under this Agreement), including without limitation, any Subordinated Debt, or amend, modify or change, or consent or agree to any amendment, modification or change to any of the terms relating to the payment or prepayment of principal of or interest on, any such Indebtedness, other than any amendment, modification or change which would extend the maturity or reduce the amount of any payment of principal thereof or which would reduce the rate or extend the date for payment of interest thereon.





                                Credit Agreement

                                  ARTICLE VIII

                               EVENTS OF DEFAULT

                 If any of the following events ("Events of Default") shall occur:

                 (a) the Borrower shall fail to pay any principal of any Loan or any reimbursement obligation in respect of any LC Disbursement when and as the same shall become due and payable, whether at the due date thereof or at a date fixed for prepayment thereof or otherwise;

                 (b) the Borrower shall fail to pay any interest on any Loan or any fee or any other amount (other than an amount referred to in clause (a) of this Article) payable under this Agreement or under any other Loan Document, when and as the same shall become due and payable, and such failure shall continue unremedied for a period of five or more days;

                 (c) any representation or warranty made or deemed made by or on behalf of any Relevant Party in or in connection with this Agreement or any other Loan Document or any amendment or modification hereof or thereof, or in any report, certificate, financial statement or other document furnished pursuant to or in connection with this Agreement or any other Loan Document or any amendment or modification hereof or thereof, shall prove to have been incorrect in any material respect when made or deemed made;

                 (d) the Borrower shall fail to observe or perform any covenant, condition or agreement contained in Section 6.02, 6.03 (with respect to the Borrower's existence), 6.08 or 6.09 or in Article VII;

                 (e) any Relevant Party shall fail to observe or perform any covenant, condition or agreement contained in this Agreement (other than those specified in clause (a), (b) or (d) of this Article) or any other Loan Document and such failure shall continue unremedied for a period of 30 or more days after notice thereof from the Administrative Agent (given at the request of any Lender) to the Borrower;

                 (f) any Relevant Party shall fail to make any payment (whether of principal or interest and regardless of amount) in respect of any of its other Indebtedness (or





                                Credit Agreement
         obligations in respect of one or more Hedging Agreements) in an aggregate principal amount exceeding U.S. $3,000,000, when and as the same shall become due and payable;

                 (g) any event or condition occurs that results in any such other Indebtedness (or obligations in respect of one or more Hedging Agreements) becoming due prior to its scheduled maturity or that enables or permits (with or without the giving of notice, the lapse of time or both) the holder or holders of any such other Indebtedness or obligations or any trustee or agent on its or their behalf to cause any such other Indebtedness or obligations to become due, or to require the prepayment, repurchase, redemption or defeasance thereof, prior to its scheduled maturity; provided that this clause (g) shall not apply to secured Indebtedness that becomes due as a result of the voluntary sale or transfer of the property or assets securing such Indebtedness;

                 (h) an involuntary proceeding shall be commenced or an involuntary petition shall be filed seeking (i) liquidation, reorganization or other relief in respect of any Relevant Party or its debts, or of a substantial part of its assets, under any Federal, state or foreign bankruptcy, insolvency, receivership or similar law now or hereafter in effect or (ii) the appointment of a receiver, trustee, custodian, sequestrator, conservator or similar official for such Relevant Party or for a substantial part of its assets, and, in any such case, such proceeding or petition shall continue undismissed, or an order or decree approving or ordering any of the foregoing shall be entered and continue unstayed and in effect, for a period of 90 or more days;

                 (i) any Relevant Party shall (i) voluntarily commence any proceeding or file any petition seeking liquidation, reorganization or other relief under any Federal, state or foreign bankruptcy, insolvency, receivership or similar law now or hereafter in effect,
         (ii) consent to the institution of, or fail to contest in a timely and appropriate manner, any proceeding or petition described in clause (h) of this Article, (iii) apply for or consent to the appointment of a receiver, trustee, custodian, sequestrator, conservator or similar official for any Relevant Party or for a substantial part of its assets, (iv) file an answer admitting the material allegations of a petition filed against it in any such proceeding, (v) make a general assignment for the benefit of creditors or (vi) take any action for the purpose of effecting any of the foregoing;

                 (j) any Relevant Party shall become unable, admit in writing its inability or fail generally to pay its debts as they become due;

                 (k) one or more judgments for the payment of money in an aggregate amount in excess of U.S. $3,000,000 shall be rendered against any Relevant Party or any





                                Credit Agreement
         combination thereof and the same shall remain undischarged for a period of 30 consecutive days during which execution shall not be effectively stayed, or any action shall be legally taken by a judgment creditor to attach or levy upon any assets of any Relevant Party to enforce any such judgment;

                 (l) a reasonable basis shall exist for the assertion against the Borrower or any of its Subsidiaries, or any predecessor in interest of the Borrower or any of its Subsidiaries or Affiliates, of (or there shall have been asserted against the Borrower or any of its Subsidiaries) any claims or liabilities, whether accrued, absolute or contingent, based on or arising from the generation, storage, transport, handling or disposal of Hazardous Substances by the Borrower or any of its Subsidiaries, Affiliates or predecessors that, in the judgment of the Required Lenders, are reasonably likely to be determined adversely to the Borrower or any of its Subsidiaries, and the amount thereof (either individually or in the aggregate) is reasonably likely to have a Material Adverse Effect (insofar as such amount is payable by the Borrower or any of its Subsidiaries but after deducting any portion thereof that is reasonably expected to be paid by other creditworthy Persons jointly and severally liable therefor);

                 (m) the Liens created by the Security Documents shall at any time not constitute a valid and perfected Lien on the collateral intended to be covered thereby (to the extent perfection by filing, registration, recordation or possession is required herein or therein) in favor of the Administrative Agent (or in the case of real or tangible personal property located in Argentina but outside the Federal Capital of Buenos Aires, in favor of Chase), free and clear of all other Liens (other than Liens permitted under Section 7.02 or under the respective Security Documents), or, except for expiration in accordance with its terms, any of the Security Documents or any guarantee under this Agreement shall for whatever reason be terminated or cease to be in full force and effect, or the enforceability thereof shall be contested by any Obligor;

                 (n) any Governmental Authority shall take any action to condemn, seize, nationalize or appropriate any substantial portion of the property of the Borrower (either with or without payment of compensation) or shall take any action that, in the reasonable opinion of the Lenders, that materially restricts or limits the ability of the Borrower to conduct its business in accordance with its business plan or materially adversely affects the ability of the Borrower to perform its obligations under the Loan Documents; or the Borrower shall be prevented from exercising normal control over all or a substantial part of its property (and the same shall continue for 30 or more days);





                                Credit Agreement

                 (o) any License shall be revoked, modified, canceled or expire by its terms and not renewed, if the effect thereof, individually or in the aggregate, is in the judgment of the Required Lenders reasonably likely to have a Material Adverse Effect; or the Government of Argentina, or any agency or political subdivision thereof, shall promulgate or declare effective any law, rule or regulation that, in the opinion of the Required Lenders, is reasonably likely to have a Material Adverse Effect;

                 (p) a Material Adverse Effect on the ability of the Borrower to provide interconnection service pursuant to the Interconnection Agreement shall occur and be continuing for a period of more than 45 consecutive days, or the enforceability of the Interconnection Agreement shall be contested and such contest is reasonably likely to result in a Material Adverse Effect;

                 (q) Argentina or any competent authority thereof shall (i) declare a moratorium on the payment of indebtedness by Argentina or any governmental agency or authority thereof or corporations therein or (ii) impose material restrictions on the ability to convert Argentine pesos to U.S. Dollars or to transfer U.S. Dollars outside of Argentina; or

                 (r) the Parent Shareholder or the Parent shall default in the performance of their obligations contained in the Capital Subscription Agreement (unless, in the case of such default by the Parent, the Parent Shareholder contributes the defaulted amount to the Borrower within 10 days of such default);

then, and in every such event (other than an event with respect to the Borrower described in clause (h) or (i) of this Article), and at any time thereafter during the continuance of such event, the Administrative Agent may, and at the request of the Required Lenders shall, by notice to the Borrower, take either or both of the following actions, at the same or different times: (i) terminate the Commitments, and thereupon the Commitments shall terminate immediately, and
(ii) declare the Loans then outstanding to be due and payable in whole (or in part, in which case any principal not so declared to be due and payable may thereafter be declared to be due and payable), and thereupon the principal of the Loans so declared to be due and payable, together with accrued interest thereon and all fees and other obligations of the Borrower hereunder, shall become due and payable immediately, without presentment, demand, protest or other notice of any kind, all of which are hereby waived by the Borrower; and in case of any event with respect to the Borrower described in clause (h) or
(i) of this Article, the Commitments shall automatically terminate and the principal of the Loans then outstanding, together with accrued interest thereon and all fees and other obligations of the Borrower hereunder, shall automatically become due and payable, without presentment, demand, protest or other notice of any kind, all of which are hereby waived by the Borrower.





                                Credit Agreement

                                   ARTICLE IX

                            THE ADMINISTRATIVE AGENT

                 Each of the Lenders and the Issuing Lender hereby irrevocably appoints the Administrative Agent as its agent hereunder and under the other Loan Documents and authorizes the Administrative Agent to take such actions on its behalf and to exercise such powers as are delegated to the Administrative Agent by the terms hereof or thereof, together with such actions and powers as are reasonably incidental thereto.

                 The Person serving as the Administrative Agent hereunder shall have the same rights and powers in its capacity as a Lender as any other Lender and may exercise the same as though it were not the Administrative Agent, and such Person and its Affiliates may accept deposits from, lend money to and generally engage in any kind of business with the Borrower or any Subsidiary or other Affiliate thereof as if it were not the Administrative Agent hereunder.

                 The Administrative Agent shall not have any duties or obligations except those expressly set forth herein and in the other Loan Documents. Without limiting the generality of the foregoing, (a) the Administrative Agent shall not be subject to any fiduciary or other implied duties, regardless of whether a Default has occurred and is continuing, (b) the Administrative Agent shall not have any duty to take any discretionary action or exercise any discretionary powers, except discretionary rights and powers expressly contemplated hereby or by the other Loan Documents that the Administrative Agent is required to exercise in writing by the Required Lenders, and (c) except as expressly set forth herein and in the other Loan Documents, the Administrative Agent shall not have any duty to disclose, and shall not be liable for the failure to disclose, any information relating to the Borrower or any of its Subsidiaries that is communicated to or obtained by the bank serving as Administrative Agent or any of its Affiliates in any capacity. The Administrative Agent shall not be liable for any action taken or not taken by it with the consent or at the request of the Required Lenders or in the absence of its own gross negligence or willful misconduct. The Administrative Agent shall be deemed not to have knowledge of any Default unless and until written notice thereof is given to the Administrative Agent by the Borrower or a Lender, and the Administrative Agent shall not be responsible for or have any duty to ascertain or inquire into (i) any statement, warranty or representation made in or in connection with this Agreement or any other Loan Document, (ii) the contents of any certificate, report or other document delivered hereunder or thereunder or in connection herewith or therewith, (iii) the performance or observance of any of the covenants, agreements or other





                                Credit Agreement
terms or conditions set forth herein or therein, (iv) the validity, enforceability, effectiveness or genuineness of this Agreement, any other Loan Document or any other agreement, instrument or document, or (v) the satisfaction of any condition set forth in Article V or elsewhere herein or therein, other than to confirm receipt of items expressly required to be delivered to the Administrative Agent.

                 The Administrative Agent shall be entitled to rely upon, and shall not incur any liability for relying upon, any notice, request, certificate, consent, statement, instrument, document or other writing believed by it to be genuine and to have been signed or sent by the proper Person. The Administrative Agent also may rely upon any statement made to it orally or by telephone or telex and believed by it to be made by the proper Person, and shall not incur any liability for relying thereon. The Administrative Agent may consult with legal counsel (who may be counsel for the Borrower), independent accountants and other experts selected by it, and shall not be liable for any action taken or not taken by it in accordance with the advice of any such counsel, accountants or experts.

                 Subject to the appointment and acceptance of a successor Administrative Agent as provided in this paragraph, the Administrative Agent may resign at any time by notifying the Lenders, the Issuing Lender and the Borrower. Upon any such resignation, the Required Lenders shall have the right, in consultation with the Borrower, to appoint a successor. If no successor shall have been so appointed by the Required Lenders and shall have accepted such appointment within 30 days after the retiring Administrative Agent gives notice of its resignation, then the retiring Administrative Agent may, on behalf of the Lenders and the Issuing Lender, appoint a successor Administrative Agent which shall be a bank of international recognition with an office in New York, New York, or an Affiliate of any such bank. Upon the acceptance of its appointment as Administrative Agent hereunder by a successor, such successor shall succeed to and become vested with all the rights, powers, privileges and duties of the retiring Administrative Agent and the retiring Administrative Agent shall be discharged from its duties and obligations hereunder. The fees payable by the Borrower to a successor Administrative Agent shall be the same as those payable to its predecessor unless otherwise agreed between the Borrower and such successor. After the Administrative Agent's resignation hereunder, the provisions of this Article and Section 10.03 shall continue in effect for its benefit in respect of any actions taken or omitted to be taken by it while it was acting as Administrative Agent.

                 Each Lender acknowledges that it has, independently and without reliance upon the Administrative Agent or any other Lender and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement. Each Lender also acknowledges that it will, independently and without reliance upon the Administrative Agent or any other Lender and based on such documents and





                                Credit Agreement
information as it shall from time to time deem appropriate, continue to make its own decisions in taking or not taking action under or based upon this Agreement, any other Loan Document or any related agreement or any document furnished hereunder or thereunder.

                 Except as otherwise provided in Section 10.02(b) with respect to this Agreement, the Administrative Agent may, with the prior consent of the Required Lenders (but not otherwise), consent to any modification, supplement or waiver under any of the Loan Documents, provided that, without the prior consent of each Lender, neither the Administrative Agent nor Chase shall (except as provided herein or in the Security Documents) release any collateral or otherwise terminate any Lien under any Security Document providing for collateral security, agree to additional obligations being secured by such collateral security (unless the Lien for such additional obligations shall be junior to the Lien in favor of the other obligations secured by such Security Document, in which event the Administrative Agent may consent to such junior Lien provided that it obtains the consent of the Required Lenders thereto), alter the relative priorities of the obligations entitled to the benefits of the Liens created under the Security Documents or release any guarantor under any Security Document from its guarantee obligations thereunder, except that no such consent shall be required, and the Administrative Agent (or Chase, in the case of real property located in Argentina) is hereby authorized, to release any Lien covering property (and to release any such guarantor) that is the subject of either a Disposition permitted hereunder or a Disposition to which the Required Lenders have consented.


                                   ARTICLE X

                                 MISCELLANEOUS

                 SECTION 10.01. Notices. Except in the case of notices and other communications expressly permitted to be given by telephone, all notices and other communications provided for herein shall be in writing and shall be delivered by hand or overnight courier service, mailed by certified or registered mail or sent by telex or telecopy, as follows:

                 (a) if to the Borrower, to Nextel Argentina S.R.L., Av. Cordoba 3012 C.P. 1187 Buenos Aires, Argentina, Attention: Managing Director, Telephone: 54.1.962.6560, Facsimile: 54.1.961.2279; with a copy to Nextel International, Inc., Suite 1600, 1191 Second Avenue, Seattle, Washington 98101, U.S.A., Attention: David Rostov, Chief Financial Officer, (Telephone No. (206) 749-8390, Telecopy No. (206) 749-8384.





                                Credit Agreement

                 (b) if to the Administrative Agent, to The Chase Manhattan Bank, 1 Chase Manhattan Plaza, 8th Floor, New York, New York 10081, Attention Loan and Agency Services Group (Telecopy No. (212) 552-5658), with a copy to The Chase Manhattan Bank, 270 Park Avenue, New York, New York 10017, Attention of Mr. Sandy McLane (Telecopy No.
         (212) 270-1204);

                 (c) if to the Issuing Lender, to it at The Chase Manhattan Bank, 1 Chase Manhattan Plaza, 8th Floor, New York, New York 10081, Attention Loan and Agency Services Group (Telecopy No. (212) 552-5658); with a copy to The Chase Manhattan Bank, 270 Park Avenue, New York, New York 10017, Attention of Mr. Sandy McLane (Telecopy No.
         (212) 270-1204);

                 (d) if to a Lender, to it at its address (or telex or telecopy number) set forth in its Administrative Questionnaire.

Any party hereto may change its address or telecopy number for notices and other communications hereunder by notice to the other parties hereto (which notice, in the case of any such change by a Lender, shall be given by such Lender to the borrower and the Administrative Agent). All notices and other communications given to any party hereto in accordance with the provisions of this Agreement shall be deemed to have been given on the date of receipt.


                 SECTION 10.02.  Waivers; Amendments.

                 (a) No Deemed Waivers; Remedies Cumulative. No failure or delay by the Administrative Agent, the Issuing Lender or any Lender in exercising any right or power hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such right or power, or any abandonment or discontinuance of steps to enforce such a right or power, preclude any other or further exercise thereof or the exercise of any other right or power. The rights and remedies of the Administrative Agent, the Issuing Lender and the Lenders hereunder are cumulative and are not exclusive of any rights or remedies that they would otherwise have. No waiver of any provision of this Agreement or consent to any departure by the Borrower therefrom shall in any event be effective unless the same shall be permitted by paragraph (b) of this Section, and then such waiver or consent shall be effective only in the specific instance and for the purpose for which given. Without limiting the generality of the foregoing, the making of a Loan or issuance of a Letter of Credit shall not be construed as a waiver of any Default, regardless of whether the Administrative Agent, any Lender or the Issuing Lender may have had notice or knowledge of such Default at the time.

                 (b) Amendments. Neither this Agreement nor any provision hereof may be waived, amended or modified except pursuant to an agreement or agreements in writing entered





                                Credit Agreement
into by the Borrower and the Required Lenders or by the Borrower and the Administrative Agent with the consent of the Required Lenders; provided that no such agreement shall (i) increase any Commitment of any Lender, or extend the date or decrease the amount of any scheduled reduction thereof pursuant to
Section 2.07, without the written consent of such Lender, (ii) reduce the principal amount of any Loan or LC Disbursement or reduce the rate of interest thereon, or reduce any fees payable hereunder, without the written consent of each Lender affected thereby, (iii) postpone the scheduled date of payment of the principal amount of any Loan or LC Disbursement, or any interest thereon, or any fees payable hereunder, or reduce the amount of, waive or excuse any such payment, or postpone the scheduled date of expiration of any Commitment, without the written consent of each Lender affected thereby, (iv) change
Section 2.16(b), (c) or (d) in a manner that would alter the pro rata sharing of payments required thereby, without the written consent of each Lender, (v) change any of the provisions of this Section or the definition of the term "Required Lenders" or any other provision hereof specifying the number or percentage of Lenders required to waive, amend or modify any rights hereunder or make any determination or grant any consent hereunder, without the written consent of each Lender or (vi) release any Subsidiary Guarantor from any of its guarantee obligations under Article III without the written consent of each Lender; and provided further that no such agreement shall amend, modify or otherwise affect the rights or duties of the Administrative Agent or the Issuing Lender hereunder without the prior written consent of the Administrative Agent or the Issuing Lender, as the case may be.

                 Notwithstanding the foregoing, any increase of Commitments contemplated under Section 2.02(e)(iii) shall require only the written consent of the Administrative Agent and any institution that is becoming a "Lender" as contemplated thereby.

                 In addition, as provided in the Capital Subscription Agreement, the Equity Holders under and as defined therein have certain rights to consent to amendments to this Agreement.

                 SECTION 10.03.  Expenses; Indemnity; Damage Waiver.

                 (a) Costs and Expenses. The Borrower shall pay (i) all reasonable out-of-pocket expenses incurred by the Administrative Agent, including the reasonable fees, charges and disbursements of counsel for Chase, in connection with the syndication of the credit facilities provided for herein, the preparation, execution, delivery and administration of this Agreement and the other Loan Documents or any amendments, modifications or waivers of the provisions hereof or thereof (whether or not the transactions contemplated hereby or thereby shall be consummated), it being understood that the portion of such fees, disbursements and other charges of counsel to be so reimbursed by the Borrower shall be limited to U.S. $200,000, and





                                Credit Agreement
the portion of all other expenses to be reimbursed by the Borrower shall be limited to U.S. $50,000, (ii) all out-of-pocket expenses incurred by the Issuing Lender in connection with the issuance, amendment, renewal or extension of any Letter of Credit or any demand for payment thereunder, (iii) all out-of-pocket expenses incurred by the Administrative Agent, the Issuing Lender or any Lender, including the fees, charges and disbursements of any counsel for the Administrative Agent, the Issuing Lender or any Lender, in connection with the enforcement or protection of its rights in connection with this Agreement and the other Loan Documents, including its rights under this Section, or in connection with the Loans made or Letters of Credit issued hereunder, including in connection with any workout, restructuring or negotiations in respect thereof and (iv) all transfer, stamp, documentary or other similar taxes, assessments or charges levied by any governmental or revenue authority in respect of this Agreement or any other Loan Document or any other document (including any court tax or other tax required to be made in connection with any enforcement proceedings in Argentina in accordance with Article 2 of Law No. 23,898 or otherwise) referred to herein or therein and all costs, expenses, taxes, assessments and other charges incurred in connection with any filing, registration, recording or perfection of any security interest contemplated by any Security Document or any other document referred to therein.

                 (b) Indemnification by Borrower. The Borrower shall indemnify the Administrative Agent, the Issuing Lender and each Lender, and each Related Party of any of the foregoing Persons (each such Person being called an "Indemnitee") against, and to hold each Indemnitee harmless from, any and all losses, claims, damages, liabilities and related expenses, including the fees, charges and disbursements of any counsel for any Indemnitee, incurred by or asserted against any Indemnitee arising out of, in connection with, or as a result of (i) the execution or delivery of this Agreement or any agreement or instrument contemplated hereby, the performance by the parties hereto of their respective obligations hereunder or the consummation of the Transactions or any other transactions contemplated hereby, (ii) any Loan or Letter of Credit or the use of the proceeds therefrom (including any refusal by the Issuing Lender to honor a demand for payment under a Letter of Credit if the documents presented in connection with such demand do not strictly comply with the terms of such Letter of Credit) or (iii) any actual or prospective claim, litigation, investigation or proceeding relating to any of the foregoing, whether based on contract, tort or any other theory and regardless of whether any Indemnitee is a party thereto; provided that such indemnity shall not, as to any Indemnitee, be available to the extent that such losses, claims, damages, liabilities or related expenses resulted from the gross negligence or willful misconduct of such Indemnitee.

                 (c) Reimbursement by Lenders. To the extent that the Borrower fails to pay any amount required to be paid by it to the Administrative Agent or the Issuing Lender under paragraph (a) or (b) of this Section, each Lender severally agrees to pay to the Administrative





                                Credit Agreement

Agent or the Issuing Lender, as the case may be, such Lender's Applicable Percentage (determined as of the time that the applicable unreimbursed expense or indemnity payment is sought) of such unpaid amount; provided that the unreimbursed expense or indemnified loss, claim, damage, liability or related expense, as the case may be, was incurred by or asserted against the Administrative Agent or the Issuing Lender in its capacity as such.

                 (d) Waiver of Consequential Damages, Etc.. To the extent permitted by applicable law, the Borrower shall assert, and hereby waives, any claim against any Indemnitee, on any theory of liability, for special, indirect, consequential or punitive damages (as opposed to direct or actual damages) arising out of, in connection with, or as a result of, this Agreement or any agreement or instrument contemplated hereby, the Transactions, any Loan or Letter of Credit or the use of the proceeds thereof.

                 (e) Payments. All amounts due under this Section shall be payable promptly after written demand therefor.

                 SECTION 10.04.  Successors and Assigns.

                 (a) Assignments Generally. The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns permitted hereby, except that the Borrower may not assign or otherwise transfer any of its rights or obligations hereunder without the prior written consent of each Lender (and any attempted assignment or transfer by the Borrower without such consent shall be null and void). Nothing in this Agreement, expressed or implied, shall be construed to confer upon any Person (other than the parties hereto, their respective successors and assigns permitted hereby and, to the extent expressly contemplated hereby, the Related Parties of each of the Administrative Agent, the Issuing Lender and the Lenders) any legal or equitable right, remedy or claim under or by reason of this Agreement.

                 (b) Assignments by Lenders. Any Lender may assign to one or more assignees all or a portion of its rights and obligations under this Agreement (including all or a portion of its Commitments and the Loans at the time owing to it); provided that:

                 (i) except in the case of an assignment to a Lender or an Affiliate of a Lender, each of the Borrower and the Administrative Agent (and, in the case of an assignment of all or a portion of a Commitment or any Lender's obligations in respect of its LC Exposure, the Issuing Lender) must give their prior written consent to such assignment (which consent shall not be unreasonably withheld),





                                Credit Agreement

                 (ii) except in the case of an assignment to a Lender or an Affiliate of a Lender or an assignment of the entire remaining amount of the assigning Lender's Commitment(s), the amount of the Commitment(s) of the assigning Lender subject to each such assignment (determined as of the date the Assignment and Acceptance with respect to such assignment is delivered to the Administrative Agent) shall not be less than U.S. $2,500,000 unless each of the Borrower and the Administrative Agent otherwise consent,

                 (iii) (A) each partial assignment of the Loans or Commitments of any Class shall be made as an assignment of a proportionate part of all the assigning Lender's rights and obligations under this Agreement in respect of such Class, (B) no partial assignment of a Tranche A1 Commitment or a Tranche B1 Commitment may be made prior to the date 60 days after the Closing Date without a simultaneous assignment of a proportionate part of the assigning Lender's Tranche A2 Commitment and Tranche B2 Commitment, respectively, and (C) each partial assignment of a Tranche A2 Commitment or a Tranche B2 Commitment shall be made as an assignment of a proportionate part of the assigning Lender's Tranche B2 Commitment and Tranche A2 Commitment, respectively,

                 (iv) the parties to each assignment shall execute and deliver to the Administrative Agent an Assignment and Acceptance, together with a processing and recordation fee of U.S. $3,500, and

                 (v) the assignee, if it shall not be a Lender, shall deliver to the Administrative Agent an Administrative Questionnaire;

provided further that any consent of the Borrower otherwise required under this paragraph shall not be required if an Event of Default under clause (h) or (i) of Article VIII has occurred and is continuing. Upon acceptance and recording pursuant to paragraph (d) of this Section, from and after the effective date specified in each Assignment and Acceptance, the assignee thereunder shall be a party hereto and, to the extent of the interest assigned by such Assignment and Acceptance, have the rights and obligations of a Lender under this Agreement, and the assigning Lender thereunder shall, to the extent of the interest assigned by such Assignment and Acceptance, be released from its obligations under this Agreement (and, in the case of an Assignment and Acceptance covering all of the assigning Lender's rights and obligations under this Agreement, such Lender shall cease to be a party hereto but shall continue to be entitled to the benefits of Sections 2.13, 2.14, 2.15 and 10.03). Any assignment or transfer by a Lender of rights or obligations under this Agreement that does not comply with this paragraph shall be treated for purposes of this Agreement as a sale by such Lender of a participation in such rights and obligations in accordance with paragraph (e) of this Section.





                                Credit Agreement

                 (c)  Maintenance of Register by Administrative Agent.   The
Administrative Agent, acting for this purpose as an agent of the Borrower, shall maintain at one of its offices in The City of New York a copy of each Assignment and Acceptance delivered to it and a register for the recordation of the names and addresses of the Lenders, and the Commitments of, and principal amount of the Loans and LC Disbursements owing to, each Lender pursuant to the terms hereof from time to time (the "Register"). The entries in the Register shall be conclusive, and the Borrower, the Administrative Agent, the Issuing Lender and the Lenders may treat each Person whose name is recorded in the Register pursuant to the terms hereof as a Lender hereunder for all purposes of this Agreement, notwithstanding notice to the contrary. The Register shall be available for inspection by the Borrower, the Issuing Lender and any Lender, at any reasonable time and from time to time upon reasonable prior notice.

                 (d) Effectiveness of Assignments. Upon its receipt of a duly completed Assignment and Acceptance executed by an assigning Lender and an assignee, the assignee's completed Administrative Questionnaire (unless the assignee shall already be a Lender hereunder), the processing and recordation fee referred to in paragraph (b) of this Section and any written consent to such assignment required by paragraph (b) of this Section, the Administrative Agent shall accept such Assignment and Acceptance and record the information contained therein in the Register. No assignment shall be effective for purposes of this Agreement unless it has been recorded in the Register as provided in this paragraph.

                 (e) Participations. Any Lender may, without the consent of the Borrower, the Administrative Agent or the Issuing Lender, sell participations to one or more banks or other entities (a "Participant") in all or a portion of such Lender's rights and obligations under this Agreement and the other Loan Documents (including all or a portion of its Commitments and the Loans owing to it); provided that (i) such Lender's obligations under this Agreement and the other Loan Documents shall remain unchanged, (ii) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations and (iii) the Borrower, the Administrative Agent, the Issuing Lender and the other Lenders shall continue to deal solely and directly with such Lender in connection with such Lender's rights and obligations under this Agreement and the other Loan Documents. Any agreement or instrument pursuant to which a Lender sells such a participation shall provide that such Lender shall retain the sole right to enforce this Agreement and the other Loan Documents and to approve any amendment, modification or waiver of any provision of this Agreement or any other Loan Document; provided that such agreement or instrument may provide that such Lender will not, without the consent of the Participant, agree to any amendment, modification or waiver described in the first proviso to Section 10.02(b) that affects such Participant. Subject to paragraph (f) of this Section, the Borrower agrees that each Participant shall be entitled to the benefits of Sections 2.13, 2.14





                                Credit Agreement
and 2.15 to the same extent as if it were a Lender and had acquired its interest by assignment pursuant to paragraph (b) of this Section.

                 (f) Limitations on Rights of Participants. A Participant shall not be entitled to receive any greater payment under Section 2.13 or 2.15 than the applicable Lender would have been entitled to receive with respect to the participation sold to such Participant, unless the sale of the participation to such Participant is made with the Borrower's prior written consent.

                 (g) Pledges. Any Lender may at any time pledge or assign a security interest in all or any portion of its rights under this Agreement to secure obligations of such Lender, including any such pledge or assignment to a Federal Reserve Bank, and this Section shall not apply to any such pledge or assignment of a security interest; provided that no such pledge or assignment of a security interest shall release a Lender from any of its obligations hereunder or substitute any such assignee for such Lender as a party hereto.

                 (h) No Assignments to Borrower or Affiliates. Anything in this Section to the contrary notwithstanding, no Lender may assign or participate any interest in any Loan or LC Exposure held by it hereunder to the Borrower or any of its Affiliates or Subsidiaries without the prior consent of each Lender.

                 SECTION 10.05. Survival. All covenants, agreements, representations and warranties made by the Borrower herein and in the certificates or other instruments delivered in connection with or pursuant to this Agreement shall be considered to have been relied upon by the other parties hereto and shall survive the execution and delivery of this Agreement and the making of any Loans and issuance of any Letters of Credit, regardless of any investigation made by any such other party or on its behalf and notwithstanding that the Administrative Agent, the Issuing Lender or any Lender may have had notice or knowledge of any Default or incorrect representation or warranty at the time any credit is extended hereunder, and shall continue in full force and effect as long as the principal of or any accrued interest on any Loan or any fee or any other amount payable under this Agreement is outstanding and unpaid or any Letter of Credit is outstanding and so long as the Commitments have not expired or terminated. The provisions of Sections 2.13, 2.14, 2.15, 3.03 and 10.03 and Article IX shall survive and remain in full force and effect regardless of the consummation of the transactions contemplated hereby, the repayment of the Loans, the expiration or termination of the Letters of Credit and the Commitments or the termination of this Agreement or any provision hereof.

                 SECTION 10.06.  Counterparts; Integration; Effectiveness.
This Agreement may be executed in counterparts (and by different parties hereto on different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single





                                Credit Agreement
contract. This Agreement and any separate letter agreements with respect to fees payable to the Administrative Agent constitute the entire contract among the parties relating to the subject matter hereof and supersede any and all previous agreements and understandings, oral or written, relating to the subject matter hereof. Except as provided in Section 5.01, this Agreement shall become effective when it shall have been executed by the Administrative Agent and when the Administrative Agent shall have received counterparts hereof which, when taken together, bear the signatures of each of the other parties hereto, and thereafter shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns. Delivery of an executed counterpart of a signature page of this Agreement by telecopy shall be effective as delivery of a manually executed counterpart of this Agreement.

                 SECTION 10.07. Severability. Any provision of this Agreement held to be invalid, illegal or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such invalidity, illegality or unenforceability without affecting the validity, legality and enforceability of the remaining provisions hereof; and the invalidity of a particular provision in a particular jurisdiction shall not invalidate such provision in any other jurisdiction.

                 SECTION 10.08. Right of Setoff. If an Event of Default shall have occurred and be continuing, each Lender is hereby authorized at any time and from time to time, to the fullest extent permitted by law, to set off and apply any and all deposits (general or special, time or demand, provisional or final) at any time held and other indebtedness at any time owing by such Lender to or for the credit or the account of the Borrower against any of and all the obligations of the Borrower now or hereafter existing under this Agreement held by such Lender, irrespective of whether or not such Lender shall have made any demand under this Agreement and although such obligations may be unmatured.
The rights of each Lender under this Section are in addition to other rights and remedies (including other rights of setoff) which such Lender may have.

                 SECTION 10.09. Governing Law. This Agreement shall be construed in accordance with and governed by the law of the State of New York.

                 SECTION 10.10.  Jurisdiction, Service of Process and Venue.

                 (a) Submission to Jurisdiction. Each party hereto hereby agrees that any suit, action or proceeding with respect to this Agreement, the other Loan Documents or any judgment entered by any court in respect thereof may be brought in the United States District Court for the Southern District of New York, in the Supreme Court of the State of New York sitting in New York County (including its Appellate Division), or in any other appellate court in the State of New York, as the party commencing such suit, action or proceeding may elect in its sole discretion; and each party hereto hereby irrevocably submits to the jurisdiction of such courts for





                                Credit Agreement
the purpose of any such suit, action, proceeding or judgment. Each party hereto further submits, for the purpose of any such suit, action, proceeding or judgment brought or rendered against it, to the appropriate courts of the jurisdiction of its domicile.

                 (b) Process Agent. The Borrower hereby agrees that service of all writs, process and summonses in any such suit, action or proceeding brought in the State of New York may be made upon CT Corporation, presently located at 1633 Broadway, New York, New York 10019, U.S.A. (the "Process Agent"), and the Borrower hereby confirms and agrees that the Process Agent has been duly and irrevocably appointed as its agent and true and lawful attorney-in-fact in its name, place and stead to accept such service of any and all such writs, process and summonses, and agrees that the failure of the Process Agent to give any notice of any such service of process to the Borrower shall not impair or affect the validity of such service or of any judgment based thereon. The Borrower hereby further irrevocably consents to the service of process in any suit, action or proceeding in such courts by the mailing thereof by the Administrative Agent or any Lender by registered or certified mail, postage prepaid, at its address set forth beneath its signature hereto.

                 (c) Other Service. Nothing herein shall in any way be deemed to limit the ability of the Administrative Agent or any Lender to serve any such writs, process or summonses in any other manner permitted by applicable law or to obtain jurisdiction over the Borrower in such other jurisdictions, and in such manner, as may be permitted by applicable law.

                 (d) Venue. The Borrower hereby irrevocably waives any objection that it may now or hereafter have to the laying of the venue of any suit, action or proceeding arising out of or relating to this Agreement or any other Loan Document brought in the Supreme Court of the State of New York, County of New York or in the United States District Court for the Southern District of New York, and hereby further irrevocably waives any claim that any such suit, action or proceeding brought in any such court has been brought in an inconvenient forum.

                 (e) Excepcion de Arraigo. Each of the Borrower and the Subsidiary Guarantors hereby irrevocably waives, to the fullest extent now or hereafter permitted under the laws of Argentina or other relevant jurisdiction, the right to demand that the Administrative Agent or any Lender post a performance bond or guarantee (excepcion de arraigo) in any action or proceeding initiated against the Borrower and/or its Subsidiaries in Argentina in connection with this Agreement or the transactions contemplated hereby.





                                Credit Agreement

                 SECTION 10.11. WAIVER OF JURY TRIAL. EACH PARTY HERETO HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY). EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION.

                 SECTION 10.12. No Immunity. To the extent that the Borrower may be or become entitled, in any jurisdiction in which judicial proceedings may at any time be commenced with respect to this Agreement or any other Loan Document, to claim for itself or its properties or revenues any immunity from suit, court jurisdiction, attachment prior to judgment, attachment in aid of execution of a judgment, execution of a judgment or from any other legal process or remedy relating to its obligations under this Agreement or any other Loan Document, and to the extent that in any such jurisdiction there may be attributed such an immunity (whether or not claimed), the Borrower hereby irrevocably agrees not to claim and hereby irrevocably waives such immunity to the fullest extent permitted by the laws of such jurisdiction.

                 SECTION 10.13.  Judgment Currency; Foreign Exchange.

                 (a) Judgement Currency. This is an international loan transaction in which the specification of U.S. Dollars and payment in New York City is of the essence, and the obligations of the Borrower under this Agreement to make payment to (or for the account of) a Lender in U.S. Dollars shall not be discharged or satisfied by any tender or recovery pursuant to any judgment expressed in or converted into any other currency or in another place except to the extent that such tender or recovery results in the effective receipt by such Lender in New York City of the full amount of U.S. Dollars payable to such Lender under this Agreement. If for the purpose of obtaining judgment in any court it is necessary to convert a sum due hereunder in U.S. Dollars into another currency (in this Section called the "judgment currency"), the rate of exchange that shall be applied shall be that at which in accordance with normal banking procedures the Administrative Agent could purchase such U.S. Dollars at the principal office of the Administrative Agent in New York City with the judgment currency on the Business Day





                                Credit Agreement
next preceding the day on which such judgment is rendered. The obligation of the Borrower in respect of any such sum due from it to the Administrative Agent or any Lender hereunder or under any other Loan Document (in this Section called an "Entitled Person") shall, notwithstanding the rate of exchange actually applied in rendering such judgment, be discharged only to the extent that on the Business Day following receipt by such Entitled Person of any sum adjudged to be due hereunder in the judgment currency such Entitled Person may in accordance with normal banking procedures purchase and transfer U.S. Dollars to New York City with the amount of the judgment currency so adjudged to be due; and the Borrower hereby, as a separate obligation and notwithstanding any such judgment, agrees to indemnify such Entitled Person against, and to pay such Entitled Person on demand, in U.S. Dollars, the amount (if any) by which the sum originally due to such Entitled Person in U.S. Dollars hereunder exceeds the amount of the U.S. Dollars so purchased and transferred.


                 (b) Bonos Externos. The Borrower agrees that in the event of any restriction or prohibition on the convertibility or transferability of foreign exchange in the Argentine foreign exchange market, it will, at its own expense, pay all amounts due hereunder in Dollars through (i) the sale of Bonos Externos of Argentina or of any other public or private bond issued in Dollars in Argentina or (ii) any other legal mechanism for the acquisition of Dollars in any exchange market. All costs, including any taxes, relative to such operations to obtain Dollars will be borne by the Borrower.

                 SECTION 10.14. Use of English Language. This Agreement has been negotiated and executed in the English language. All certificates, reports, notices and other documents and communications given or delivered pursuant to this Agreement (including any modifications or supplements hereto) shall be in the English language, or accompanied by a certified English translation thereof. Except in the case of laws or official communications of Argentina, in the case of any document originally issued in a language other than English, the English language version of any such document shall for purposes of this Agreement, and absent manifest error, control the meaning of the matters set forth therein.

                 SECTION 10.15. Headings. Article and Section headings and the Table of Contents used herein are for convenience of reference only, are not part of this Agreement and shall not affect the construction of, or be taken into consideration in interpreting, this Agreement.

                 SECTION 10.16.  Treatment of Certain Information;
Confidentiality.





                                Credit Agreement

                 (a) Treatment of Certain Information. The Borrower acknowledges that from time to time financial advisory, investment banking and other services may be offered or provided to the Borrower or one or more of its Subsidiaries (in connection with this Agreement or otherwise) by any Lender or by one or more subsidiaries or affiliates of such Lender and the Borrower hereby authorizes each Lender to share any information delivered to such Lender by the Borrower and its Subsidiaries pursuant to this Agreement, or in connection with the decision of such Lender to enter into this Agreement, to any such subsidiary or affiliate, it being understood that any such subsidiary or affiliate receiving such information shall be bound by the provisions of paragraph (b) of this Section as if it were a Lender hereunder. Such authorization shall survive the repayment of the Loans, the expiration or termination of the Letters of Credit and the Commitments or the termination of this Agreement or any provision hereof.

                 (b) Confidentiality. Each of the Administrative Agent, the Issuing Lender and the Lenders agrees to maintain the confidentiality of the Information (as defined below), except that Information may be disclosed (i) to its and its Affiliates' directors, officers, managers, employees and agents, including accountants, legal counsel and other advisors (it being understood that the Persons to whom such disclosure is made will be informed of the confidential nature of such Information and instructed to keep such Information confidential), (ii) to the extent requested by any regulatory authority, (iii) to the extent required by applicable laws or regulations or by any subpoena or similar legal process, (iv) to any other party to this Agreement, (v) in connection with the exercise of any remedies hereunder or under any other Loan Document or any suit, action or proceeding relating to this Agreement or any other Loan Document or the enforcement of rights hereunder or thereunder, (vi) subject to an agreement containing provisions substantially the same as those of this paragraph, to any assignee of or Participant in, or any prospective assignee of or Participant in, any of its rights or obligations under this Agreement, (vii) with the consent of the Borrower or (viii) to the extent such Information (A) becomes publicly available other than as a result of a breach of this paragraph or (B) becomes available to the Administrative Agent, the Issuing Lender or any Lender on a nonconfidential basis from a source other than the Borrower. For the purposes of this paragraph, "Information" means all information received from the Borrower relating to the Borrower or its business, other than any such information that is available to the Administrative Agent, the Issuing Lender or any Lender on a nonconfidential basis prior to disclosure by the Borrower; provided that, in the case of information received from the Borrower after the date hereof, such information is clearly identified at the time of delivery as confidential. Any Person required to maintain the confidentiality of Information as provided in this Section shall be considered to have complied with its obligation to do so if such Person has exercised the same degree of care to maintain the confidentiality of such Information as such Person would accord to its own confidential information.





                                Credit Agreement

                 IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective authorized officers as of the day and year first above written.

                                      NEXTEL ARGENTINA S.R.L.


                                      By /s/ WILLIAM S. ROBERTS
                                         ----------------------------------
                                         Name: William S. Roberts
                                         Title: President

                                                       LENDERS

                                      THE CHASE MANHATTAN BANK,
                                         individually and as Administrative
                                         Agent


                                      By /s/ ROBERT ANASTASIO
                                         ----------------------------------
                                         Name: Robert Anastasio
                                         Title: Vice President

                                      CREDIT SUISSE FIRST BOSTON


                                      By /s/ TODD C. MORGAN
                                         ----------------------------------
                                         Name: Todd C. Morgan
                                         Title: Director

                                      By
                                         ----------------------------------
                                         Name:
                                         Title:

                                      BERLINER HANDELS UND FRANKFURTER BANK


                                      By /s/ HEIDIMARIE SKOR
                                         ----------------------------------
                                         Name: Heidimarie Skor
                                         Title: Vice President





                                Credit Agreement